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Exhibit 10.6

PLATFORM AGREEMENT

by and between

VENOCO, INC.

and

CLEARWATER PORT LLC

dated March 1, 2006

PLATFORM AGREEMENT

        THIS PLATFORM AGREEMENT (this "Agreement") is made as of March 1, 2006 (the "Effective Date"), by and between Venoco, Inc., a Delaware corporation ("Venoco") and Clearwater Port LLC, a Delaware limited liability company ("Clearwater").

RECITALS

        A.    Venoco owns an oil and gas platform located in federal waters offshore Ventura County, California, commonly known as Platform Grace.

        B.    Venoco currently utilizes Platform Grace in connection with pigging operations, and Venoco intends to recomplete certain existing oil and gas wells and to drill certain new oil and gas wells from Platform Grace as part of its program to return Platform Grace to oil and gas production.

        C.    Clearwater is developing the LNG Project which, when constructed, would utilize Platform Grace and certain other facilities and equipment in order to accept and vaporize LNG delivered by LNG tankers, transporting the vaporized LNG through proprietary natural gas pipelines and delivering the vaporized LNG to third party end-users.

        D.    Venoco and Crystal Energy, LLC, a Delaware limited liability company ("Crystal") have previously entered into that certain Grace Platform Lease Agreement dated as of March 13, 2003 (the "Existing Platform Lease"), relating to the lease, use and operation of Platform Grace by Crystal.

        E.    Contemporaneously with the execution and delivery of this Agreement and effective as of the Effective Date, Crystal has assigned all of its right, title and interest in, to and under the Existing Platform Lease to Clearwater pursuant to that certain Assignment and Assumption of Existing Lease dated as of the date hereof (the "Lease Assignment"), and Clearwater has assumed all of Crystal's rights thereunder. Pursuant to Section 23 of the Existing Platform Lease, Venoco has consented to the execution and delivery of the Lease Assignment.

        F.     Venoco and Clearwater now desire to supersede and terminate the Existing Platform Lease and to enter into this Agreement to set forth the terms and conditions pursuant to which Venoco will grant, and Clearwater will accept, an option to purchase Platform Grace and certain other related Assets, or to lease Platform Grace, in either case for use in the LNG Project, as well as the terms and conditions governing Venoco's use of Platform Grace and certain other matters relating to the Parties' conduct during the Option Period.

AGREEMENT

        1.     Definitions. For purposes of this Agreement, the terms defined in the preamble, recitals and other sections of this Agreement shall have the respective meanings therein set forth. Other capitalized terms used herein shall have the respective meanings assigned to them in Appendix A. Appendix A is incorporated herein by this reference for all purposes.

        2.     Venoco E&P Rights; Grant of Option; Option Period. From the Effective Date through the Exercise Date, Venoco shall have the right to exercise its E&P Rights, subject only to the terms and conditions of this Agreement.

          2.1   Grant of Option. Venoco hereby grants to Clearwater the right (the "Option"), subject to the terms and conditions of this Agreement, to (a) purchase the Assets for the consideration, and subject to the terms and conditions, set forth in the Purchase Agreement, or (b) enter into a long term lease of Platform Grace for the consideration, and subject to the terms and conditions, set forth in the Lease Agreement and the related Operating Agreement.

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          2.2   Initial Option Payments. In consideration of the Option granted pursuant to Section 2.1, on the Effective Date and thereafter on each anniversary of the Effective Date, until the earlier to occur of the Exercise Date or the termination of this Agreement, Clearwater shall pay to Venoco a non-refundable Option payment of One Thousand Dollars ($1,000) as an advance payment for all or any portion of such one-year Option period.

          2.3   Payments.

            (a)   Payments Under Section 2.2. All payments made pursuant to Section 2.2 shall be made by wire transfer in immediately available funds to such account as Venoco may specify in a written notice given to Clearwater not later than three (3) Business Days prior to the date such payment is to be made.

            (b)   Other Payments. All other amounts payable under this Agreement shall be payable on the respective dates set forth in the applicable provisions of this Agreement, and in accordance with written instructions provided by the Party entitled to receive such payment.

            (c)   Default Interest. All payments under this Agreement that are due, but are not timely paid, shall bear interest at the Default Rate from the due date through the date when such payment is actually received; provided, that the collection of such interest shall not excuse such failure to pay timely, nor limit the rights, remedies or other recourse of either Party under this Agreement.

            (d)   Notice of Non-Payment; Cure. Notwithstanding the provisions of Sections 2.3(a), 2.3(b) and 2.3(c), in the event that any payment to be made by either Party pursuant to the terms of this Agreement has not been received by the applicable due date, the Party entitled to receive such payment shall notify the other Party in writing of such fact, and the Party that is entitled or obligated to make such payment shall thereafter have an additional five (5) Business Days after such notice to make such payment. Any payment so made within such additional five (5) Business Day period shall be considered timely payment for the purposes of this Agreement, and the Party entitled to receive such payment shall refrain from taking any action in respect of non-payment until such additional five (5) Business Day period shall have expired.

        3.     Exercise of Option; Effect of Exercise.

          3.1   Exercise. The Option may be exercised by Clearwater, if at all, at any time during the period (the "Option Period") commencing on January 1, 2008 and ending at 5:00 p.m. Pacific time on the sixth (6th) anniversary of the Effective Date (the "Termination Date"), by delivering to Venoco a properly executed Exercise Notice and satisfying the other Exercise Notice Conditions, all in accordance with Section 3.2. If the Option is not exercised by the Termination Date, this Agreement shall automatically terminate without further action by either Party, as provided in Section 8.1(a).

          3.2   Exercise Notice; Performance Security; P&A Cost Payment Security.

            (a)   Exercise Notice Conditions. Clearwater has the right to deliver to Venoco during the Option Period an Exercise Notice upon (i) certifying to Venoco that Clearwater has determined to proceed to develop and operate the LNG Project (which certification shall be made in the form of the Exercise Notice attached as Exhibit E), (ii) causing the original letter of credit constituting the Performance Security to be issued and delivered to Venoco in accordance with the provisions of Section 3.3, (iii) causing the original letter of credit constituting the P&A Cost Payment Security to be issued and delivered to Venoco in accordance with the provisions of Section 3.4, (iv) causing the DPP to be amended to permit the use of Platform Grace in Clearwater's LNG Project and to require Clearwater to abandon

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    Platform Grace at the end of the LNG Project Term in accordance with all Applicable Laws, (v) receipt by Venoco and Clearwater of the approval of such amended DPP by the MMS (or any successor Governmental Authority then responsible for approving amendments to the DPP) and (vi) certifying to Venoco that Clearwater has determined that none of the amendments and modifications to the schedules to the Purchase Agreement or Lease Transaction Agreements, as applicable, that are listed in the cumulative list delivered to Clearwater by Venoco pursuant to Section 5.1(k) are objectionable or shall entitle Clearwater to assert that the condition precedent to Clearwater's obligations at the Closing set forth in Section 6.2(a) of the Purchase Agreement (or the comparable provision of the Lease Transaction Agreements, as applicable) has not been satisfied (items (i), (ii), (iii), (iv), (v) and (vi) are collectively referred to herein as the "Exercise Notice Conditions").

            (b)   Escrow Arrangements.

              (i)    Concurrently with the execution and delivery of this Agreement, each of Venoco and Clearwater shall execute, but leave undated, two (2) original copies of the Purchase Agreement, and following such execution such documents shall be deposited with the Escrow Agent to be held in accordance with the terms of the Escrow Agreement. Upon conclusion of the Lease Transaction Agreements in accordance with the provisions of Section 5.3(j), each of Venoco and Clearwater shall execute, but leave undated, two (2) original copies of each of the Lease Transaction Agreements, and following such execution such documents shall be deposited with the Escrow Agent to be held in accordance with the terms of the Escrow Agreement.

              (ii)   The election as to whether the Purchase Agreement or the Lease Transaction Agreements are to be dated and delivered shall be made by Clearwater in its sole discretion and such election shall be stated in the Exercise Notice; provided that Clearwater may not make an election that causes Venoco to be in violation of any Applicable Law or any Governmental Approval.

              (iii)  Notwithstanding anything in this Agreement, the Purchase Agreement or the Lease Transaction Agreements to the contrary, neither the Purchase Agreement nor the Lease Transaction Agreements shall be, or shall be deemed to be, legally binding and effective until the appropriate agreement(s) is/are dated and released from escrow by the Escrow Agent in strict compliance with the Escrow Agreement.

          3.3   Performance Security.

            (a)   Amount; Purpose; No Limitation. The Performance Security shall consist of an irrevocable standby letter of credit in the face amount prescribed by Section 3.3(b) (the "Performance Security"). The Performance Security shall be established as one of the Exercise Notice Conditions and shall be maintained and drawn upon in accordance with this Section 3.3, and the applicable terms of the Purchase Agreement or the Lease Transaction Agreements, as applicable. The Performance Security shall be provided and maintained up to the LNG Operations Commencement Date, and shall serve as security for Clearwater's payment and performance obligations (excluding however, those payment obligations covered by the P&A Cost Payment Security) under the Purchase Agreement or the Lease Transaction Agreements, as applicable. The Performance Security shall be substantially in the form of Exhibit B, subject to such modification as may be necessary to reflect any change in generally applicable banking regulations and shall be issued by an Approved L/C Bank.

            (b)   Amount Dependent Upon Timing. The initial amount of the Performance Security shall be Eighty Million Dollars ($80,000,000); provided however, that the amount of the

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    Performance Security shall be subject to adjustment in accordance with the following conditions:

              (i)    If the Exercise Notice is given on or after July 1, 2008, but before January 1, 2009, the amount of the Performance Security shall be equal to Seventy Million Dollars ($70,000,000);

              (ii)   If the Exercise Notice is given on or after January 1, 2009, but before July 1, 2009, the amount of the Performance Security shall be equal to Sixty Million Dollars ($60,000,000); and

              (iii)  If the Exercise Notice is given on or after July 1, 2009, the amount of the Performance Security shall be equal to Fifty Million Dollars ($50,000,000).

            (c)   Other Terms and Conditions. The Purchase Agreement or Lease Transaction Agreements, as applicable, contain other terms and conditions that shall govern the Performance Security.

          3.4   P&A Cost Payment Security.

            (a)   Amount. The P&A Cost Payment Security shall consist of an irrevocable standby letter of credit in the initial face amount of Twenty Million Dollars ($20,000,000) (the "P&A Cost Payment Security"). The P&A Cost Payment Security shall be established as one of the Exercise Notice Conditions and shall be maintained and drawn upon in accordance with this Section 3.4 and the applicable terms of the Purchase Agreement or the Lease Transaction Agreements, as applicable. The P&A Cost Payment Security shall serve as security for the reimbursement of all actual third-party invoiced costs and expenses incurred by Venoco related to Plugging and Abandonment arising under the Purchase Agreement or the Lease Transaction Agreements, as applicable (the "P&A Costs"). The P&A Cost Payment Security shall be substantially in the form attached hereto as Exhibit C, subject to such modification as may be necessary to reflect any change in generally applicable banking regulations and shall be issued by an Approved L/C Bank.

            (b)   Other Terms and Conditions. The Purchase Agreement or Lease Transaction Agreements, as applicable, contain other terms and conditions that shall govern the P&A Cost Payment Security.

        4.     Representations and Warranties.

          4.1   Representations and Warranties of Venoco. Venoco represents and warrants to Clearwater on the date hereof as follows:

            (a)   Due Incorporation. Venoco is a corporation that is duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware. Venoco has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted.

            (b)   Due Authorization; Enforceability. Venoco has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Venoco and the consummation of the transactions contemplated hereby by Venoco have been duly authorized by all necessary or appropriate corporate action on the part of Venoco, and no other corporate proceedings on the part of Venoco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Venoco (assuming that this Agreement constitutes the valid and binding obligation of Clearwater) enforceable against Venoco in accordance with its terms except as

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    such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Applicable Laws of general applicability relating to or affecting creditors' rights and any Applicable Law relating to the availability of specific performance, injunctive relief or other equitable remedies.

            (c)   Title. Venoco acquired Platform Grace from Chevron pursuant to the terms and conditions of the Chevron Purchase Agreement, and to Venoco's Best Knowledge, Venoco's title to the Assets is free and clear of Liens, other than Permitted Liens. Subject to the receipt of all necessary Governmental Approvals and the Private Consents, Venoco has the right and power, at the Closing under

              (i)    the Purchase Agreement, if applicable, to transfer to Clearwater all its right, title and interest in and to the Assets, free and clear of all Venoco Liens and free and clear of all other title claims or defects arising by, through or under Venoco; or

              (ii)   the Lease Transaction Agreements, if applicable, to grant to Clearwater a leasehold interest in the Assets, free and clear of all Liens other than Permitted Liens;

provided, that Venoco makes no title representations or warranties of any kind with respect to the Available Emissions Reduction Credits and the Chevron Purchase Agreement Rights.

            (d)   No Violation; Consents. Neither the execution and the delivery of this Agreement by Venoco, nor the performance by Venoco of its obligations hereunder, will in any material respect violate (i) any provision of its charter or bylaws, or (ii) to Venoco's Best Knowledge and subject to the receipt of all necessary Governmental Approvals and Private Consents and except as set forth on Schedule 4.1(d), any agreement or instrument to which Venoco is a party. To Venoco's Best Knowledge, neither the execution and the delivery of this Agreement by Venoco, nor the performance by Venoco of its obligations hereunder, will in any material respect violate, except as set forth on Schedule 4.1(d), any Applicable Law to which Venoco or the Assets are subject. To Venoco's Best Knowledge and except as set forth on Schedule 4.1(d), Venoco is not required to give any notice to, or make any filing with or obtain any authorization, consent or approval of, any Governmental Authority to perform its obligations under this Agreement. To Venoco's Best Knowledge, each Private Consent is listed on Schedule 4.1(d).

            (e)   Brokerage Fees and Commissions. There is no investment banker, broker or finder which has been retained by or is authorized to act on behalf of Venoco or any Affiliate of Venoco who is or might be entitled to any fee, commission or payment from Clearwater in connection with the negotiation, preparation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (f)    Material Contracts. Set forth on Part 1 of Schedule 4.1(f) is a complete list of all currently effective Material Contracts. Venoco has previously delivered to Clearwater true and complete copies of such Material Contracts. Set forth on Part 2 of Schedule 4.1(f) is a list of those Material Contracts that Clearwater has designated as Assigned Contracts.

            (g)   Conduct of Business; Taxes. Except as set forth on Schedule 4.1(g), Venoco has operated Platform Grace in the ordinary course of Venoco's business. Except as set forth on Schedule 4.1(g), all Taxes which are due and payable by Venoco, and relate to the Assets, have been paid.

            (h)   No Litigation; No Condemnation Proceedings. Except as set forth on Schedule 4.1(h), no claim, demand, filing, cause of action, administrative proceeding lawsuit or other litigation is pending or, to Venoco's Best Knowledge, threatened with respect to Venoco that materially and adversely affects the ownership, operation or value of the Assets or Venoco's ability to

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    consummate the transactions contemplated in this Agreement. To Venoco's Best Knowledge, except as set forth on Schedule 4.1(h) there are no condemnation or eminent domain proceedings pending with respect to all or any portion of the Assets.

            (i)    Insurance. Venoco maintains insurance coverage sufficient to meet the requirements of the MMS Lease and the Governmental Approvals currently applicable to Platform Grace.

            (j)    Investment Company Act. Venoco is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940.

            (k)   PUHCA. Venoco is not (a) a "public utility company" within the meaning of Section 2(a)(5) of PUHCA, (b) a "holding company" within the meaning of Section 2(a)(7) of PUHCA, or (c) an indirect wholly-owned "subsidiary company" within the meaning of Section 2(a)(8) of PUHCA.

          EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS SECTION 4.1 VENOCO MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE ASSETS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. WITH RESPECT TO THE ASSETS, VENOCO HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND IN THE PURCHASE AGREEMENT OR THE LEASE AGREEMENT, AS APPLICABLE, SHALL DISCLAIM AND NEGATE, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OR MATERIALS AND ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, RELATING TO PLATFORM GRACE OR THE OTHER ASSETS.

          VENOCO MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO, AND HEREBY EXPRESSLY DISCLAIMS, ANY ASSURANCES OF ANY KIND WHATSOEVER, WITH RESPECT TO THE SUITABILITY OF PLATFORM GRACE AND THE OTHER ASSETS FOR CLEARWATER'S LNG PROJECT. IN PARTICULAR, VENOCO HAS NOT DETERMINED WHETHER THE ASSETS ARE APPROPRIATE FOR SUCH USES OR WHETHER THE NECESSARY GOVERNMENTAL APPROVALS CAN BE OBTAINED BY CLEARWATER OR ANY OTHER PERSON FOR SUCH USE. VENOCO SPECIFICALLY ADVISES CLEARWATER THAT THE TERMS AND CONDITIONS OF THE MMS LEASE, THE UNIT AGREEMENT AND THE UNIT OPERATING AGREEMENT DO NOT CONTEMPLATE THE USE OF THE ASSETS IN THE MANNER AND FOR THE PURPOSES INTENDED BY CLEARWATER. OTHER THAN VENOCO'S COVENANT IN THIS AGREEMENT AND THE PURCHASE AGREEMENT OR LEASE TRANSACTION AGREEMENTS, AS APPLICABLE, TO COOPERATE WITH CLEARWATER IN CONNECTION WITH CLEARWATER'S EFFORTS TO OBTAIN GOVERNMENTAL APPROVALS, VENOCO SHALL HAVE NO OBLIGATION TO CAUSE GOVERNMENTAL AUTHORITIES TO TAKE ANY ACTION WITH RESPECT TO THE ASSETS OR ANY GOVERNMENTAL APPROVALS. FINALLY, VENOCO SHALL HAVE NO OBLIGATION TO SELL OR LEASE THE ASSETS TO CLEARWATER IF DOING SO WOULD CAUSE VENOCO TO VIOLATE THE DPP, THE MMS LEASE (OR CAUSE ITS TERMINATION) OR VIOLATE ANY APPLICABLE LAW OR ANY GOVERNMENTAL APPROVAL APPLICABLE TO VENOCO OR THE ASSETS.

          4.2   Representations and Warranties of Clearwater. Clearwater represents and warrants to Venoco on the date hereof as follows:

            (a)   Due Formation. Clearwater is a limited liability company that is duly formed, validly existing and in good standing under the Applicable Laws of the State of Delaware. Clearwater

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    has all requisite limited liability company power and authority to own, lease and operate its properties and carry on its business as now being conducted.

            (b)   Due Authorization; Enforceability. Clearwater has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Clearwater of this Agreement and the consummation of the transactions contemplated hereby by Clearwater have been duly authorized by all necessary or appropriate limited liability company or other action on the part of Clearwater, and no other limited liability company proceedings on the part of Clearwater are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Clearwater (assuming that this Agreement constitutes the valid and binding obligation of Venoco) enforceable against Clearwater in accordance with its respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Applicable Laws of general applicability relating to or affecting creditors' rights and any Applicable Law relating to the availability of specific performance, injunctive relief or other equitable remedies.

            (c)   No Violation; Consents. Neither the execution and the delivery of this Agreement, nor the performance by Clearwater of its obligations hereunder, will in any material respect violate any Applicable Law to which Clearwater is subject, or any provision of its organizational documents or to the best knowledge of Clearwater and subject to receipt of all necessary Governmental Approvals and Private Consents, any material agreement or instrument to which Clearwater is a party. To the best knowledge of Clearwater, except as set forth on Schedule 4.2(c), Clearwater is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of, any Governmental Authority or any other Person to perform any of its material obligations under this Agreement.

            (d)   Brokerage Fees and Commissions. There is no investment banker, broker or finder which has been retained by or is authorized to act on behalf of Clearwater or any Affiliate of Clearwater who is or might be entitled to any fee, commission or payment from Venoco in connection with the negotiation, preparation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (e)   Investment Company Act. Clearwater is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940.

            (f)    PUHCA. Clearwater is not (a) a "public utility company" within the meaning of Section 2(a)(5) of PUHCA, (b) a "holding company" within the meaning of Section 2(a)(7) of PUHCA, or (c) an indirect wholly-owned "subsidiary company" within the meaning of Section 2(a)(8) of PUHCA.

EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.1 AND THE PURCHASE AGREEMENT OR THE LEASE TRANSACTION AGREEMENTS, AS APPLICABLE, AT THE CLOSING UNDER THE PURCHASE AGREEMENT OR THE LEASE TRANSACTION AGREEMENTS, AS APPLICABLE, CLEARWATER WILL ACQUIRE THE ASSETS (OR A LEASEHOLD INTEREST IN THE ASSETS, AS APPLICABLE) IN AN "AS-IS, WHERE-IS" CONDITION WITH ALL FAULTS. CLEARWATER REPRESENTS AND ACKNOWLEDGES THAT IN MAKING THE DECISION TO ENTER INTO THIS AGREEMENT AND CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY, CLEARWATER HAS RELIED SOLELY ON UPON THE REPRESENTATIONS AND WARRANTIES MADE IN THIS AGREEMENT AND THE PURCHASE AGREEMENT OR THE LEASE TRANSACTION AGREEMENTS, AS APPLICABLE, AND UPON ITS OWN INDEPENDENT DUE DILIGENCE INVESTIGATION OF THE ASSETS.

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ACCORDINGLY, CLEARWATER ACKNOWLEDGES THAT VENOCO HAS NOT MADE, AND VENOCO HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATIONS OR WARRANTY (OTHER THAN THOSE EXPRESS REPRESENTATIONS AND WARRANTIES MADE IN THIS AGREEMENT AND THOSE MADE AND GIVEN AT THE CLOSING PURSUANT TO THE PURCHASE AGREEMENT OR THE LEASE TRANSACTION AGREEMENTS, AS APPLICABLE), EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO THE ASSETS.

        5.     Covenants of Venoco and Clearwater.

          5.1   Covenants of Venoco prior to the Exercise Date. From the Effective Date through the Exercise Date, except as otherwise consented to or approved in writing by Clearwater, Venoco covenants and agrees to, the following:

            (a)   LNG Project Governmental Approvals. Venoco shall, at and in accordance with Clearwater's request (i) use Commercially Reasonable Efforts to assist and cooperate with Clearwater in connection with Clearwater's efforts to obtain all necessary Governmental Approvals in connection with the LNG Project, so long as such Governmental Approvals are otherwise consistent with the terms of this Agreement, (ii) consent to Clearwater being its agent to discuss LNG permitting issues with the MMS or any other Governmental Authority and (iii) consistent with Section 5.1(b) below, shall not communicate with any Governmental Authority involved in permitting for Clearwater's LNG Project regarding the status of Clearwater's LNG Project without Clearwater's prior written consent; provided however, that nothing in this Agreement shall interfere with Venoco's ability to perform its obligations under Applicable Law, the MMS Lease, the Unit Agreement, the Unit Operating Agreement and any other existing Material Contract, or with either Venoco's or Clearwater's ability to take any action to deal with an emergency that threatens or may threaten death, personal injury or damage to property. While the Parties are not able to predict precisely what assistance Venoco will be required to provide pursuant to the foregoing Section 5.1(a)(i), Clearwater currently expects that Venoco's role would likely be limited to reviewing significant documentation relating to Governmental Approvals and attending certain important meetings with Governmental Authorities.

            (b)   Other Communications with Governmental Authorities. Consistent with Section 5.1(a) above, Venoco shall continue to communicate with any Governmental Authority involved in connection with the exercise of its E&P Rights and programs consistent therewith (including the RTP Program), such communication to be consistent with Venoco's legal obligations and responsibilities to such Governmental Authority in connection with Venoco's ownership or operation of Platform Grace, the MMS Lease and/or the Santa Clara Unit. Venoco may communicate with any Governmental Authority on any matter unrelated to Platform Grace; provided however, that Venoco shall not notify the MMS or any other Governmental Authority of its intention to permanently abandon Platform Grace, or to surrender or release the MMS Lease or Venoco's rights in the Santa Clara Unit, without Clearwater's prior written consent. If requested by Clearwater, Venoco shall provide Clearwater with copies of all correspondence with Governmental Authorities pertaining to Platform Grace, the MMS Lease or its exercise of the E&P Rights (including the RTP Program). Venoco shall provide Clearwater with copies of any correspondence that references or otherwise relates to the LNG Project.

            (c)   Private Consents. Venoco shall use all Commercially Reasonable Efforts to obtain all Private Consents, it being understood by Clearwater that Venoco cannot guarantee or predict when, if ever, such Private Consents will be obtained. Venoco shall provide Clearwater with copies of all correspondence with private parties pertaining to the Private Consents.

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            (d)   Venoco's DPP. Venoco shall keep Clearwater reasonably informed as to its current or planned activities related to Platform Grace, and shall not propose or initiate any amendments to its DPP without the written consent of Clearwater, which consent shall not be unreasonably withheld, delayed or conditioned. To Venoco's Best Knowledge, its implementation of the RTP Program will not require an amendment to the DPP; provided however, that should an amendment to the DPP be needed in order to implement the RTP Program, Clearwater hereby agrees that it will consent to such amendment and support Venoco's efforts to obtain such an amendment so long as such amendment does not adversely impact Clearwater's ability to secure all necessary LNG Approvals in respect of Clearwater's LNG Project or Venoco's ability to secure all Private Consents.

            (e)   Conduct of Business; Maintenance and Costs; Taxes. Venoco shall operate the Assets as a reasonable and prudent operator. Venoco shall, at its own expense, use commercially reasonable efforts to continue to meet its contractual and regulatory obligations, and to maintain all rights, privileges and Governmental Approvals necessary to maintain Platform Grace and the MMS Lease, as well as paying all costs related to its exercise of E&P Rights (including the RTP Program) and the Pigging and Pipeline Operations. Venoco shall duly and timely pay and discharge any and all Taxes based on the ownership of the Assets, except for Taxes which are being contested in good faith by appropriate proceedings.

            (f)    Cooperation with Clearwater's Lenders.

              (i)    Venoco shall cooperate with any reasonable request by Clearwater's lenders in connection with the financing of Clearwater's LNG Project and Clearwater's general corporate financing; provided however, that any and all Venoco Liens on the Assets shall be released at the Closing.

              (ii)   Without limiting the generality of the foregoing, Venoco specifically agrees that it will subordinate its deed of trust liens and security interests granted to it by Clearwater at the Closing pursuant to the Venoco Security Documents (as defined in the Purchase Agreement or the Lease Transaction Documents, as applicable) in favor of a Project Mortgagee providing financing to Clearwater for the Clearwater's LNG Project. If Clearwater requires such subordination of the Venoco Security Documents at the Closing, then prior to the Exercise Date, Venoco and Clearwater shall negotiate in good faith with any prospective Project Mortgagee the specific terms of such subordination, and related non-disturbance and attornment provisions. Such subordination, non-disturbance and attornment provisions shall be agreed to by Venoco, Clearwater and the Project Mortgagee prior to the Exercise Date and Venoco shall not be obligated to enter into any other agreements, instruments or documents pertaining to such subordination at or before the Closing except those that are substantially in the form of those agreed to by Venoco, Clearwater and the Project Mortgagee prior to the Exercise Date.

              (iii)  In addition, Venoco and Clearwater hereby agree to cooperate in including in the Conveyance Documents (as defined in the Purchase Agreement), by suitable amendment from time to time, any provision which may reasonably be requested by any proposed Project Mortgagee for the purpose of implementing the Project Mortgagee protection provisions contained in the Conveyance Documents and allowing such Project Mortgagee reasonable means to protect or preserve the lien of the Project Mortgage, as well as such other documents containing terms and provisions customarily required by project mortgagees (taking into account the customary requirements of their participants, syndication partners or ratings agencies) in connection with any such financing. Venoco and Clearwater each agree to execute and deliver (and to acknowledge, if necessary, for recording purposes) any agreement reasonably necessary to effectuate any such

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      amendment as well as such other documents containing terms and provisions customarily required by lenders in connection with any such financing; provided, however, that any such amendment shall not in any way (except as expressly set forth above) affect the terms and conditions of the Conveyance Documents, the Purchase Agreement, the Lease Transaction Agreements or this Agreement, nor shall such amendment otherwise in any material respect adversely affect any rights of Venoco under the Conveyance Documents, the Purchase Agreement, the Lease Transaction Agreements or this Agreement.

            (g)   Leases and Subleases. Venoco shall not enter into (i) any New Contract except in accordance with Section 5.3(e), or (ii) any other agreement providing a third-party (other than Venoco's agents, contractors, consultants, other Persons that provide services to Venoco from time to time and prospective lenders, investors or, subject to Section 9.2(c), purchasers) with the right of access to or use of Platform Grace without Clearwater's prior written consent.

            (h)   Liens; Insurance. Venoco shall keep and maintain Platform Grace free of all Liens, other than Permitted Liens, and shall maintain all appropriate insurance coverage in respect of Platform Grace in accordance with Venoco's existing practices and subject to market conditions as they may exist from time to time.

            (i)    Damage or Loss. In the event Platform Grace, including any related Platform Equipment (whether on board or not), is damaged by fire or other casualty prior to the Exercise Date, and Clearwater thereafter satisfies the Exercise Notice Conditions and purchases the Assets pursuant to the Purchase Agreement, then Venoco shall elect to either (1) repair the damage at its cost, or (2) pay to Clearwater at the Closing the proceeds received by Venoco in respect of any property insurance claim made by Venoco in respect of such damage, insofar as such claim pertains to those Assets being transferred at the Closing.

            (j)    Condemnation. In the event that Venoco becomes aware that Platform Grace or any part thereof is the subject of a condemnation proceeding, whether for public or quasi-public use, Venoco shall promptly notify Clearwater in writing of such proceeding.

            (k)   Updates to Schedules. From time to time (but not more frequently than once each calendar quarter), at Clearwater's request, Venoco and Clearwater shall arrange a telephone conference to discuss any developments that may cause Venoco to amend or modify schedules to the Purchase Agreement or Lease Transaction Agreements, as applicable. Not later than fifteen (15) Business Days prior to the Exercise Date, Clearwater shall request that Venoco deliver to Clearwater a cumulative list of all such amendments and modifications to the schedules to the Purchase Agreement or Lease Transaction Agreements, as applicable; provided, however, that if Clearwater fails to make such a timely request, there shall be no consequence other than Clearwater shall have waived any right to object to any matter that would be shown on such amendments and modifications to such schedules. Not later than ten (10) Business Days after such request from Clearwater, Venoco shall deliver to Clearwater such cumulative list of all such amendments and modifications to such schedules. If Clearwater fails to make such a timely request, Venoco may, in its sole discretion, deliver to Clearwater a cumulative list of all such amendments and modifications within ten (10) Business Days of the Exercise Date.

          5.2   Covenants of Clearwater Prior to the Exercise Date. From the Effective Date through the Exercise Date, except as otherwise consented to or approved in writing by Venoco, Clearwater covenants and agrees to the following:

            (a)   Private Consents. Clearwater shall use Commercially Reasonable Efforts to assist and cooperate with Venoco in connection with Venoco's efforts to obtain all Private Consents.

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            (b)   Progress Reports. Clearwater shall keep Venoco reasonably informed as to its current or planned LNG Project-related activities, including its progress with respect to obtaining all Governmental Approvals in respect of the LNG Project, and shall notify Venoco in writing promptly upon making a decision not to proceed with the development of Clearwater's LNG Project. If requested by Venoco, Clearwater shall provide Venoco with copies of all correspondence with such Governmental Authorities pertaining to Platform Grace, the MMS Lease and Clearwater's LNG Project, and (subject to Venoco's execution and delivery of any requested third-party confidentiality undertaking) copies of all correspondence with private parties pertaining to the Private Consents.

            (c)   Liens. Clearwater shall not cause or allow any Liens to encumber Platform Grace, the MMS Lease or any other property of Venoco, and shall promptly cause any such Liens that may arise out of its activities (and the activities of its contractors, subcontractors and materialmen) to be released and discharged at its sole expense.

            (d)   Assistance in Obtaining Approvals for RTP Program. Clearwater shall assist Venoco in securing Governmental Approvals, if any, that are required for the RTP Program, so long as such Governmental Approvals are otherwise consistent with the terms set forth in this Agreement.

            (e)   Cooperation with Venoco's Lenders. Clearwater shall cooperate with any reasonable request by Venoco's lenders in connection with the provision of any necessary and reasonable consents, notices or subordination, attornment, non-disturbance or lien priority requests or agreements in connection with the financing of the RTP Program and Venoco's general corporate financing; provided, however, that in the event Clearwater purchases the Assets, any and all Venoco Liens on the Assets shall be released at the Closing.

            (f)    Payment of Certain Costs. Clearwater hereby agrees that Clearwater shall pay, or reimburse Venoco for, any out-of-pocket and third-Person costs and expenses reasonably and actually incurred by Venoco in (i) assisting Clearwater in obtaining (and seeking to obtain) the Governmental Approvals referred to in Section 5.1(a), and (ii) obtaining (and seeking to obtain) the Private Consents referred to in Section 5.1(c). Such costs and expenses shall be supported by appropriate backup documentation and shall be reimbursed to Venoco to such account as Venoco may specify within thirty (30) Days after presentation of an invoice therefore (with backup documentation). Clearwater's obligation to reimburse such costs and expenses shall be secured by the Performance Security.

          5.3   General Covenants of Venoco and Clearwater. From and after the Effective Date, except as otherwise consented to or approved in writing by each of the Parties, the Parties covenant and agree to the following:

            (a)   Good Faith and Fair Dealing. The Parties shall each be subject to a general obligation of good faith and fair dealing to the other in connection with the performance of their respective obligations under this Agreement.

            (b)   Joint Letter to Governmental Authorities. Contemporaneously with the execution of this Agreement, Venoco and Clearwater shall each execute, and Clearwater shall transmit, a joint response letter to the USCG and/or MMS describing Clearwater's rights of access to and control of Platform Grace, in the form attached hereto as Exhibit A.

            (c)   Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with the preparation, negotiation, execution and delivery of this Agreement, the Purchase Agreement and the Lease Transaction Agreements, and the

11

    performance of any obligations contemplated hereby and thereby shall be paid by the Party incurring such fee or expense, whether or not the Closing shall have occurred.

            (d)   Termination of Existing Platform Lease. Upon the Effective Date, the Existing Platform Lease shall automatically terminate, effective immediately, without the need for further action by either Party. Upon such termination, neither Clearwater nor Venoco shall have any further rights or obligations to one another under the Existing Platform Lease, all of such matters being exclusively and comprehensively addressed in Section 6.

            (e)   New Contracts. After the Effective Date and without Clearwater's consent (which consent shall not be unreasonably withheld, delayed or conditioned), Venoco shall not enter into any (i) any contracts described in Section 5.1(g)(ii) except in strict compliance with such section, and (ii) any other new contracts or any new amendments to existing Material Contracts pertaining to Platform Grace (other than contracts relating to the sale (subject to Section 9.2(c)) or financing of Venoco's interest in Platform Grace) unless such contract or amendment can be terminated on or prior to the Closing (each such contract that cannot be terminated on or prior to the Closing is herein called a "New Contract"). Venoco shall provide Clearwater with written notice and a copy of such proposed New Contract, and unless Clearwater objects to such New Contract within ten (10) Business Days after such notice, Clearwater will be deemed to have consented to such New Contract. In the event that Clearwater objects in writing to such New Contract, Clearwater shall explain the basis for such rejection and, as requested by Venoco, negotiate in good faith to attempt to modify such New Contract in a way that will make it reasonably acceptable to Clearwater. Nothing in this Agreement shall prevent Venoco from entering into contracts relating to the sale (subject to Section 9.2(c)) or financing of Venoco's interest in Platform Grace or contracts or amendments to contracts that pertain to Platform Grace so long as they can be terminated on or prior to the Closing.

            (f)    Access. At all times up to and including the Exercise Date, Venoco shall, at no charge to Clearwater, provide Clearwater, its Affiliates, as applicable, and its officers, directors, managers, employees, agents, consultants, and other representatives (collectively, the "Clearwater Representatives") with reasonable access to Platform Grace, at Clearwater's sole risk and expense for the purpose of making any and all inspections and investigations as Clearwater may deem necessary (including any survey, environmental testing, engineering and geotechnical studies, soil sampling, boundary and topographical studies, and wave action and tidal studies), all in accordance with the following:

              (i)    Clearwater shall schedule such visits to Platform Grace with Venoco at times, and shall perform such inspections and investigations in a manner, that minimize the disruption of Venoco's operations on Platform Grace;

              (ii)   Clearwater and the Clearwater Representatives visiting Platform Grace at Clearwater's request shall (A) comply with Venoco's standard operating procedures and practices applicable to personnel on Platform Grace, including all health and safety rules and regulations then in effect (copies of Venoco's current procedures, practices and regulations having been provided to Clearwater on or before the Effective Date), and (B) obtain the insurance coverage described on Schedule 5.3(f) and obtain and provide Venoco with a certificate of insurance (naming Venoco as additional insured and loss payee, as its interests may appear) in respect of such insurance coverage as a condition to making any such visit;

              (iii)  To the fullest extent permitted by Applicable Law, Clearwater shall indemnify and hold harmless Venoco, its Affiliates, as applicable, and their respective officers, directors, managers, employees, agents, and representatives (collectively, the "Venoco

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      Representatives"), from and against any and all Losses and Liabilities proximately caused by the activities, acts or omissions of Clearwater and/or the Clearwater Representatives in connection with a site visit and/or physical investigation of Platform Grace, including (A) any injury to or death of any Persons (including, without limitation, the Clearwater Representatives, the Venoco Representatives and third Persons), (B) damage to property (including, without limitation, damage to the property of Clearwater, the Clearwater Representatives, Venoco, the Venoco Representatives or of third Persons), or (C) damage to natural resources or environmental damages to, or associated with, such properties. For the avoidance of doubt, the foregoing indemnity and hold harmless obligation shall not apply to the extent that any such indemnified event or occurrence is proximately caused by, or is the result of, the gross negligence or willful misconduct of Venoco and/or the Venoco Representatives.

            (g)   Discussions; Implementation of Plans. Upon notice to Venoco within a reasonable time (but not less than ninety (90) Days) before delivery of the Exercise Notice, Clearwater may request that Venoco provide Clearwater with a good faith estimate of the projected period of time that it will take to complete the P&A Obligations. Venoco shall deliver such estimate to Clearwater, following any consultation with Clearwater desired by Venoco, not more than sixty (60) Days after such notice from Clearwater.

            (h)   Pigging and Pipeline Operations. As of the Effective Date, Venoco utilizes the Pigging and Pipeline Facilities to conduct Pigging and Pipeline Operations. During the Option Period, Venoco intends to continue to conduct Pigging and Pipeline Operations and may, in Venoco's discretion, expand, replace, reconfigure or alter the Pigging and Pipeline Facilities, pipelines and other equipment and facilities in the ordinary course of business and in order to accommodate increased Hydrocarbon production from Platform Gail and the resumption of Hydrocarbon production from Platform Grace. Clearwater acknowledges that Venoco's right to conduct Pigging and Pipeline Operations is critical to the efficient and lawful operation of Platform Gail, Platform Grace and the Santa Clara Unit and that nothing in this Agreement shall authorize or entitle Clearwater to prevent, disrupt or interfere with in any manner whatsoever Venoco's Pigging and Pipeline Operations at any time before the Closing Date; provided, that the Parties acknowledge that they have agreed to include in the Purchase Agreement and the Lease Transaction Agreements, as applicable, the terms and conditions under which Clearwater may reconfigure the Pigging and Pipeline Facilities and any expanded, replacement, reconfigured or altered pigging facilities, pipelines and other equipment and facilities after the Closing, and other terms pertaining to Pigging and Pipeline Operations conducted after the Closing.

            (i)    Chevron Purchase Agreement.

            (i)    Venoco has certain obligations to Chevron pursuant to the Chevron Purchase Agreement. From and after the Closing, Clearwater shall assume and agree to perform all of Venoco's obligations of the Chevron Purchase Agreement, but only to the extent that such Venoco obligations relate solely to the Assets.

            (ii)   Upon Clearwater's request, at or after the Closing, Venoco shall assign to Clearwater all of Venoco's rights and benefits under the Chevron Purchase Agreement to the extent that such rights and benefits specifically relate to the Assets (including any title warranties), and to cooperate with Clearwater in Clearwater's efforts to induce Chevron to consent to such assignment.

            (j)    Lease Transaction Documents. Promptly after the Effective Date, Venoco and Clearwater shall commence the preparation and negotiation of the Lease Agreement and Operating Agreement. The terms and conditions of such agreements shall be consistent with

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    the terms of this Agreement, and shall contain substantially the same economic and other terms as the Purchase Agreement, with only such other or different terms as are necessary or useful in light of the lease relationship and the retained ownership interest of Venoco. Venoco and Clearwater shall use Commercially Reasonable Efforts to conclude the negotiation of the Lease Agreement and Operating Agreement as soon as reasonably practicable, and upon such conclusion the Parties shall cause such Lease Transaction Agreements to be executed and deposited with the Escrow Agent, and upon such deposit, such Lease Transaction Agreements shall be subject in all respects to the terms and conditions of the Escrow Agreement.

        6.     Mutual Releases. Contemporaneously with the execution and delivery of this Agreement, Clearwater, Crystal and Venoco have agreed to certain settlements and mutual releases pursuant to that certain Mutual Release of Claims by and among Clearwater, Crystal and Venoco dated as of the date hereof (the "Mutual Release"). The Mutual Release, and the mutual releases given therein, are a material factor in the respective decisions of Clearwater, Crystal and Venoco to enter into the Lease Assignment and this Agreement, and the parties thereto would not have entered into the Lease Assignment and this Agreement in the absence of the settlements, covenants and releases contained in the Mutual Release.

        7.     Indemnification; Limitations on Indemnities.

          7.1   Indemnification by Clearwater.

            (a)   Indemnity. Except as provided in Section 5.3(f) (which section shall exclusively govern those indemnity rights and obligations within its scope), Clearwater shall indemnify Venoco, and shall save and hold Venoco and the Venoco Representatives harmless, from and against any and all Losses and/or Liabilities actually incurred by any such Person (i) for any breach of Clearwater's representations or warranties made in this Agreement, (ii) for any breach of the covenants or obligations of Clearwater under this Agreement and (iii) for any claim made after the Effective Date by Chevron against Venoco under the Chevron Purchase Agreement principally relating to the Assets (other than claims relating to Plugging and Abandonment activities, which shall remain the sole responsibility of Venoco). For the avoidance of doubt, the foregoing indemnity obligation of Clearwater shall not apply to the extent that such Losses and/or Liabilities constitute or result from a breach of a representation, warranty or covenant of Venoco hereunder.

            (b)   Set-off. If any indemnity amount owed to Venoco pursuant to Section 7.1(a) is not paid as and when due, Venoco shall have the right to set off against any payment due to Clearwater pursuant to this Agreement all or any portion of such unpaid indemnity amount.

            (c)   No Right or Obligation to Defend.

              (i)    Notwithstanding the foregoing indemnity, but subject to Section 7.1(c)(ii), Clearwater shall have no right or obligation to defend Venoco with respect to any Action, and waives any defense to payment of any such indemnity claim based on such lack of opportunity to defend such Action.

              (ii)   Notwithstanding the foregoing, Clearwater shall have the right in its sole discretion to settle an Action against a Venoco Released Party if, and only if, (a) such settlement involves only the payment of money and execution of appropriate releases of the Venoco Released Party and its Affiliates; (b) there is no finding or admission of liability or any violation of Applicable Law or violation of the rights of any Person by Venoco or its Affiliates and the settlement could not reasonably be expected to affect adversely the reputation or goodwill of Venoco or any of its Affiliates; (c) the settlement, at the request of the Venoco Released Party, is confidential and will not result in new Actions being filed or claims being made; (d) the Venoco Released Party or its Affiliates

14

      will have no liability with respect to such compromise or settlement; and (e) such settlement will not have any impact on the operations or on-going business of Venoco or any of its Affiliates. Otherwise, no such Action shall be settled or agreed to without the prior written consent of the Venoco Released Party, which consent shall not be unreasonably withheld.

          7.2   Indemnification by Venoco.

            (a)   Indemnity. Venoco shall indemnify and shall save and hold Clearwater and the Clearwater Representatives harmless from and against any and all Losses and/or Liabilities actually incurred by any such Person (i) for any breach of Venoco's representations or warranties made in this Agreement and (ii) for any breach of the covenants or obligations of Venoco under this Agreement. For the avoidance of doubt, the foregoing indemnity obligation of Venoco shall not apply to the extent that such Losses and/or Liabilities constitute or result from a breach of a representation, warranty or covenant of Clearwater hereunder.

            (b)   Set-off. If any indemnity amount owed to Clearwater pursuant to Section 7.2(a) is not paid as and when due, Clearwater shall have the right to set off against any payment due to Venoco pursuant to this Agreement all or any portion of such unpaid indemnity amount.

            (c)   No Right or Obligation to Defend.

              (i)    Notwithstanding the foregoing indemnity, but subject to Section 7.2(c)(ii), Venoco shall have no right or obligation to defend Clearwater with respect to any Action, and waives any defense to payment of any such indemnity claim based on such lack of opportunity to defend such Action.

              (ii)   Notwithstanding the foregoing, Venoco shall have the right in its sole discretion to settle an Action against a Clearwater Released Party if, and only if, (a) such settlement involves only the payment of money and execution of appropriate releases of the Clearwater Released Party and its Affiliates; (b) there is no finding or admission of liability or any violation of Applicable Law or violation of the rights of any Person by Clearwater or its Affiliates and the settlement could not reasonably be expected to affect adversely the reputation or goodwill of the Clearwater or any of its Affiliates; (c) the settlement, at the request of the Clearwater Released Party, is confidential and will not result in new Actions being filed or claims being made; (d) the Clearwater Released Party or its Affiliates will have no liability with respect to such compromise or settlement; and (e) such settlement will not have any impact on the operations or on-going business of Clearwater or any of its Affiliates. Otherwise, no such Action shall be settled or agreed to without the prior written consent of the Clearwater Released Party, which consent shall not be unreasonably withheld.

          7.3   Limitations on Indemnity and Other Liabilities. Notwithstanding any other provision hereof to the contrary:

            (a)   The Parties agree that, to the extent required by the Applicable Law to be operative, the disclaimers of certain warranties and other limitations contained in this Section 7.3 are "conspicuous" disclaimers for the purposes of any Applicable Law.

            (b)   The amount of any Losses and/or Liabilities indemnifiable hereunder shall be reduced (i) to the extent any Person indemnified hereunder receives any insurance proceeds with respect to such Losses and/or Liabilities, (ii) to take into account any net Tax benefit arising from the recognition of the Losses and/or Liabilities, and (iii) to take into account any payment actually received by such indemnified Person from any third party with respect to such Losses and/or Liabilities.

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            (c)   Neither Party shall be liable to the other Party for any exemplary, indirect, incidental, special, consequential, punitive or reliance damages suffered or sustained, all such damages being hereby waived and released; provided, that the foregoing shall not impair Venoco's rights under the Purchase Agreement or the Lease Transaction Agreements to draw and retain the Performance Security on the terms set forth therein.

            (d)   No Claim shall be brought, and no amount shall be recovered from either Party for the breach of any representations, warranties or covenants of the other Party, to the extent that the Party asserting the breach had actual knowledge of such breach at or prior to the Effective Date.

            (e)   Each Party's respective covenants and agreements to use Commercially Reasonable Efforts to assist the other Party in certain matters shall never obligate such Party to take any actions other than those contemplated in the definition of the term "Commercially Reasonable Efforts."

            (f)    WAIVER OF CONSUMER RIGHTS. As partial consideration for the Parties entering into this Agreement, each Party hereby expressly waives its rights under the Texas Deceptive Trade Practices Consumer Protection Act, Section 17.41 et seq. of the Texas Business & Commerce Code, a law that gives consumers special rights and protections, other than Article 17.555 which is not waived, and all other consumer protection laws of the State of Texas that may be waived by the Parties to the extent permitted by Applicable Law. Each Party represents to the other that such Party has had an adequate opportunity to submit the same to legal counsel for review and comment, and understands the rights being waived herein.

            (g)   Except as this Agreement or the Purchase Agreement or Lease Transaction Agreements (as applicable) may expressly provide, the Assets are to be sold or leased by Venoco to Clearwater without representation, recourse, covenant, or warranty of any kind, and Venoco, except to the extent expressly set forth herein or in such Purchase Agreement or Lease Transaction Agreements, hereby expressly disclaims all representations and warranties of any kind, whether express, implied, or statutory, including any implied or express warranty as to the accuracy of any of the information furnished with respect to the existence or the value of the Assets based thereon or the condition or state of repair of any of the Assets.

            (h)   No Claim shall be brought by either Party against the other Party unless such breach has materially and adversely affected such Party, and the amount of damages allowed under this Agreement and claimed by such Party to have been caused by such breach exceeds $250,000.00.

            (i)    If either Party intends to bring a Claim, such Party shall notify the other Party of such Claim in writing, and the other Party shall, at its sole discretion, either (i) cure or Commence To Cure such breach within thirty (30) Days after such notice, or (ii) dispute such breach, in which case the status of the Claim may be determined pursuant to Section 7.4; provided, that the foregoing clause (ii) shall not impair Venoco's rights under the Purchase Agreement or the Lease Transaction Agreements, as applicable, to draw and retain the Performance Security on the terms set forth therein.

            (j)    In the case of a Claim brought by Clearwater against Venoco, if the arbitrator finds that Venoco has committed a breach of its obligations under this Agreement, and Venoco fails or refuses to cure such breach or Commence To Cure such breach within thirty (30) Days after such arbitrator's decision, then Clearwater may initiate litigation (subject to the applicable provisions of Sections 9.4, 9.5 and 9.6) to enforce the arbitrator's award, obtain a judgment and recover from Venoco the amount of the damages caused by such breach, such

16

    amount not to exceed the sum of (1) the actual, audited third-party expenditures incurred and paid by Clearwater directly related to the development and construction of Clearwater's LNG Project on Platform Grace during the period from the Effective Date through the date that the arbitration concludes, plus (2) interest thereon at the Default Rate.

            (k)   Nothing in this Agreement is intended to create, or shall be construed or interpreted as creating, a fiduciary duty or any other duty that is not expressly set forth in this Agreement.

          7.4   Resolution of Disputes. Subject to the limitations of Section 7.3, any claim by a Party that the other Party has breached its obligations under this Agreement, or any other claim, counterclaim, cross-claim, right, action or remedy, whether under this Agreement, Applicable Law or in equity, under or relating to this Agreement (each, a "Claim") shall be resolved as follows:

            (a)   The Parties shall attempt in good faith to resolve through negotiation any Claim. Any Party may initiate negotiations by providing written notice to the other Party setting forth the subject of the Claim and the relief requested. Each of the recipients of such notice shall respond in writing within ten (10) Business Days with a statement of its position on, and recommended solution, to the Claim. If the Claim is not resolved by this exchange of correspondence, then representatives of each Party with full settlement authority shall meet at a mutually agreeable time and place within thirty (30) Days after the date of the initial written notice in order to exchange relevant information and perspectives, and to attempt to resolve the Claim. If the Claim is not resolved by these negotiations and the Party asserting the Claim desires to pursue the Claim, the matter shall be submitted to the Judicial Arbitration and Mediation Service, or its successor ("JAMS"), for arbitration pursuant to Section 7.4(b) in accordance with its policies and procedures.

            (b)   If any Claim has not been resolved through negotiations pursuant to clause (a) above, then it shall be submitted to JAMS for arbitration by written notice to the other Party and the administrator for JAMS pursuant to this Section 7.4(b). The arbitration proceedings shall be conducted in Santa Barbara, California, in accordance with the Comprehensive Arbitration Rules and Procedures of JAMS as in effect on the date that such Claim is submitted to arbitration. The Parties shall meet within a period of five (5) Days following receipt of a notice of arbitration to attempt to agree upon a single neutral arbitrator having at least ten (10) years experience in the legal and/or commercial aspects of the petroleum industry. If the Parties cannot so agree on a single neutral arbitrator, a single neutral arbitrator having such experience shall be appointed by JAMS to conduct the arbitration. Such arbitrator shall be subject to the American Arbitration Association's Code of Ethics for Arbitrators in Commercial Disputes. Each Party shall pay its own expenses in connection with the arbitration and the compensation and expenses of the arbitrator shall be borne equally among the Parties, but attorneys' fees and expenses of the prevailing Party in the arbitration shall be awarded to the prevailing Party. Privileges protecting attorney-client communications and attorney work product from compelled disclosure or use in evidence, as recognized by the courts of the State of California, shall not be waived in any arbitration proceeding conducted under this Section 7.4(b) or any other action or proceeding.

            (c)   The sole matter to be decided under this Section 7.4 is the determination of the Claim.

            (d)   In the event that the arbitrator determines that the Party asserting the Claim has successfully established such Claim, and the other Party fails or refuses to cure or Commence To Cure such breach within thirty (30) Days after the arbitrator's decision, then such Party may initiate litigation, subject to Sections 9.4, 9.5 and 9.6, to enforce the arbitrator's award, obtain a judgment and recover from the other Party the amount of the damages caused by such breach and, in addition, to pursue any applicable remedy, including specific performance

17

    and other equitable relief and termination of the Agreement, in each case as otherwise permitted by this Agreement.

        8.     Termination and Remedies.

          8.1   Termination.

            (a)   Termination of Agreement. This Agreement shall commence as of the Effective Date and shall continue in full force and effect until the earliest to occur of the following:

              (i)    the Exercise Date,

              (ii)   the Termination Date,

              (iii)  notice of termination by Venoco following a Material Clearwater Default; provided however, that Venoco shall have complied with Section 7.3(i),

              (iv)  by the written agreement of the Parties to so terminate this Agreement, or

              (v)   on fifteen (15) Days prior written notice to Venoco from Clearwater at any time prior to the Exercise Date.

            (b)   Effect of Termination. Following the termination of this Agreement, Venoco and Clearwater will continue to be bound by their respective obligations set forth in Sections 6, 7, 8 and 9. If this Agreement is terminated for any reason other than the exercise of the Option, all filings, applications and other submissions made to any Governmental Authority by any Party or Parties pertaining to Clearwater's LNG Project shall, to the extent practicable (and only to the extent relating to the Assets), be withdrawn from the Governmental Authority to which they were made or otherwise amended so as to exclude the Assets; provided that this sentence shall not require Venoco to alter in any respect its prior submissions to any Governmental Authority that would adversely affect the RTP Program or Venoco's operations on Platform Grace in respect of its E&P Rights.

          8.2   Remedies.

            (a)   Venoco's Remedies. Notwithstanding anything in this Agreement to the contrary, in the event that Clearwater fails to fulfill any undertaking or commitment provided for herein on the part of Clearwater that is required to be fulfilled on or prior to the Exercise Date, Venoco, at its sole option, may (i) enforce specific performance of this Agreement or (ii) pursue any rights or remedies available under this Agreement, at law or in equity.

            (b)   Clearwater's Remedies. Notwithstanding anything in this Agreement to the contrary, in the event that Venoco fails to fulfill any undertaking or commitment provided for herein on the part of Venoco that is required to be fulfilled on or prior to the Exercise Date, Clearwater, at its sole option, may (i) enforce specific performance of this Agreement or (ii) pursue any rights or remedies available under this Agreement, at law or in equity.

            (c)   Election of Remedies. If any Party elects to pursue singularly any right or remedy available to it under this Section 8.2, then such Party may at any time thereafter cease pursuing that right or remedy and elect to pursue any other right or remedy available to it under this Section 8.2. All rights and remedies hereunder shall be cumulative. No delay or forbearance by a Party in the exercise or enforcement of any right or remedy hereunder shall be deemed a waiver by such Party of its right hereunder to exercise or enforce such right or remedy.

            (d)   Acknowledgement. Each of the Parties hereby acknowledges and agrees that Platform Grace and the other Assets constitute unique assets and that an adequate remedy at law would not exist in the event of (i) Venoco's failure to perform its obligations set out in this

18

    Agreement or (ii) Clearwater's failure to perform its obligations set out in this Agreement, each in strict conformity with the provisions of this Agreement. Venoco agrees that, in the event that Clearwater has performed all of its obligations under this Agreement and the Purchase Agreement or the Lease Transaction Agreements, as applicable, and all conditions precedent to Venoco's obligations at the Closing have been satisfied, in strict conformity with the provisions thereof, Venoco shall not take any action that impedes or prevents the release and delivery of the Purchase Agreement or the Lease Transaction Agreements, as applicable, from escrow in accordance herewith and the Escrow Agreement, or the transfer of the Assets or the leasing of Platform Grace to Clearwater, as applicable. Clearwater agrees that, in the event that Venoco has performed all of its obligations under this Agreement and the Purchase Agreement or the Lease Transaction Agreements, as applicable, and all conditions precedent to Clearwater's obligations at the Closing have been satisfied, in strict conformity with the provisions thereof, Clearwater shall not take any action that impedes or prevents the release and delivery of the Purchase Agreement or the Lease Transaction Agreements, as applicable, from escrow in accordance herewith and the Escrow Agreement, or the transfer of the Assets or the leasing of Platform Grace to Clearwater, as applicable.

        9.     Miscellaneous.

          9.1   Amendment. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing executed by Venoco and Clearwater.

          9.2   Assignment.

            (a)   No Assignments. Except as expressly permitted by this Agreement, prior to the Exercise Date, no Party may assign any of its rights under this Agreement without the prior written consent of the other Party.

            (b)   Certain Assignments By Clearwater Permitted. Notwithstanding Section 9.2(a), Clearwater may, without the prior written consent of Venoco, assign all (but not any portion) of its rights and obligations under this Agreement and the Escrow Agreement, Purchase Agreement and Lease Transaction Agreements (i) as collateral security to any lender providing debt financing in connection with the development, construction, ownership, operation and/or maintenance of Clearwater's LNG Project; provided that no such collateral assignment shall release or otherwise amend or modify Clearwater's obligations to Venoco under the assigned agreement(s), and Clearwater shall promptly deliver notice of any such collateral assignment to Venoco; and (ii) to an entity to be formed by Clearwater and which is intended to undertake the development, construction, financing, ownership, operation and maintenance of Clearwater's LNG Project (a "Permitted Clearwater Affiliate"); provided that such Permitted Clearwater Affiliate assumes in writing the performance of Clearwater's obligations hereunder. From and after the effective date of an assignment and assumption pursuant to Section 9.2(b)(ii), Clearwater shall be released from any further obligations or Liabilities in connection with this Agreement.

            (c)   Certain Assignments By Venoco Permitted. Notwithstanding Section 9.2(a), Venoco may sell all or any portion of, or an undivided interest in, Platform Grace, or enter into financing transactions of any kind with respect to Platform Grace; provided, that

            (i)    Venoco shall first obtain the written consent of Clearwater (which Clearwater shall be at liberty to withhold in its sole discretion) in the event that the buyer in a sale transaction is a Person (each, an "LNG Competitor") that, as of the Effective Date, directly or indirectly owns or controls a twenty percent (20%) or greater equity or voting interest in an LNG production project that is capable (or whose sponsors have publicly stated an intention that

19

    such project will be capable) of producing and exporting LNG for sale into the U.S. Pacific Coast market by not later than December 31, 2009, and

            (ii)   each counterparty to any such transaction permitted by this Section 9.2(c) acknowledges that it takes its rights and interests in Platform Grace and the Assets subject to the terms and conditions of this Agreement;

provided further that the limitations of the foregoing proviso in Section 9.2(c)(i) and (ii) shall not restrict or limit the right of Venoco to (x) sell to any Person, including an LNG Competitor, all or any portion of, or an undivided interest in, substantially all of Venoco's interest in the assets comprising the Santa Clara Unit, or (y) sell to any Person, including an LNG Competitor, all or substantially all of the assets of Venoco. To the Clearwater's best knowledge, a complete list of LNG Competitors is set forth in Schedule 9.2(c).

            (d)   Successors and Assigns. All the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the Parties hereto and their successors and permitted assigns.

          9.3   Entire Agreement. This Agreement, together with the Escrow Agreement and the Mutual Release, constitutes the entire contract between the Parties relative to the subject matter hereof. Any previous written or oral agreement among the Parties with respect to the subject matter hereof (including the Existing Platform Lease) is superseded by this Agreement. Except for Sections 6, 7.1, 7.2 and 9.2, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          9.4   Governing Law; Forum Selection; Consent to Jurisdiction. This Agreement and the rights and obligations of the Parties hereunder and the transactions contemplated hereby shall be governed by, enforced and interpreted in accordance with the Applicable Laws of the State of California without regard to principles of conflicts of laws. Subject to the dispute resolution procedures provided in Section 7.4, each of the Parties hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any court of the State of California and any federal court having jurisdiction over Ventura County, California, and federal waters offshore Ventura County, California, with respect to any proceeding relating to this Agreement. Further, each of the Parties hereby irrevocably and unconditionally waives any objection or defense that it may have based on improper venue or forum non conveniens to the conduct of any such proceeding in any such courts. The Parties agree that any or all of them may file a copy of this Section 9.4 with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties irrevocably to waive any objections to venue or to convenience of forum. Each of the Parties (on behalf of itself and its Affiliates) agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

          9.5   California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any Party in connection with any of the transactions contemplated by this Agreement or any document related hereto, the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee or referees to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision; provided however, that at the option of the Party bringing such action or proceeding, any such issues pertaining to a "provisional remedy" as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court.

          9.6   Waiver of Jury Trial. In addition to and in connection with the provisions of Section 9.5, the Parties voluntarily and intentionally waive any rights they may have to a trial by jury in respect

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  of any litigation based hereon, or arising out of, under, or in connection with, this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any of the Parties. The Parties hereby agree that they will not seek to consolidate any such litigation with any other litigation in which a jury trial has not or cannot be waived. The provisions of this Section 9.6 have been fully negotiated by the Parties and shall be subject to no exceptions. Each Party acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for its entering into this Agreement.

          9.7   Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties will take, or cause to be taken, all commercially reasonable actions and to do, or cause to be done, all things necessary or desirable under Applicable Law to consummate the transactions contemplated by this Agreement. Each of the Parties agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

          9.8   Notices. Notices and other communications provided for under this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy as follows:

To Clearwater at:	Clearwater Port LLC One Riverway, Suite 2053 Houston, Texas 77056
Attention: President Telephone: (713) 599-4910 Telecopy: (713) 599-4922
with a copy to:	Daniel R. Rogers King & Spalding LLP 1100 Louisiana, Suite 4000 Houston, Texas 77002
Telephone: (713) 751-3204 Telecopy: (713) 751-3290
To Venoco at:	Venoco, Inc. 370-17th Street Ste. 2950 Denver, CO 80202
Attention: President Telephone: (303) 626-8300 Telecopy: 303-626-8315
with a copy to:	Venoco, Inc. 6267 Carpinteria Ave., Suite 100 Carpinteria, CA 93013
Attention: General Counsel Telephone: (805) 745-2100 Telecopy: 805-745-1816

          All notices and other communications given to any Party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile, or on the date five (5) Business

21

  Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such Party as provided in this Section 9.8 or in accordance with the latest unrevoked direction from such Party given in accordance with this Section 9.8.

          9.9   Counterparts. This Agreement may be executed (including by facsimile signature) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.10 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          9.11 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          9.12 Delay and Waiver. No failure or delay of either Party in exercising (without expressly waiving the same in writing) any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or consent to any departure by either Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on either Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances.

          9.13 Interpretation. In this Agreement, unless a clear contrary intention appears:

            (a)   the singular number includes the plural number and vice versa;

            (b)   reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

            (c)   reference to any gender includes each other gender;

            (d)   reference to any agreement, document, instrument, exhibit, schedule or appendix means such agreement, document, instrument, exhibit, schedule or appendix as amended or modified and in effect from time to time in accordance with the terms thereof;

            (e)   reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Applicable Law means such provision as amended, modified or reenacted and in effect from time to time or, if replaced, such replacement provision as amended, modified or reenacted and in effect from time to time;

            (f)    reference in this Agreement to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit hereto;

            (g)   "hereunder", "hereof", "hereto" and words of similar import when used in a document shall be deemed references to such document as a whole and not to any particular Article, Section or other provision thereof;

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            (h)   "including" means including without limiting the generality of any description preceding such term;

            (i)    with respect to any rights and obligations of the Parties under this Agreement, all such rights and obligations shall be construed to the extent permitted by Applicable Law; and

            (j)    if a term is defined in this Agreement, variations of such term, including different parts of speech (e.g. if such term is defined as a verb but is also used as a noun), shall have corresponding meanings when so used.

          9.14 Computation of Time Periods. For purposes of computation of periods of time under this Agreement, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          9.15 Accounting Terms and Determinations. Unless otherwise specified in this Agreement, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder, shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes required by a change in GAAP) with prior financial statements.

          9.16 Legal Representation of the Parties. This Agreement was negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

          9.17 Exhibits and Schedules. The exhibits and schedules attached to this Agreement are integral parts of this Agreement and such exhibits and schedules are incorporated into this Agreement by this reference as if they were set forth herein in full.

[Remainder of page intentionally blank. Signature page follows]

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        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their respective officers duly authorized as of the Effective Date.

VENOCO, INC.
By:	/s/ WILLIAM SCHNEIDER Name: William Schneider Title: President
CLEARWATER PORT LLC
By:	/s/ WILLIAM O. PERKINS III Name: William O. Perkins III Title:

S-1

Appendix A

        Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in this Agreement:

        "Action" means any claim, Loss or Liability by a third Person against one or both of the Parties giving rise to any indemnity claim by one Party against the other Party.

        "Additional Pigging and Pipeline Facilities" means all pig launcher/receivers with associated piping, ancillary equipment and other devices located on Platform Grace that are installed or constructed after the Effective Date and are or will be used by Venoco as a pipeline interconnect and pig launching/receiving station to conduct Pigging and Pipeline Operations.

        "Affiliate" means, as to the Person specified, any Person controlling, controlled by or under common control with such specified Person. The concept of control, controlling or controlled as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. No Person shall be deemed an Affiliate of any Person by reason of the exercise or existence of rights, interests or remedies under this Agreement.

        "Applicable Law" means all applicable statutes, laws (including without limitation any "bulk sales" law), rules, regulations, orders, ordinances, judgments, decrees, directives, instructions, and interpretations, requirements of any Governmental Authority, including, but not limited to, the terms of any license or permit issued by any Governmental Authority, and also including common law, equity and other legal principles.

        "Approved L/C Bank" means a commercial banking institution that (1) is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (2) is rated at least A-1 by Standard & Poor's Rating Group or P-1 by Moody's Investors Services, Inc.

        "Assets" means, excluding the Excluded Assets, all of Venoco's right, title and interest (whether now existing or hereinafter created) in or to (1) Platform Grace; (2) all Remaining Platform Equipment; (3) the Assigned Contracts; (4) the New Contracts; (5) the Chevron Purchase Agreement Rights; (6) the Available Emissions Reduction Credits; and (7) all books, records, reports, surveys, design specifications, product warranties, claims or other rights of any kind related to the property referred to in clauses (1) through (6) above, in each case to the extent such item is in existence on the Exercise Date, and further subject to the provisions of the Purchase Agreement or the Lease Transaction Agreements, as applicable.

        "Assigned Contracts" means Venoco's rights and interests in each of the Material Contracts in existence as of the Effective Date as listed on Part 2 of Schedule 4.1(f) hereto which (i) pertain specifically and solely to Platform Grace, (ii) by their terms allow a transfer and assignment of Venoco's rights and interest therein and (iii) have been identified by Clearwater in writing as a material contract that it desires to have assigned to it in accordance with the Purchase Agreement.

        "Assumed Obligations" means (i) all Losses, Liabilities, and obligations of any kind or character (but excluding those related to Plugging and Abandonment), asserted by any Person arising or accruing under or with respect to the ownership or operation of the Assets on or after the Closing Date; (ii) all ad valorem Taxes, if any, with respect to the Assets attributable to the time after the Closing Date; (iii) all other Liabilities associated with the Assets, other than the Excluded Assets, arising or accruing after the Closing Date; and (iv) all of Venoco's obligations set forth in the Chevron Purchase Agreement, but only to the extent that such Venoco obligations relate solely to the Assets.

        "Available Emissions Reduction Credits" means federal and state emissions reduction credits relating to Platform Grace which would be available to Venoco or which Venoco would become entitled

i

to bank or register, as determined by the Ventura County Air Pollution Control District (or other successor Governmental Authority) if it were to have ceased all operations on Platform Grace on December 31, 2004, and excluding, specifically, those emissions reduction credits purchased by Venoco in calendar year 2005 or later for the purpose of usage for the RTP Program or other operations.

        "Best Knowledge of Venoco" or "Venoco's Best Knowledge" means, with respect to a representation or warranty of Venoco, the actual knowledge, as of the Effective Date, of William Schneider, Roger Hamson, Gregory Schrage, Joe Hollis and Tony Martinez, each of whom has reviewed the representations and warranties of Venoco set forth in this Agreement and indicated that he knows of no exception thereto not otherwise listed on a schedule to this Agreement; provided that, with the exception of the Chevron Purchase Agreement and the Disclosure Letter provided by Chevron in connection therewith (the content of which Venoco has actual knowledge and copies of which have been provided to Clearwater prior to the Effective Date), Venoco has made no separate investigation of the matter for the purpose of making such representation or warranty, and that no such investigation is expected or required by to be conducted by Venoco.

        "Business Day" means each Day that is not a Saturday, Sunday or other Day on which banking institutions in California or the relevant place of payment are authorized or required by law to close.

        "Chevron" means Chevron U.S.A. Inc. and Chevron Pipe Line Company, and their respective successors and assigns.

        "Chevron Purchase Agreement" means that certain Purchase and Sale Agreement, dated as of November 4, 1998, as amended on January 13, 1999, by and among Venoco, Chevron U.S.A. Inc. and Chevron Pipe Line Company.

        "Chevron Purchase Agreement Rights" means all of Venoco's rights and benefits under the Chevron Purchase Agreement to the extent that such rights and benefits principally relate to the Assets (including any title warranties that relate principally to the Assets).

        "Claims" is defined in Section 7.4 of this Agreement.

        "Clearwater" is defined in the preamble to this Agreement.

        "Clearwater Released Parties" means Clearwater and each of its direct and indirect Affiliates, and each of its and its Affiliate's parent corporations, subsidiaries, subdivisions, successors, predecessors, shareholders, members, partners and assigns, and their present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns.

        "Clearwater Representatives" is defined in Section 5.3(f) of this Agreement.

        "Closing" means the closing of a transaction involving the purchase and sale of the Assets pursuant to the Purchase Agreement, or the leasing of the Assets pursuant to the Lease Agreement, as applicable.

        "Closing Date" means the date and time when the Closing shall occur.

        "Commence To Cure" means, with respect to any attempt by a Party to cure a breach of its obligations under this Agreement, if such breach is incapable of cure within thirty (30) Days, the breaching Party has promptly notified the non-breaching Party in writing of such circumstance, the reason therefor and the proposed cure, in which case the cure period shall be extended by an additional thirty (30) Days as long as the breaching Party is diligently pursuing such cure.

        "Commercially Reasonable Efforts" means efforts which (i) would be within the contemplation of a reasonable Person in the position of a Party at the time of executing this Agreement, (ii) which are designed to enable a Party to satisfy a condition to, or otherwise assist in the consummation of, the transactions contemplated by this Agreement, or to perform its obligations under this Agreement, and (iii) do not require the performing Party to expend any funds or assume liabilities other than expenditures and liabilities which are customary and reasonable in nature and amount for transactions like those contemplated by this Agreement; provided, however, that Venoco shall have no obligation to pay or assume liability for paying any substantial amount of money, except to the extent that Section 5.2(f) or another provision of this Agreement provides that Clearwater is obligated to pay or reimburse to Venoco such amounts, and Venoco shall not be required to assume or acknowledge any substantial liability or responsibility of any kind or amount in circumstances where Venoco is not so obligated or is contesting such claimed obligation.

        "Conveyance Documents" means those agreements, documents or instruments of transfer and conveyance that are to be executed and delivered at Closing in order to consummate the sale and purchase of the Assets, and which are in the form attached as Exhibit C to the Purchase Agreement.

        "Crystal" is defined in the recitals to this Agreement.

        "Day" means a period of twenty four (24) consecutive hours (as adjusted for Daylight Saving Time and Standard Time in the U.S.) starting at 24:00 midnight and "Daily" shall be construed accordingly.

        "Default Rate" means the lesser of (1) the rate of interest charged by Citibank, N.A. from time to time, as announced by such bank as its prime or base rate of interest plus three percent (3%); or (2) the highest interest rate that may be charged under Applicable Law in respect of the underlying indebtedness. Such interest shall be calculated on an annualized basis, based on a three hundred and sixty (360) Day year

        "DPP" means collectively, the DPP Gail and the DPP Grace.

        "DPP Gail" means the "Development and Production Plan for Platform Gail, as completed in January of 1986 as a supplement to the original Santa Clara Unit DPP completed by Chevron in 1979 on behalf of Platform Gail (OCS P-0205)".

        "DPP Grace" means the "Development and Production Plan for Platform Grace, Parcel OCS-P 0215, 0216, 0217", as submitted to the MMS for approval pursuant to applicable provisions of the Outer Continental Shelf Lands Act, 43 U.S.C. § 1331 et seq., and as approved by the MMS on July 14, 1977, as amended.

        "E&P Rights" means the right to use, possess, occupy and operate Platform Grace for exploration and production related activities, including the exploration for, and the production of, Hydrocarbons, and the drilling, completion, equipping, operating, plugging and abandoning of wells, including re-entering existing wellbores, sidetracking, and/or recompleting existing wells and wellbores, and drilling new wells, including the RTP Program.

        "Effective Date" is defined in the preamble to this Agreement.

        "Eligible Expenses" means the amount of actual expenditures made by Clearwater from and after the Exercise Date that are for solely the procurement of materials, equipment and engineering or technical services that are directly related to the development and construction of Clearwater's LNG Project on Platform Grace, excluding, however, the amount of P&A Costs reimbursed to Venoco and all other payments made to Venoco.

        "Escrow Agent" means Fidelity National Title Company.

        "Escrow Agreement" means that certain Escrow Agreement, in the form attached as Exhibit H, dated as of the Effective Date and entered into by and among Venoco, Clearwater and the Escrow Agent.

        "Excluded Assets" shall mean the following:

          (a)   all pipelines used or owned by Venoco or Ellwood Pipeline Company inside or outside the area covered by the Santa Clara Unit or the MMS Lease, on, adjacent to, attached to, or appurtenant to, Platform Grace for the use of transmission of gases or fluids from Platform Gail or adjacent properties, and all leases, easements, rights of way or other property rights held in connection with such pipeline assets;

          (b)   leak detection equipment, process monitoring equipment, pig receiving and launching equipment and devices, Pigging and Pipeline Facilities and other pipelines, equipment and facilities used or useful in the Pigging and Pipeline Operations, together with rights of access thereto as provided in this Agreement and in the Purchase Agreement or the Lease Transaction Agreements, as applicable;

          (c)   Venoco's E&P Rights, Hydrocarbons, mineral rights and interests in, to and under the MMS Lease and all of Venoco's other oil and gas leases, and all contractual and other rights and interests in the Unit Agreement, Unit Operating Agreement and other contracts comprising or affecting the Santa Clara Unit;

          (d)   except as otherwise set forth herein, all claims and causes of action of Venoco against Persons arising from acts, omissions, events, or damage to or destruction of property, occurring prior to the Closing Date with respect to any of the Assets;

          (e)   all rights, titles, claims, and interests of Venoco (i) under any policy or agreement of insurance or indemnity, (ii) under any bond posted and paid for by Venoco unless Venoco was reimbursed for the cost thereof pursuant to this Agreement, in which case, such right, title, claim, or interest shall be part of the Assets, or (iii) to any insurance or condemnation proceeds or awards relating to casualty or condemnation of property prior to the Closing Date;

          (f)    claims of Venoco for refund of or loss carry forwards or credits (other than Available Emissions Reduction Credits) with respect to Taxes attributable to the Assets with respect to any period prior to the Closing Date or thereafter, after excluding the Assets;

          (g)   all amounts due or payable to Venoco as adjustments to insurance premiums related to the Assets with respect to any period prior to the Closing Date;

          (h)   the claims listed on Schedule 1;

          (i)    the exclusive right to exercise E&P Rights (including the right to conduct Pigging and Pipeline Operations from Platform Grace), subject however, to Clearwater's right to cause Venoco to cease production from Platform Grace by the Production Cessation Date, to cease the exercise of all other E&P Rights by not later than the Closing Date and to take over the conduct of Pigging and Pipeline Operations from and after the Closing Date and throughout the LNG Project Term;

          (j)    all proceeds, benefits, income, or revenues accruing with respect to the Assets prior to and on the Closing Date;

          (k)   all emissions reductions credits in respect of Platform Grace and the other Assets, other than the Available Emissions Reduction Credits; and

          (l)    all books, records, reports, surveys, design specifications, permits, licenses, product warranties, claims or other rights of any kind related to the property referred to in clauses (a) through (k) above.

        "Exercise Date" means the date upon which Clearwater tenders the Exercise Notice to Venoco and satisfies the other Exercise Notice Conditions.

        "Exercise Notice" means a notice of exercise of the Option, in the form annexed as Exhibit E, appropriately completed.

        "Exercise Notice Conditions" is defined in Section 3.2(a) of this Agreement.

        "Existing Pigging and Pipeline Facilities" means all pig launcher/receivers with associated piping, ancillary equipment and other devices located on the superstructure of Platform Grace and used by Venoco as a pipeline interconnect and pig launching/receiving station to conduct Existing Pigging and Pipeline Operations.

        "Existing Pigging and Pipeline Operations" means Pigging and Pipeline Operations consistent with the scope and practice of Pigging and Pipeline Operations conducted from Platform Grace as of the Effective Date.

        "Existing Platform Lease" is defined in the recitals of this Agreement.

        "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

        "Governmental Approvals" means permits, licenses, consents, authorizations and approvals of Governmental Authorities, including LNG Approvals.

        "Governmental Authority" means any federal, state, local, municipal, or other governments; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.

        "Hydrocarbons" shall mean and include oil, gas well gas, casinghead gas, condensate, natural gas liquids and other liquid or gaseous hydrocarbons and all components of any of them and shall also refer to any other minerals of every kind and character which is or may be produced by Venoco or other parties in the Santa Clara Unit from the lands and leases now comprising the Santa Clara Unit, and such other lands and leases as Venoco may from time to time own or claim.

        "Lease Assignment" is defined in the recitals of this Agreement.

        "Lease Agreement" means the lease agreement to be entered into by Venoco and Clearwater upon the tender of an Exercise Notice by Clearwater electing to enter into such agreement, with the effectiveness of such agreement being established pursuant to the terms of the Escrow Agreement.

        "Lease Transaction Agreements" means, collectively, the Lease Agreement and the Operating Agreement.

        "Liabilities" means any and all debts, liabilities, obligations and commitments, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, due or to become due, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

        "Lien" means all pledges, mortgages, charges, security interests, options, rights of first refusal or first offer, preemptive rights or any other encumbrances or liens of any kind.

        "LNG" means liquefied natural gas, which is natural gas in a liquid state.

        "LNG Approvals" means all material Governmental Approvals required for Clearwater's LNG Project on Platform Grace, including approval of MARAD, and if applicable, the MMS.

        "LNG Competitor" is defined in Section 9.2(c)(i) of this Agreement.

v

        "LNG Operations Commencement Date" means the initial point in time after the construction and testing of the facilities and equipment comprising the LNG Project have been completed and commercial quantities of regasified LNG are being delivered onshore via one or more pipelines.

        "LNG Project" means the proposed conversion and use of Platform Grace for activities relating to the offloading and regasification of LNG and the delivery of regasified LNG to one or more onshore delivery points.

        "LNG Project Term" means the period commencing with the Closing and ending as of the earlier to occur of the following:

          (a)   if the LNG Operations Commencement Date has occurred, the later of the following: (x) the last date that Buyer is contractually obligated to use the LNG Project facilities to provide LNG reception, regasification and natural gas send-out services to its customers, as set forth in a notice from Buyer to Venoco; or (y) the date on which Buyer permanently ceases actual deliveries of natural gas from the LNG Project, as set forth in a notice from Buyer to Venoco, or

          (b)   if the LNG Operations Commencement Date has not yet occurred, the date that Buyer notifies Venoco that it has determined, in its sole discretion, to abandon the LNG Project.

        "Losses" means any and all claims, liabilities, losses, injuries, costs, expenses, judgments, awards, settlement payments, damages, causes of action, fines, penalties, litigation, lawsuits, administrative proceedings, administrative investigations and costs and expenses, including reasonable attorneys', accountants' or other professionals' fees, court costs and other costs of suit.

        "MARAD" means the Maritime Administration of the United States Department of Transportation (or successor Governmental Authority).

        "Material Clearwater Default" means the material breach, or material default in the performance, by Clearwater of its obligations under this Agreement, after giving effect to any applicable cure period and cure rights.

        "Material Contracts" means agreements to which Venoco is a party or by which it is bound and which directly affect or pertain to Platform Grace.

        "MMS" means the Minerals Management Service of the United States Department of the Interior (or successor Governmental Authority).

        "MMS Lease" means Federal Oil and Gas Lease No. OCS-P-0217, offshore California, as amended or modified from time to time.

        "Mutual Release" is defined in Section 6.

        "New Contract" is defined in Section 5.3(e) of this Agreement.

        "Operating Agreement" means the agreement concerning the rights and obligations of the Parties with respect to Venoco's acting as operator of record of Platform Grace after the Closing under the Lease Agreement, to be entered into by Venoco and Clearwater upon the tender of an Exercise Notice by Clearwater electing to enter into such agreement, with the effectiveness of such agreement being established pursuant to the terms of the Escrow Agreement.

        "Option" is defined in Section 2.1 of this Agreement.

        "Option Period" is defined in Section 3.1 of this Agreement.

        "P&A Costs" is defined in Section 3.4 of this Agreement.

        "P&A Cost Payment Security" is defined in Section 3.4 of this Agreement.

        "P&A Obligations" means Venoco's obligations in respect of the Plugging and Abandonment of the wells required under 30 CFR Part 250 et seq., Venoco's DPP and any other applicable MMS regulations or requirements, including any required approval or consent of the MMS, in each case only with respect to production or injection wells drilled from Platform Grace and any associated subsea pipeline infrastructure that is not intended to be maintained in order to conduct Pigging and Pipeline Operations.

        "Party" or "Parties" means either or both of Venoco and Clearwater.

        "Performance Security" is defined in Section 3.3 of this Agreement.

        "Permitted Clearwater Affiliate" is defined in Section 9.2 of this Agreement.

        "Permitted Liens" means (a) mechanic's, materialmen's, workmen's, seamen's, repairmen's and similar Liens incurred in the ordinary course of business, (b) Taxes or other charges or levies of an Governmental Authority which are not due and payable or which are being contested in good faith by appropriate proceedings, (c) Liens arising under and by virtue of the terms and conditions of the MMS Lease and any Assigned Contract, and (d) Liens held by Venoco's secured lenders from time to time (which shall be released at Closing under the Purchase Agreement), and (e) any other Liens described on Schedule 2.

        "Person" means any Governmental Authority or any individual, firm, partnership, limited partnership, corporation, limited liability company, joint venture, trust, unincorporated organization or other entity or organization.

        "Pigging and Pipeline Facilities" means all Existing Pigging and Pipeline Facilities and all Additional Pigging and Pipeline Facilities used by Venoco as a pipeline interconnect and pig launching/receiving station to conduct Pigging and Pipeline Operations.

        "Pigging and Pipeline Operations" means (a) the use of Platform Grace, or such other site in accordance with Purchase Agreement or the Lease Transaction Agreements, as a station or base for the location of Pigging and Pipeline Facilities and (b) the conduct of pipeline "pigging" and inspection operations relating to Venoco's oil and gas pipelines located wholly or partially in the Santa Clara Unit.

        "Platform Equipment" means all equipment, machinery, tools, parts, spares, fixtures, furnishings, rigging, moorings, computers and other property aboard, around or attached to Platform Grace from time to time, excluding, however, the Pigging and Pipeline Facilities and any new or expanded piping, fixtures, equipment and devices used in Pigging and Pipeline Operations.

        "Platform Gail" means that certain three deck, 36 drilling slot, eight-leg drilling/production facility installed by conventional methods in approximately 739 feet of water located on OCS-P 0205, offshore Ventura County, California.

        "Platform Grace" means that certain twelve pile thirty-six slot offshore structure originally constructed in July 1979 and all Platform Equipment, all of which is located at 34° 10' 47" N, 119° 28' 05" W in approximately 318 feet of water in the Santa Clara Unit (within the area covered by the MMS Lease), approximately 12.6 miles offshore Ventura County, California.

        "Plugging and Abandonment" means all plugging, replugging, abandonment, equipment removal, disposal or restoration associated with the wells on or connected to Platform Grace, including, but not limited to, all plugging and abandonment, removal, surface or seabed restoration, disposal of the wells and personal property located on Platform Grace (whether drilled or placed on Platform Grace or the MMS Lease prior to or after the Closing Date), and any disposal of related waste materials, all in accordance with Applicable Laws and the terms and conditions of the MMS Lease and Unit Agreement, and the orders of Governmental Authorities.

        "Private Consents" means all consents, approvals and agreements that are required from Persons other than Governmental Authorities in order for Venoco to lawfully convey the Assets or lease Platform Grace (as applicable) to Clearwater for use in connection with its LNG Project.

        "Production Cessation Date" means the date that Venoco ceases to produce Hydrocarbons from wells drilled from Platform Grace other than normally occurring incidental seepage, which shall be the earliest possible date after the Exercise Date, but which in no event shall be later than 120 Days after the Exercise Date.

        "Project Mortgage" means collectively (a) any deed(s) of trust and other collateral security instruments (including, without limitation, financing statements, security agreements and other documentation required pursuant to applicable California law, and any absolute or conditional assignments of rents and subleases) serving as security for one or more development loans, construction loans and/or permanent loans which directly encumber the Assets, together with any modification, substitution, amendment, extension, increase, refinancing, replacement or recasting thereof, and (b) any instruments required in connection with an assignment-leaseback transaction involving the Assets; provided, however, (i) in no event shall any such Project Mortgage encumber the Excluded Assets or other rights or interests reserved by Venoco in the Conveyance Documents, and (ii) in no event shall the term "Project Mortgage" include any deed(s) of trust or other collateral security instruments or other instruments described in clauses (a) or (b) of this definition if the same are held by an Affiliate of Clearwater.

        "Project Mortgagee" means any holder of a Project Mortgage.

        "PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time.

        "Purchase Agreement" means an asset purchase and sale agreement in the form attached hereto as Exhibit D, to be entered into by Venoco and Clearwater upon the tender of an Exercise Notice by Clearwater electing to enter into such agreement, with the effectiveness of such agreement being established pursuant to the terms of the Escrow Agreement.

        "Remaining Platform Equipment" means the Platform Equipment in existence as of the Exercise Date, together with any additional Platform Equipment that is added or replaced prior to the Closing Date, less and except any Platform Equipment removed or destroyed prior to the Closing Date.

        "RTP Program" means Venoco's plans to "return to production" Platform Grace by, among other things, the drilling, completion, equipping and operating of wells, including re-entering existing wellbores, sidetracking, and/or recompleting existing wells and wellbores, and drilling new wells and producing Hydrocarbons.

        "Santa Clara Unit" means the unit formed pursuant to the Unit Agreement, as amended, which was originally comprised of the MMS Lease and Federal Oil and Gas Leases No. OCS-P-0215, OCS-P-0216, OCS-P-0210, OCS-P-0209, OCS-P-0208, OCS-P-0204 and OCS-P-0205.

        "Tax" or "Taxes" means any and all taxes, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any Governmental Authority or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, severance taxes, license charges, taxes on stock, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation and other obligations of the same or of a similar nature to any of the foregoing.

        "Termination Date" is defined in Section 3.1 of this Agreement.

        "Unit Agreement" means that certain Unit Agreement for the Development and Operation of the Santa Clara Unit Area, Channel Islands Area, Outer Continental Shelf, Offshore California, dated March 15, 1973, as amended from time to time.

        "Unit Operating Agreement" means that certain Unit Operating Agreement, Santa Clara Unit, Channel Islands Area, Outer Continental Shelf, Offshore, California, dated as of March 15, 1973, as amended from time to time.

        "USCG" means the United States Coast Guard.

        "Venoco" is defined in the preamble to this Agreement.

        "Venoco Liens" means Liens of the type identified in clauses (a), (b), (d) and (e) of the definition of the term "Permitted Liens" if and to the extent that such Liens arose by, through or under Venoco. Liens granted to Venoco at or before the Closing under the Venoco Security Documents shall not be considered to be "Venoco Liens."

        "Venoco Released Parties" means Venoco and each of its direct and indirect Affiliates, and each of its and its Affiliate's parent corporations, subsidiaries, subdivisions, successors, predecessors, shareholders, members, partners and assigns, and their present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns.

        "Venoco Representatives" is defined in Section 5.3(f) of this Agreement.

Exhibits and Schedules
Exhibit A—Form of Joint Response Letter to USCG
Exhibit B—Form of Irrevocable Standby L/C for Performance Security
Exhibit C—Form of Irrevocable Standby L/C for P&A Cost Payment Security
Exhibit D—Form of Purchase Agreement
Exhibit E—Form of Exercise Notice
Exhibit F—Form of Escrow Agreement

Schedule 1—Excluded Claims
Schedule 2—Taxes/Liens
Schedule 4.1(d)—Governmental Approvals; Private Consents
Schedule 4.1(f)—Certain Contracts
Schedule 4.1(g)—Exceptions to Conduct of Business; Taxes
Schedule 4.1(h)—Litigation and Proceedings
Schedule 4.2(c)—Clearwater Required Approvals
Schedule 5.3(f)—Insurance Required for Visits to Platform Grace
Schedule 9.2(c)—List of LNG Competitors

ASSET PURCHASE AGREEMENT

by and between

VENOCO, INC.

and

CLEARWATER PORT LLC

dated                        , 20

i

APPENDICES
Appendix A	Definitions
EXHIBITS
Exhibit A	Form of Irrevocable Standby Letter of Credit for Performance Security
Exhibit B	Form of Irrevocable Standby Letter of Credit for P&A Cost Payment Security
Exhibit C	Form of Conveyance Documents
Exhibit D	Form of Deed of Trust or Mortgage and Security Agreement
SCHEDULES
Schedule 1	Excluded Claims
Schedule 3.1(c)	Permitted Liens
Schedule 3.1(d)	Governmental Approvals; Private Consents
Schedule 3.1(f)	Certain Contracts
Schedule 3.1(g)	Exceptions to Conduct of Business; Taxes
Schedule 3.1(h)	Litigation and Proceedings
Schedule 3.2(c)	Buyer Required Approvals
Schedule 4.1(l)	Insurance Required for Buyer Visits to Platform Grace
Schedule 8.1(e)	Insurance Required for Venoco Visits to Platform Grace
Schedule 11.2(c)	List of LNG Competitors

ii

ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of                                     , 20    (the "Effective Date") by and between VENOCO, INC., a Delaware corporation ("Venoco") and CLEARWATER PORT LLC, a Delaware limited liability company ("Buyer").

RECITALS:

        WHEREAS, Venoco and Buyer have entered into that certain Platform Agreement dated as of March 1, 2006 (the "Platform Agreement"), pursuant to which, among other things, Venoco granted to Buyer the option to purchase or lease the Assets;

        WHEREAS, Buyer has satisfied the Exercise Notice Conditions (as defined in the Platform Agreement), and as a result thereof, Venoco has now become obligated to sell to Buyer, and Buyer has become obligated to purchase from Venoco, all of the Assets, subject in all respects to the terms and conditions set forth in this Agreement; and

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the Parties agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1 Definitions. For purposes of this Agreement, the terms defined in the preamble, recitals and other sections of this Agreement shall have the respective meanings therein set forth. Other capitalized terms used herein shall have the respective meanings assigned to them in Appendix A. Appendix A is incorporated herein by reference for all purposes.

ARTICLE II
PURCHASE AND SALE;
ASSUMPTION OF CERTAIN LIABILITIES

        Section 2.1 Purchase and Sale of Assets. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, Venoco agrees to sell, assign, convey, transfer and deliver to Buyer, and Buyer agrees to purchase, assume and acquire, the Assets.

        Section 2.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the Excluded Assets are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Venoco after the Closing.

        Section 2.3 Purchase Price and Other Consideration.

          (a)   Payments at Closing. The purchase price due at Closing for the purchase and sale of the Assets shall consist of (a) the sum of One Dollar ($1.00), (b) Buyer's obligation to make the Construction Period Payments in accordance herewith and (c) Buyer's assumption of the Assumed Obligations.

          (b)   Payments at other Times. In addition, Buyer shall pay to Venoco other amounts at the times and on the conditions set forth in this Agreement.

        Section 2.4 Payments.

          (a)   To Venoco Accounts. All payments made pursuant to Section 2.3 shall be made by wire transfer in immediately available funds to such account as Venoco may specify in a written notice given to Buyer not later than three (3) Business Days prior to the date such payment is to be made.

          (b)   Notice of Non-Payment; Cure. Notwithstanding the provisions of Section 2.4(a), in the event that any payment to be made by either Party pursuant to the terms of this Agreement has not been received by the applicable due date, the Party entitled to receive such payment shall notify the other Party in writing of such fact, and the Party that is entitled or obligated to make such payment shall thereafter have an additional five (5) Business Days after such notice to make such payment. Any payment so made within such additional five (5) Business Day period shall be considered timely payment for the purposes of this Agreement, and the Party entitled to receive such payment shall refrain from taking any action in respect of non-payment until such additional five (5) Business Day period shall have expired.

          (c)   Default Interest. All payments under this Agreement that are due, but are not timely paid, shall bear interest at the Default Rate from the due date through the date when such payment is actually received; provided that the collection of such interest shall not excuse such failure to pay timely, and shall not limit the rights, remedies or other recourse of either Party under this Agreement.

        Section 2.5 Liabilities.

          (a)   Assumed Obligations. From and after the Closing, Buyer shall assume and become liable and responsible for all of the Assumed Obligations.

          (b)   Retained Liabilities. From and after the Closing, Venoco shall remain liable and responsible for all of the Retained Liabilities.

          (c)   Indemnification. Buyer and Venoco each agree to indemnify and hold harmless the other Party pursuant to the indemnities given in Article IX in order to give effect to the allocation of liabilities in Sections 2.5(a) and 2.5(b) of this Agreement.

        Section 2.6 Purchase Price Allocation. For the sole purpose of making the requisite filings, if any, under Section 1060 of the Code and the regulations thereunder, Venoco and Buyer hereby agree that they will report the federal, state, and other Tax consequences of the transactions contemplated by this Agreement in a consistent manner, and in particular to report the information required by Section 1060(b) of the Code, and will not take any position inconsistent with it upon examination of any tax return, in any refund claim, in any income tax litigation, investigation, or other income tax matter.

        Section 2.7 Performance Security.

          (a)   Amount; Purpose; No Limitation. The Performance Security shall consist of an irrevocable standby letter of credit in the face amount prescribed by Section 2.7(e) (the "Performance Security"). The Performance Security shall be maintained and drawn upon in accordance with this Section 2.7. The Performance Security shall be provided and maintained up to the LNG Operations Commencement Date, and shall serve as security for Buyer's payment and performance obligations (excluding however, those payment obligations covered by the P&A Cost Payment Security) under this Agreement, including any obligation to pay interest at the Default Rate on the amount otherwise due. The Performance Security shall not be in lieu of payment of any other amounts due to Venoco, nor shall it, except as provided in Section 2.7(f), operate as a limit or cap on amounts otherwise payable to Venoco, in all cases pursuant to this Agreement.

          (b)   Form; Renewals. The Performance Security shall be substantially in the form of Exhibit A, subject to such modification as may be necessary to reflect any change in generally applicable banking regulations and shall be issued by an Approved L/C Bank. The Performance Security initially required under this Agreement was delivered to Venoco on or before the Effective Date. All costs and charges relating to the issuance and maintenance of the Performance Security and the remittance of money to Venoco under the Performance Security (including telegraphic transfer charges and all other charges, fees and expenses) shall be borne by Buyer. The Performance Security and any renewal or replacement thereof pursuant to this Section 2.7(b) shall have a period of validity of at least three hundred and sixty four (364) Days. Not less than thirty (30) Days prior to the scheduled date of its expiry, Buyer shall cause to be delivered to Venoco a replacement or extension of the Performance Security for a period of validity of at least three hundred and sixty four (364) Days, commencing upon the expiration of the preceding Performance Security. In the event that such replacement or extension of the Performance Security is not delivered timely to Venoco, Venoco shall be entitled to draw the entire amount of the Performance Security. Venoco shall deposit and hold all funds so drawn in a separate Venoco account to be maintained for the benefit of Buyer, with such funds to be applied only against sums due and owing by Buyer under this Agreement as and when such sums become due. Venoco shall promptly refund the balance of such drawn funds upon the earlier to occur of (i) Buyer's replacement of the Performance Security, or (ii) the date that all sums (including any interest and other costs) that are due and owing by Buyer to Venoco pursuant to this Agreement have been paid in full following the LNG Operations Commencement Date.

          (c)   Conditions for Draw; Return if Improper Draw. Venoco shall have the right to draw the Performance Security provided by Buyer only to fulfill any of the payment obligations and performance obligations of Buyer under this Agreement in the event that Buyer fails to pay or perform such obligations when due, subject to the applicable cure period; provided, that Venoco shall have no right to draw pursuant to this Section 2.7(c) with respect to those obligations of Buyer under this Agreement which are secured by the P&A Cost Payment Security. Venoco shall be obliged to hold in trust and turn over promptly to Buyer all and any sums received pursuant to any draw of the Performance Security made in violation or breach of this Section 2.7(c), together with interest thereon at the Default Rate, with such interest to accrue from the date of such draw to the date funds are reimbursed in full to Buyer.

          (d)   Satisfaction of Underlying Obligation. On the first occasion when any payment is made to Venoco pursuant to a draw on the Performance Security, the receipt of funds by Venoco pursuant to such drawing shall, to that extent, satisfy and discharge Buyer's obligation to make such payment under this Agreement, but shall be without prejudice to Buyer's rights to make any Claim in relation to the matter giving rise to such payment or otherwise pursue any other right or remedy under this Agreement, at law or in equity (subject, however, to Section 9.4), and shall further be without prejudice to Venoco's rights to make further draws on the Performance Security or otherwise pursue any other right or remedy under this Agreement, at law or in equity (subject, however, to Section 9.4). On the second occasion when Venoco is entitled to a draw on the Performance Security, Buyer shall procure, within seven (7) Business Days after such draw and at Buyer's expense, the renewal, reissuance or reinstatement of the Performance Security such that the amount of the Performance Security is increased to, and at all times remains equal to, the amount required by Section 2.7(e). Buyer shall maintain the Performance Security in effect to comply with its obligations under this Agreement notwithstanding the expiry or termination of this Agreement or the occurrence of the LNG Operations Commencement Date until payment has been made for all amounts which have accrued as of the expiry or termination of this Agreement, or the occurrence of the LNG Operations Commencement Date, as applicable, and in respect of which a draw can be made under the Performance Security pursuant to this Agreement; provided however, that, subject to Venoco's right to draw and retain the Performance Security pursuant to Section 2.7(f), the Performance Security which is valid on the date of expiry or termination of this Agreement or on the occurrence of the LNG Operations Commencement Date shall be cancelled by delivery of a Certificate of Reduction (substantially in the form attached to the form of letter of credit in Exhibit A) and such Performance Security shall be returned by Venoco to Buyer after payment has been made of such amounts which have accrued as of and including the date of such expiry or termination or on the LNG Operations Commencement Date, as applicable.

          (e)   Amount Dependent Upon Timing; Reduction for Eligible Expenses. The amount of the Performance Security shall be established and adjusted as follows:

            (i)    The initial amount of the Performance Security shall be Eighty Million Dollars ($80,000,000); provided however, that the amount of the Performance Security shall be subject to adjustment in accordance with the following conditions:

              (1)   If the Effective Date is on or after July 1, 2008, but before January 1, 2009, the amount of the Performance Security shall be equal to Seventy Million Dollars ($70,000,000);

              (2)   If the Effective Date is on or after January 1, 2009, but before July 1, 2009, the amount of the Performance Security shall be equal to Sixty Million Dollars ($60,000,000);

              (3)   If the Effective Date is on or after July 1, 2009, the amount of the Performance Security shall be equal to Fifty Million Dollars ($50,000,000); and

            (ii)   Regardless of the amount of the Performance Security as determined in accordance with Section 2.7(e)(i), the amount of the Performance Security shall be reduced, subject to Section 2.7(e)(iii), on an ongoing basis by One Dollar ($1.00) for every Two Dollars ($2.00) that Buyer expends on Eligible Expenses, with such permitted adjustments (and replacements of the then existing letter of credit with a new letter of credit in the adjusted amount, but in all other respects identical to the letter of credit being replaced) to be made from time to time at Buyer's option by written notice to Venoco, which notice shall contain an itemization of such Eligible Expenses. Venoco shall have the right, upon reasonable prior written notice to Buyer and during normal business hours of Buyer, to audit Buyer's books and records solely as they relate to the claimed Eligible Expenses in order to verify the amount of Eligible Expenses so notified by Buyer.

            (iii)  Notwithstanding any other provision of this Agreement to the contrary, (A) the amount of the Performance Security shall be maintained at all times prior to the LNG Operations Commencement Date in an amount not less than Twenty Five Million Dollars ($25,000,000), and (B) from and after the LNG Operations Commencement Date, Buyer shall no longer be required to provide and maintain the Performance Security, which, provided no claims secured thereby are then pending, shall be cancelled and returned in accordance with the last sentence of Section 2.7(d).

          (f)    Disposition Upon Termination.

            (i)    IN THE EVENT THAT THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 10.1(a) AS A RESULT OF THE MATERIAL BREACH, OR MATERIAL DEFAULT, BEFORE THE LNG OPERATIONS COMMENCEMENT DATE, IN THE PERFORMANCE BY BUYER OF ITS OBLIGATIONS HEREUNDER, AFTER GIVING EFFECT TO THE APPLICABLE CURE PERIOD AND CURE RIGHTS (A "MATERIAL BUYER DEFAULT"), VENOCO SHALL BE ENTITLED TO (i) IF SUCH MATERIAL BUYER DEFAULT OCCURS AFTER COMPLETION OF PLUGGING AND ABANDONMENT, DRAW AND RETAIN THE BALANCE OF THE PERFORMANCE SECURITY AVAILABLE AS OF THE DATE OF SUCH MATERIAL BUYER DEFAULT, AS LIQUIDATED DAMAGES INTENDED TO COMPENSATE VENOCO FOR SUCH MATERIAL BUYER DEFAULT, OR (ii) IF SUCH MATERIAL BUYER DEFAULT OCCURS PRIOR TO COMPLETION OF PLUGGING AND ABANDONMENT, DRAW THE ENTIRE AMOUNT REMAINING UNDER THE PERFORMANCE SECURITY AND RETAIN FROM SUCH FUNDS, AS LIQUIDATED DAMAGES INTENDED TO COMPENSATE VENOCO FOR SUCH MATERIAL BUYER DEFAULT, AN AMOUNT EQUAL TO THE SUM OF (x) ALL COSTS INCURRED BY VENOCO IN CONNECTION WITH PLUGGING AND ABANDONMENT OPERATIONS (TO

    THE EXTENT NOT PAID BY BUYER, OR DRAWN UNDER THE P&A COST PAYMENT SECURITY), (y) ALL COSTS RELATING TO THE REDRILLING OF THE WELLS THAT WERE PLUGGED AND ABANDONED DURING PLUGGING AND ABANDONMENT AND (z) THE OTHER DAMAGES SUFFERED BY VENOCO FROM THE SHUTDOWN OF OPERATIONS ON PLATFORM GRACE IN CONNECTION WITH PLUGGING AND ABANDONMENT, INCLUDING THE PRESENT VALUE, DISCOUNTED AT TEN PERCENT (10%), OF THE NET FUTURE CASH FLOW ATTRIBUTABLE TO ALL PROVED, PROBABLE AND POSSIBLE OIL AND GAS RESERVES (AS SUCH RESERVES AND NET PRESENT VALUE ARE EACH DETERMINED BY VENOCO'S INDEPENDENT RESERVES ENGINEER AND CONTAINED IN SUCH ENGINEER'S MOST RECENT RESERVES REPORT) THAT WERE EXPECTED TO BE PRODUCED BY VENOCO FROM WELLS ON PLATFORM GRACE, AND WHICH VENOCO HAS REASONABLY DETERMINED ARE NO LONGER CAPABLE OF BEING PRODUCED AS A RESULT OF ACTIONS TAKEN BY VENOCO IN THE PERFORMANCE OF ITS P&A OBLIGATIONS. FOR THE PURPOSES OF THE PRECEDING SENTENCE, THE OIL AND GAS RESERVES SHALL MEAN SUCH RESERVES THAT ARE ESTIMATED BY VENOCO'S INDEPENDENT RESERVES ENGINEER IN A RESERVE REPORT THAT, IF VENOCO IS THEN A REPORTING COMPANY, IS THE SOURCE OF RESERVES DETERMINATIONS CONTAINED, OR OTHERWISE REFLECTED, IN VENOCO'S PUBLIC REPORTS PERIODICALLY FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. UPON DETERMINATION OF SUCH AMOUNT, THE REMAINING BALANCE OF SUCH FUNDS DRAWN BY VENOCO SHALL BE TURNED OVER TO BUYER.

            (ii)   VENOCO SHALL BE ENTITLED TO DRAW AND RETAIN SOME OR ALL OF THE BALANCE OF THE PERFORMANCE SECURITY (i) PRIOR TO THE CLOSING DATE, IN THE EVENT OF A MATERIAL BUYER DEFAULT, AS PROVIDED IN THIS SECTION 2.7, INCLUDING IN THE EVENT OF A TERMINATION OF THIS AGREEMENT AS SET FORTH IN THIS SECTION 2.7(f), (ii) AT THE TIME AND ON THE TERMS AND CONDITIONS SET FORTH IN SECTION 7.1(c), IF THE CLOSING DOES NOT OCCUR, AND (iii) FOLLOWING THE CLOSING DATE IF (x) A MATERIAL BUYER DEFAULT OCCURS OR (y) THE LNG PROJECT TERM ENDS PRIOR TO THE LNG OPERATIONS COMMENCEMENT DATE.

            (iii)  BUYER AND VENOCO, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE PERFORMANCE SECURITY REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH VENOCO WILL SUSTAIN IN THE EVENT OF ANY SUCH MATERIAL BUYER DEFAULT. BUYER AND VENOCO HEREBY AGREE THAT VENOCO MAY, IN THE EVENT OF A MATERIAL BUYER DEFAULT, TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER AND RETAIN THE PERFORMANCE SECURITY AND THE PROCEEDS FROM DRAWING THEREON AS SET FORTH IN THIS SECTION 2.7(f) AS LIQUIDATED DAMAGES.

            (iv)  SUCH RETENTION OF THE PERFORMANCE SECURITY BY VENOCO SHALL CONSTITUTE VENOCO'S SOLE REMEDY FOR SUCH MATERIAL BUYER DEFAULT PRIOR TO THE LNG OPERATIONS COMMENCEMENT DATE AND IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO VENOCO PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR PROVISION.

NOTHING IN THIS SECTION 2.7(f) SHALL IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN

SECTION 4.1(l) AND SECTION 9.1(a)(iii), AND NOTHING IN THIS SECTION 2.7(f) SHALL IMPAIR OR LIMIT VENOCO'S RIGHTS OR REMEDIES FOR BREACH OR DEFAULT BY BUYER FROM AND AFTER THE LNG OPERATIONS COMMENCEMENT DATE. NOTWITHSTANDING THE PROVISIONS OF SECTION 9.4, VENOCO'S RIGHT TO DRAW AND RETAIN THE PERFORMANCE SECURITY SHALL NOT BE DEEMED TO BE A "CLAIM" SUCH THAT VENOCO WOULD BE REQUIRED TO BRING AN ARBITRATION ACTION PRIOR TO DRAWING AND RETAINING THE PERFORMANCE SECURITY. VENOCO AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 2.7(f) AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Initials of representative of Buyer:

Initials of representative of Venoco:

        Section 2.8 P&A Cost Payment Security.

          (a)   Amount; Purpose; No Limit. The P&A Cost Payment Security shall consist of an irrevocable standby letter of credit in the initial face amount of Twenty Million Dollars ($20,000,000) (the "P&A Cost Payment Security"). The P&A Cost Payment Security shall be established and maintained and drawn upon in accordance with this Section 2.8. The P&A Cost Payment Security shall serve as security for the reimbursement of all actual third-party invoiced costs and expenses incurred by Venoco related to Plugging and Abandonment arising under this Agreement, including any obligation to pay interest at the Default Rate on the amount otherwise due (the "P&A Costs"). Buyer hereby agrees that Buyer shall pay, or reimburse Venoco for, all P&A Costs. From time to time, Venoco shall submit invoices for P&A Costs, supported by appropriate backup documentation, and Buyer shall reimburse to Venoco fifty percent (50%) of the amount of each such invoice (to such account as Venoco may specify) within thirty (30) Days after presentation of such invoice. Not later than ten (10) Business Days following the satisfaction of all of the P&A Obligations, Buyer shall reimburse Venoco for the remaining fifty percent (50%) of all such invoices. Buyer's obligation to reimburse such costs and expenses shall be secured by the Performance Security. The P&A Cost Payment Security may be drawn against solely in the event that Buyer fails to reimburse P&A Costs in accordance with this Agreement, and it shall not be used by Venoco in lieu of, or in supplement to, the Performance Security or for any other purpose. The P&A Cost Payment Security shall not be in lieu of payment of any other amounts due to Venoco, nor shall it operate as a limit or cap on amounts otherwise payable to Venoco, in all cases pursuant to this Agreement.

          (b)   Form; Renewals. The P&A Cost Payment Security shall be substantially in the form attached hereto as Exhibit B, subject to such modification as may be necessary to reflect any change in generally applicable banking regulations and shall be issued by an Approved L/C Bank. The P&A Cost Payment Security initially required under this Agreement was delivered to Venoco on or before the Effective Date. All costs and charges relating to the issuance and maintenance of the P&A Cost Payment Security and the remittance of money to Venoco under the P&A Cost Payment Security (including telegraphic transfer charges and all other charges, fees and expenses) shall be borne by Buyer. The P&A Cost Payment Security and any renewal or replacement thereof pursuant to this Section 2.8(b) shall have a period of validity of at least three hundred and sixty four (364) Days. Not less than thirty (30) Days prior to the scheduled date of its expiry, Buyer shall cause to be delivered to Venoco a replacement or extension of the P&A Cost Payment Security for a period of validity of at least three hundred and sixty four (364) Days. In the event that such replacement or extension of the P&A Cost Payment Security is not delivered timely to Venoco, Venoco shall be entitled to draw the entire amount of the P&A Cost Payment Security. Venoco shall deposit and hold all funds so drawn in a separate Venoco account to be maintained for the benefit of Buyer, with such funds to be applied only against sums due and owing by Buyer in respect of the reimbursement of P&A Costs as and when such sums become due at Closing. Venoco shall promptly refund the balance of such drawn funds upon the earlier to occur of (i) Buyer's replacement of the P&A Cost Payment Security, or (ii) the date that all sums (including any interest and other costs) that are due and owing by Buyer to Venoco in respect of the reimbursement of P&A Costs have been paid in full, but in no event sooner than the Closing.

          (c)   Restoration of Full Amount. If Venoco draws on the P&A Cost Payment Security in accordance with the terms of this Agreement, Buyer shall procure, within seven (7) Business Days after such draw and at Buyer's expense, the renewal, reissuance or reinstatement of the P&A Cost Payment Security such that the amount of the P&A Cost Payment Security at all times is equal to the amount set forth in Section 2.8(a) .

          (d)   Conditions for Draw; Return if Improper Draw. Venoco undertakes to Buyer not to make any draw on the P&A Cost Payment Security otherwise than to satisfy the reimbursement of the P&A Costs in the event that Buyer fails to reimburse such costs when due, and Venoco shall be obliged to hold in trust and turn over promptly to Buyer all and any sums received pursuant to any draw made in breach of this Section 2.8(d) together with interest thereon at the Default Rate, with such interest to accrue from the date of such draw to the date such funds are reimbursed in full to Buyer.

          (e)   Satisfaction of Underlying Obligation; Disposition Upon Termination. Any payment made to Venoco pursuant to a draw on the P&A Cost Payment Security (except to the extent of any sums turned over to Buyer by Venoco in accordance with Section 2.8(d)) shall, to that extent, satisfy and discharge Buyer's obligation to make such payment under this Agreement, but shall be without prejudice to Buyer's rights to make any Claim in relation to the matter giving rise to such payment or otherwise pursue any other right or remedy under this Agreement, at law or in equity (subject, however, to Section 9.4), and any such payment shall further be without prejudice to Venoco's rights to make further draws on the P&A Cost Payment Security in accordance with this Section 2.8 or otherwise pursue any other right or remedy under this Agreement, at law or in equity (subject, however, to Section 9.4). Buyer shall maintain the P&A Cost Payment Security in effect to comply with its obligations under this Agreement, notwithstanding the expiry or termination of such agreement, until payment has been made for all P&A Costs; provided however, that after payment in full of all P&A Costs, the P&A Cost Payment Security shall be cancelled by delivery of a Certificate of Reduction (substantially in the form attached to the form of letter of credit in Exhibit B), and such P&A Cost Payment Security shall be returned by Venoco to Buyer.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        Section 3.1 Representations and Warranties of Venoco. Venoco represents and warrants to Buyer, as of the effective date of the Platform Agreement, as follows:

          (a)   Due Incorporation. Venoco is a corporation that is duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware. Venoco has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted.

          (b)   Due Authorization; Enforceability. Venoco has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Venoco and the consummation of the transactions contemplated hereby by Venoco have been duly authorized by all necessary or appropriate corporate action on the part of Venoco and no other corporate proceedings on the part of Venoco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Venoco (assuming that this Agreement constitutes the valid and binding obligation of Buyer) enforceable against Venoco in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Applicable Laws of general applicability relating to or affecting creditors' rights and any Applicable Law relating to the availability of specific performance, injunctive relief or other equitable remedies.

          (c)   Title. Venoco acquired Platform Grace from Chevron pursuant to the terms and conditions of the Chevron Purchase Agreement, and to Venoco's Best Knowledge, Venoco's title to the Assets is free and clear of Liens, other than Permitted Liens. Subject to the receipt of all necessary Governmental Approvals and the Private Consents, Venoco has the right and power, at the Closing, to transfer to Buyer the Assets, free and clear of all Venoco Liens and free and clear of all other title claims or defects arising by, through or under Venoco; provided, that Venoco makes no title representations or warranties of any kind with respect to the Available Emissions Reduction Credits or the Chevron Purchase Agreement Rights.

          (d)   No Violation; Consents. Neither the execution and the delivery of this Agreement by Venoco, nor the performance by Venoco of its obligations hereunder, will in any material respect violate (i) any provision of its charter or bylaws, or (ii) to Venoco's Best Knowledge and subject to the receipt of all necessary Governmental Approvals and Private Consents and except as set forth on Schedule 3.1(d), any agreement or instrument to which Venoco is a party. To Venoco's Best Knowledge, neither the execution and the delivery of this Agreement by Venoco, nor the performance by Venoco of its obligations hereunder, will in any material respect violate, except as set forth on Schedule 3.1(d), any Applicable Law to which Venoco or the Assets are subject. To Venoco's Best Knowledge and except as set forth on Schedule 3.1(d), Venoco is not required to give any notice to, or make any filing with or obtain any authorization, consent or approval of, any Governmental Authority to perform its obligations under this Agreement. To Venoco's Best Knowledge, each Private Consent is listed on Schedule 3.1(d).

          (e)   Brokerage Fees and Commissions. There is no investment banker, broker or finder which has been retained by or is authorized to act on behalf of Venoco or any Affiliate of Venoco who is or might be entitled to any fee, commission or payment from Buyer in connection with the negotiation, preparation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (f)    Material Contracts. Set forth on Part 1 of Schedule 3.1(f) is a complete list of all currently effective Material Contracts. Venoco has previously delivered to Buyer true and complete copies of such Material Contracts. Set forth on Part 2 of Schedule 3.1(f) is a list of those Material Contracts that Buyer has designated as Assigned Contracts.

          (g)   Conduct of Business; Taxes. Except as set forth on Schedule 3.1(g), Venoco has operated Platform Grace in the ordinary course of Venoco's business. Except as set forth on Schedule 3.1(g), all Taxes which are due and payable by Venoco, and relate to the Assets, have been paid.

          (h)   No Litigation; No Condemnation Proceedings. Except as set forth on Schedule 3.1(h), no claim, demand, filing, cause of action, administrative proceeding lawsuit or other litigation is pending or, to Venoco's Best Knowledge, threatened with respect to Venoco that materially and adversely affects the ownership, operation or value of the Assets or Venoco's ability to consummate the transactions contemplated in this Agreement. To Venoco's Best Knowledge, except as set forth on Schedule 3.1(h) there are no condemnation or eminent domain proceedings pending with respect to all or any portion of the Assets.

          (i)    Insurance. Venoco maintains insurance coverage sufficient to meet the requirements of the MMS Lease and the Governmental Approvals currently applicable to Platform Grace.

          (j)    Investment Company Act. Venoco is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940.

          (k)   PUHCA. Venoco is not (a) a "public utility company" within the meaning of Section 2(a)(5) of PUHCA, (b) a "holding company" within the meaning of Section 2(a)(7) of PUHCA, or (c) an indirect wholly-owned "subsidiary company" within the meaning of Section 2(a)(8) of PUHCA.

        EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS SECTION 3.1 VENOCO MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE ASSETS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. WITH RESPECT TO THE ASSETS, VENOCO HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OR MATERIALS AND ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, RELATING TO PLATFORM GRACE OR THE OTHER ASSETS.

        VENOCO MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO, AND HEREBY EXPRESSLY DISCLAIMS, ANY ASSURANCES OF ANY KIND WHATSOEVER, WITH RESPECT TO THE SUITABILITY OF PLATFORM GRACE AND THE OTHER ASSETS FOR BUYER'S LNG PROJECT. IN PARTICULAR, VENOCO HAS NOT DETERMINED WHETHER THE ASSETS ARE APPROPRIATE FOR SUCH USES OR WHETHER THE NECESSARY GOVERNMENTAL APPROVALS CAN BE OBTAINED BY BUYER OR ANY OTHER PERSON FOR SUCH USE. VENOCO SPECIFICALLY ADVISES BUYER THAT THE TERMS AND CONDITIONS OF THE MMS LEASE, THE UNIT AGREEMENT AND THE UNIT OPERATING AGREEMENT DO NOT CONTEMPLATE THE USE OF THE ASSETS IN THE MANNER AND FOR THE PURPOSES INTENDED BY BUYER. OTHER THAN VENOCO'S COVENANT IN THIS AGREEMENT TO COOPERATE WITH BUYER IN CONNECTION WITH BUYER'S EFFORTS TO OBTAIN GOVERNMENTAL APPROVALS, VENOCO SHALL HAVE NO OBLIGATION TO CAUSE GOVERNMENTAL AUTHORITIES TO TAKE ANY ACTION WITH RESPECT TO THE ASSETS OR ANY GOVERNMENTAL APPROVALS. FINALLY, VENOCO SHALL HAVE NO OBLIGATION TO SELL OR LEASE THE ASSETS TO BUYER IF DOING SO WOULD CAUSE VENOCO TO VIOLATE THE DPP, THE MMS LEASE (OR CAUSE ITS TERMINATION) OR VIOLATE ANY APPLICABLE LAW OR ANY GOVERNMENTAL APPROVAL APPLICABLE TO VENOCO OR THE ASSETS.

        Section 3.2 Representations and Warranties of Buyer. Buyer represents and warrants to Venoco, as of the Effective Date, as follows:

          (a)   Due Formation. Buyer is a limited liability company that is duly formed, validly existing and in good standing under the Applicable Laws of the State of Delaware. Buyer has all requisite limited liability company power and authority to own, lease and operate its properties and carry on its business as now being conducted.

          (b)   Due Authorization; Enforceability. Buyer has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby by Buyer have been duly authorized by all necessary or appropriate limited liability company or other action on the part of Buyer, and no other limited liability company proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Buyer (assuming that this Agreement constitutes the valid and binding obligation of Venoco) enforceable against Buyer in accordance with its respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Applicable Laws of general applicability relating to or affecting creditors' rights and any Applicable Law relating to the availability of specific performance, injunctive relief or other equitable remedies.

          (c)   No Violation; Consents. Neither the execution and the delivery of this Agreement, nor the performance by Buyer of its obligations hereunder, will in any material respect violate any Applicable Law to which Buyer is subject, or any provision of its organizational documents or to the best knowledge of Buyer and subject to receipt of all necessary Governmental Approvals and Private Consents, any material agreement or instrument to which Buyer is a party. To the best knowledge of Buyer, except as set forth on Schedule 3.2(c) , Buyer is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of, any Governmental Authority or any other Person to perform any of its material obligations under this Agreement.

          (d)   Brokerage Fees and Commissions. There is no investment banker, broker or finder which has been retained by or is authorized to act on behalf of Buyer or any Affiliate of Buyer who is or might be entitled to any fee, commission or payment from Venoco in connection with the negotiation, preparation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (e)   Investment Company Act. Buyer is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940.

          (f)    PUHCA. Buyer is not (a) a "public utility company" within the meaning of Section 2(a)(5) of PUHCA, (b) a "holding company" within the meaning of Section 2(a)(7) of PUHCA, or (c) an indirect wholly-owned "subsidiary company" within the meaning of Section 2(a)(8) of PUHCA.

EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.1, BUYER IS ACQUIRING THE ASSETS IN AN "AS-IS, WHERE-IS" CONDITION WITH ALL FAULTS. BUYER REPRESENTS AND ACKNOWLEDGES THAT IN MAKING THE DECISION TO ENTER INTO THIS AGREEMENT AND CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY, BUYER HAS RELIED SOLELY ON UPON THE REPRESENTATIONS AND WARRANTIES MADE IN THIS AGREEMENT AND UPON ITS OWN INDEPENDENT DUE DILIGENCE INVESTIGATION OF THE ASSETS. ACCORDINGLY, BUYER ACKNOWLEDGES THAT VENOCO HAS NOT MADE, AND VENOCO HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY (OTHER THAN THOSE EXPRESS REPRESENTATIONS AND WARRANTIES MADE IN THIS AGREEMENT), EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO THE ASSETS.

ARTICLE IV
COVENANTS AND AGREEMENTS

        Section 4.1 Covenants through the Closing. From the Effective Date through the Closing, except as otherwise consented to or approved in writing by each of the Parties, the Parties covenant and agree to the following:

          (a)   Cessation of Activity; Equipment Removal; P&A Obligations.

            (i)    Prior to the Effective Date, Venoco has exercised its E&P Rights, including the installation of Platform Equipment in connection with the RTP Program. On or prior to the Production Cessation Date, Venoco shall cease all its oil and gas production from Platform Grace. Venoco shall pay to Buyer the sum of Ten Million Dollars ($10,000,000) per month for each month (or a pro rated portion of such amount for any partial month) that the cessation of such oil and gas production is delayed beyond the Production Cessation Date. Venoco shall cease exercise of all other E&P Rights on Platform Grace (except for Permitted Operations) by no later than the date on which the P&A Obligations are completed (the "P&A Completion Date") and shall cease all other activity on Platform Grace (except for Permitted Operations), including the removal of Platform Equipment that Venoco wishes to re-use or salvage, by not later than the Closing Date.

            (ii)   Within thirty (30) Days after the Effective Date, Venoco shall submit to Buyer a proposed written schedule and budget for the P&A Obligations and Equipment Removal Operations (defined below) setting out the estimated time (commencing upon arrival of the required abandonment or workover rig(s) at Platform Grace), procedures and actions necessary to complete all P&A Obligations and Equipment Removal Operations (such schedule, the "P&A Plan"). Upon written approval by Buyer of the P&A Plan (which approval shall not be unreasonably withheld, delayed or conditioned), Venoco shall use Commercially Reasonable Efforts to commence Plugging and Abandonment operations as soon as possible and in accordance with the P&A Plan. Venoco shall, from time to time, and at the request of Buyer, provide reports to Buyer on the status of all P&A Obligations, and shall, when all P&A Obligations have been performed, give notice thereof to Buyer. If, in Buyer's reasonable judgment, Venoco and/or its contractors or agents retained for purposes of the P&A Plan fail to make satisfactory progress on the P&A Obligations in accordance with the P&A Plan, Buyer may retain its own contactors and agents to undertake and complete the P&A Obligations, and Venoco shall provide any requested assistance to Buyer and its contractors at Buyer's expense in connection with such activities.

            (iii)  Venoco may remove any Platform Equipment owned by Venoco from Platform Grace by no later than the P&A Completion Date (such removal, the "Equipment Removal Operations") so long as (i) the Equipment Removal Operations do not adversely affect Venoco's Platform Grace operations as required by any Governmental Authority or the LNG Project schedule (as disclosed to Venoco) or otherwise adversely affect the structural integrity of Platform Grace and (ii) Venoco indemnifies and holds Buyer harmless from and against any Losses to Buyer's property resulting from such removal activities. Buyer may choose to use such Platform Equipment remaining on Platform Grace and not removed by Venoco pursuant to this Section 4.1(a)(iii) in any manner Buyer desires, except with respect to such Platform Equipment required for the Pigging and Pipeline Operations, which shall be used as provided in Section 4.2(a).

          (b)   LNG Project Governmental Approvals. Venoco shall, at and in accordance with Buyer's request, (i) use Commercially Reasonable Efforts to assist and cooperate with Buyer in connection with Buyer's efforts to obtain all necessary Governmental Approvals in connection with the LNG Project, so long as such Governmental Approvals are otherwise consistent with the terms of this Agreement, (ii) consent to Buyer being its agent to discuss LNG permitting issues with the MMS or any other Governmental Authority, and (iii) consistent with Section 4.1(c) below, shall not communicate with any Governmental Authority involved in permitting for Buyer's LNG Project regarding the status of Buyer's LNG Project without Buyer's prior written consent; provided however, that nothing in this Agreement shall interfere with Venoco's ability to perform its obligations under Applicable Law, the MMS Lease, the Unit Agreement, the Unit Operating Agreement and any other existing Material Contract, or with either Venoco's or Buyer's ability to take any action to deal with an emergency that threatens or may threaten death, personal injury or damage to property. While the Parties are not able to predict precisely what assistance Venoco will be required to provide pursuant to the foregoing Section 4.1(b)(i), Buyer currently expects that Venoco's role would likely be limited to reviewing significant documentation relating to Approvals and attending certain important meetings with Governmental Authorities.

          (c)   Other Communications with Governmental Authorities. Consistent with Section 4.1(b) above, Venoco shall continue to communicate with any Governmental Authority involved in connection with the exercise of its E&P Rights and programs consistent therewith (including the RTP Program), such communication to be consistent with Venoco's legal obligations and responsibilities to such Governmental Authority in connection with Venoco's ownership or operation of Platform Grace, the MMS Lease and/or the Santa Clara Unit. Venoco may communicate with any Governmental Authority on any matter unrelated to Platform Grace; provided however, that Venoco shall not notify the MMS or any other Governmental Authority of its intention to permanently abandon Platform Grace, or to surrender or release the MMS Lease or Venoco's rights in the Santa Clara Unit, without Buyer's prior written consent. If requested by Buyer, Venoco shall provide Buyer with copies of all correspondence with Governmental Authorities pertaining to Platform Grace, the MMS Lease or its exercise of the E&P Rights (including the RTP Program). Venoco shall provide Buyer with copies of any correspondence that references or otherwise relates to the LNG Project.

          (d)   Private Consents. Venoco shall use all Commercially Reasonable Efforts to obtain all Private Consents, it being understood by Buyer that Venoco cannot guarantee or predict when, if ever, such Private Consents will be obtained. Venoco shall provide Buyer with copies of all correspondence with private parties pertaining to the Private Consents.

          (e)   Conduct of Business; Maintenance and Costs; Taxes. Venoco shall operate the Assets as a reasonable and prudent operator. Venoco shall, at its own expense, use commercially reasonable efforts to continue to meet its contractual and regulatory obligations, and to maintain all rights, privileges and Governmental Approvals necessary to maintain Platform Grace and the MMS Lease, as well as paying all costs related to its exercise of E&P Rights (including the RTP Program) and the Pigging and Pipeline Operations. Venoco shall duly and timely pay and discharge any and all Taxes based on the ownership of the Assets, except for Taxes which are being contested in good faith by appropriate proceedings.

          (f)    Leases and Subleases. Venoco shall not enter into, amend, extend, renew, supplement or in any other way modify (i) any lease, sublease, license, easement, right of way or any other agreement providing a third-party (other than Venoco's agents, contractors, consultants and other Persons that provide routine operational or maintenance services to Venoco from time to time, Persons involved in Plugging and Abandonment operations and Equipment Removal Operations and prospective lenders, investors or purchasers) with the right of access to or use of Platform Grace without Buyer's prior written consent.

          (g)   Cooperation With Buyer's Lenders.

            (i)    Venoco shall cooperate with any reasonable request by Buyer's lenders in connection with the financing of Buyer's LNG Project and Buyer's general corporate financing; provided, however, that any and all Venoco Liens on the Assets shall be released at the Closing.

            (ii)   Without limiting the generality of the foregoing, Venoco specifically agrees that it will subordinate its deed of trust liens and security interests granted to it by Buyer at the Closing pursuant to the Venoco Security Documents in favor of a Project Mortgagee providing financing to Buyer for the Buyer's LNG Project. If Clearwater requires such subordination of the Venoco Security Documents at the Closing, then prior to the Effective Date, Venoco, Clearwater and the Project Mortgagee shall have agreed to good faith with the Project Mortgagee the specific terms of such subordination, and related non-disturbance and attornment provisions. Venoco shall not be obligated to enter into any other agreements, instruments or documents pertaining to such subordination at or before the Closing except those that are substantially in the form of those agreed to by Venoco, Clearwater and the Project Mortgagee prior to the Effective Date.

            (iii)  In addition, Venoco and Buyer hereby agree to cooperate in including in the Conveyance Documents, by suitable amendment from time to time, any provision which may reasonably be requested by any proposed Project Mortgagee for the purpose of implementing the Project Mortgagee protection provisions contained in the Conveyance Documents and allowing such Project Mortgagee reasonable means to protect or preserve the lien of the Project Mortgage, as well as such other documents containing terms and provisions customarily required by project mortgagees (taking into account the customary requirements of their participants, syndication partners or ratings agencies) in connection with any such financing. Venoco and Buyer each agree to execute and deliver (and to acknowledge, if necessary, for recording purposes) any agreement reasonably necessary to effectuate any such amendment as well as such other documents containing terms and provisions customarily required by lenders in connection with any such financing; provided, however, that any such amendment shall not in any way (except as expressly set forth above) affect the terms and conditions of the Conveyance Documents or this Agreement, nor shall such amendment otherwise in any material respect adversely affect any rights of Venoco under the Conveyance Documents or this Agreement.

          (h)   Liens; Insurance. Venoco shall keep and maintain Platform Grace free of all Liens, other than Permitted Liens, and shall maintain all appropriate insurance coverage in respect of Platform Grace in accordance with Venoco's existing practices and subject to market conditions as they may exist from time to time.

          (i)    Damage or Loss. In the event Platform Grace, including any related Platform Equipment (whether on board or not), is damaged by fire or other casualty prior to the Closing Date, then Venoco shall elect to either (1) repair the damage at its cost, or (2) pay to Buyer at the Closing the proceeds received by Venoco in respect of any property insurance claim made by Venoco in respect of such damage, insofar as such claim pertains to those Assets being transferred at the Closing.

          (j)    Condemnation. In the event that Venoco becomes aware that Platform Grace or any part thereof is the subject of a condemnation proceeding, whether for public or quasi-public use, Venoco shall promptly notify Buyer in writing of such proceeding.

          (k)   New Contracts. After the Effective Date and without Buyer's consent (which consent shall not be unreasonably withheld, delayed or conditioned), Venoco shall not enter into any (i) any contracts described in Section 4.1(f) except in strict compliance with such section, and (ii) any other new contracts or any new amendments to existing Material Contracts pertaining to Platform Grace (other than contracts relating to the sale (subject to Section 11.2(b)) or financing of Venoco's interest in Platform Grace) unless such contract or amendment can be terminated on or prior to the Closing (each such contract that cannot be terminated on or prior to the Closing is herein called a "New Contract"). Venoco shall provide Buyer with written notice and a copy of such proposed New Contract, and unless Buyer objects to such New Contract within ten (10) Business Days after such notice, Buyer will be deemed to have consented to such New Contract. In the event that Buyer objects in writing to such New Contract, Buyer shall explain the basis for such rejection and, as requested by Venoco, negotiate in good faith to attempt to modify such New Contract in a way that will make it reasonably acceptable to Buyer. Nothing in this Agreement shall prevent Venoco from entering into contracts relating to the sale (subject to Section 11.2(b) ) or financing of Venoco's interest in Platform Grace or contracts or amendments to contracts that pertain to Platform Grace so long as they can be terminated on or prior to the Closing.

          (l)    Access. At all times up to and including the Closing Date, Venoco shall, at no charge to Buyer, provide Buyer, its Affiliates, as applicable, and its officers, directors, managers, employees, agents, consultants, and other representatives (collectively, the "Buyer Representatives") with reasonable access to Platform Grace at Buyer's sole risk and expense for the purpose of making any and all inspections and investigations as Buyer may deem necessary (including any survey, environmental testing, engineering and geotechnical studies, soil sampling, boundary and topographical studies, and wave action and tidal studies), all in accordance with the following:

            (i)    Buyer shall schedule such visits to Platform Grace with Venoco at times, and shall perform such inspections and investigations in a manner, that minimize the disruption of Venoco's operations on Platform Grace;

            (ii)   Buyer and the Buyer Representatives visiting Platform Grace at Buyer's request shall (A) comply with Venoco's standard operating procedures and practices applicable to personnel on Platform Grace, including all health and safety rules and regulations then in effect (copies of Venoco's current procedures, practices and regulations shall be promptly provided by Venoco following any request by Buyer to make such a visit), and (B) obtain the insurance coverage described on Schedule 4.1(l) and obtain and provide Venoco with a certificate of insurance (naming Venoco as additional insured and loss payee, as its interests may appear) in respect of such insurance coverage as a condition to making any such visit.

            (iii)  To the fullest extent permitted by Applicable Law, Buyer shall indemnify and hold harmless Venoco, its Affiliates, as applicable, and their respective officers, directors, managers, employees, agents, and representatives (collectively, the "Venoco Representatives"), from and against any and all Losses and Liabilities proximately caused by the activities, acts or omissions of Buyer and/or the Buyer Representatives in connection with a site visit and/or physical investigation of Platform Grace, including (A) any injury to or death of any Persons (including, without limitation, the Buyer Representatives, the Venoco Representatives and third Persons), (B) damage to property (including, without limitation, damage to the property of Buyer, the Buyer Representatives, Venoco, the Venoco Representatives or of third Persons), or (C) damage to natural resources or environmental damages to, or associated with, such properties. For the avoidance of doubt, the foregoing indemnity and hold harmless obligation shall not apply to the extent that any such indemnified event or occurrence is proximately caused by, or is the result of, the gross negligence or willful misconduct of Venoco and/or the Venoco Representatives.

          (m)  Costs and Expenses. Buyer hereby agrees that Buyer shall pay, or reimburse Venoco for, the following costs and expenses:

            (i)    all P&A Costs, payment of which P&A Costs shall be secured by the P&A Cost Payment Security;

            (ii)   all costs incurred during the period between the Effective Date and the Closing Date for the normal and usual maintenance and upkeep of Platform Grace consistent with past practices (other than Venoco's costs in connection with its exercise of E&P Rights (including the RTP Program) including the Pigging and Pipeline Operations on Platform Grace in effect as of the Effective Date); payment of which costs and expenses shall be made within thirty (30) Days after demand and shall be secured by the Performance Security; and

            (iii)  any out-of-pocket and third-Person costs and expenses incurred by Venoco in obtaining (and seeking to obtain) the approvals and consents referred to in Section 4.1(b) and Section 4.1(n), payment of which costs and expenses shall be made within thirty (30) Days after demand and shall be secured by the Performance Security.

          (n)   Private Consents. Buyer shall use Commercially Reasonable Efforts to assist and cooperate with Venoco in connection with Venoco's efforts to obtain all Private Consents.

          (o)   Progress Reports. Buyer shall keep Venoco reasonably informed as to its current or planned LNG Project-related activities, including its progress with respect to obtaining all Governmental Approvals in respect of the LNG Project, and shall notify Venoco in writing promptly upon making a decision not to proceed with the development of Buyer's LNG Project. If requested by Venoco, Buyer shall provide Venoco with copies of all correspondence with such Governmental Authorities pertaining to Platform Grace, the MMS Lease and Buyer's LNG Project, and (subject to Venoco's execution and delivery of any requested third-party confidentiality undertaking) copies of all correspondence with private parties pertaining to the Private Consents.

          (p)   Liens. Buyer shall not cause or allow any Liens to encumber Platform Grace, the MMS Lease or any other property of Venoco, and shall promptly cause any such Liens that may arise out of its activities (and the activities of its contractors, subcontractors and materialmen) to be released and discharged at its sole expense.

          (q)   Good Faith and Fair Dealing. The Parties shall each be subject to a general obligation of good faith and fair dealing to the other in connection with the performance of their respective obligations under this Agreement.

        Section 4.2 Covenants from and after the Closing. From and after the Closing, except as otherwise consented to or approved in writing by each of the Parties, the Parties covenant and agree to the following:

          (a)   Pigging and Pipeline Operations.

            (i)    Buyer hereby agrees to conduct, or cause to be conducted, from Platform Grace (or such other location as may be determined by Buyer as provided in sub-paragraph (ii) below) Pigging and Pipeline Operations. The costs of Existing Pigging and Pipeline Operations shall be borne and paid by Buyer and the costs of Additional Pigging and Pipeline Operations shall be borne and paid by Venoco, except that the cost of moving the Pigging and Pipeline Operations or reconfiguring the equipment and facilities involved in the Pigging and Pipeline Operations pursuant to sub-paragraph (ii) below shall be borne and paid by Buyer as provided in sub-paragraph (iii) below. Buyer shall conduct such Pigging and Pipeline Operations throughout the LNG Project Term and so long thereafter as Venoco desires; provided, however, that after the end of the LNG Project Term, unless (x) Buyer has relocated the equipment and facilities (including facilities located on Platform Gail and related subsea and/or land-based facilities) involved in the Pigging and Pipeline Operations such that all such operations and facilities are moved off of Platform Grace (pursuant to Section 4.2(a)(ii)), or (y) Buyer has transferred ownership of Platform Grace to Venoco (pursuant to Section 8.3(d)), Buyer shall maintain and make available Platform Grace, and shall conduct all Pigging and Pipeline Operations requested by Venoco (or, at Venoco's election, shall permit Venoco to conduct Pigging and Pipeline Operations) until the permanent cessation of Hydrocarbon production from Platform Gail and the Santa Clara Unit.

            (ii)   Buyer shall use all Commercially Reasonable Efforts to obtain all necessary Governmental Approvals, and upon obtaining such Governmental Approvals, Buyer shall move the Pigging and Pipeline Operations or reconfigure equipment and facilities (including facilities located on Platform Gail and related subsea and/or land-based facilities) involved in the Pigging and Pipeline Operations such that all such operations and facilities are moved off of Platform Grace. Such relocation or reconfiguration shall have hydraulically equal or superior pumping and pressure performance as the Pigging and Pipeline Operations conducted on Platform Grace as of the effective date of the Platform Agreement. In no way shall the relocated or reconfigured Pigging and Pipeline Operations impede or reduce the pipeline rate capacity as utilized by Platform Gail as of the effective date of the Platform Agreement. Furthermore, any relocation or reconfiguration of Pigging and Pipeline Operations may not reduce or impede the ability of Venoco to inspect such pipeline(s) using intelligent / smart pigging devices, as required by relevant Governmental Authorities. Venoco hereby consents to such movement and reconfiguration, at Buyer's cost, risk and expense, including paying or reimbursing to Venoco the amounts set forth in subsection (iii) below.

            (iii)  Buyer shall reimburse or pay Venoco, within thirty (30) Days after demand, an amount equal to (x) the amount of reduced or suspended cash flow resulting from shutting-in production from Platform Gail that is directly associated with moving or reconfiguring the equipment and facilities involved in the Pigging and Pipeline Operations as directed by Buyer, as well as (y) all other costs incurred by Venoco that are directly associated with moving or reconfiguring the equipment and facilities involved in the Pigging and Pipeline Operations as directed by Buyer. Buyer shall have the right to audit Venoco's books and records solely as they relate to the claimed reduced or suspended cash flow in order to verify the amount of reduced or suspended cash flow so claimed by Venoco.

            (iv)  Venoco may, in Venoco's discretion, expand, replace, reconfigure or alter the Pigging and Pipeline Facilities and its other pipelines and other equipment and facilities from time to time in the ordinary course of business and in order to accommodate continued or increased Hydrocarbon production from Platform Gail and the Santa Clara Unit; provided however, that Venoco shall not exercise its rights pursuant to this Section 4.2(a)(iv) in a way that materially and adversely interferes with Buyer's use of Platform Grace.

          (b)   Mineral & E&P Rights. Venoco, its successors and assigns shall retain (and Buyer shall not acquire) Venoco's E&P Rights, Hydrocarbons, mineral rights and interests in the MMS Lease and all of its other oil and gas leases, and all contractual and other rights and interests in the Unit Agreement, Unit Operating Agreement, DPP Gail and other contracts comprising or affecting the Santa Clara Unit; provided however, that subject to approval of such arrangement by the MMS and any other applicable Governmental Authority, Venoco will have no right to access, and will be prohibited from exercising its E&P Rights or accessing or allowing any other party claiming by, through or under Venoco to access, such Hydrocarbons and oil and gas reserves from Platform Grace or from any other structure of any kind, located within one (1) nautical mile of Platform Grace until the expiration of the LNG Project Term; provided further, however, that Venoco acknowledges that the Governmental Approvals pertaining to Buyer's LNG Project may impose additional restrictions on shipping and vessels within two (2) nautical miles of Platform Grace. Venoco shall ensure that Venoco's permitted activity relating to such accessing of Hydrocarbons and oil and gas reserves attributable to the MMS Lease shall not interfere with the LNG Project; provided however, that Buyer shall not interfere in any material respect with the operation of (i) Platform Gail, (ii) Venoco's subsea pipelines, (iii) Venoco's pipelines traversing, attached to, or entering Platform Grace, and (iv) any other facilities attributable to the Santa Clara Unit outside such one (1) or (2) nautical mile (as applicable) radius from Platform Grace.

          (c)   Authorizations and Consents. From and after the Effective Date, Venoco shall continue to use Commercially Reasonable Efforts to solicit and obtain, with all necessary assistance from Buyer, all Governmental Approvals that are necessary in order for Venoco to consummate the transactions contemplated by this Agreement at Closing; provided however, that Venoco does not give any assurances that such approvals or consents can be obtained. Any out-of-pocket and third-Person costs and expenses reasonably incurred by Venoco in obtaining (and seeking to obtain) such approvals and consents shall be reimbursed by Buyer. Payment of such costs and expenses shall be made within thirty (30) Days after demand and shall be secured by the Performance Security.

          (d)   Damage or Loss. In the event Platform Grace, including any related Platform Equipment (whether on board or not), is damaged by fire or other casualty after the Effective Date and prior to the Closing, Venoco shall elect to either (i) repair the damage at its cost and proceed to Closing or (ii) pay to Buyer at the Closing the proceeds of any property insurance claim made by Venoco in respect of such damage, insofar as such claim pertains to the Assets being transferred at the Closing.

          (e)   Chevron Purchase Agreement.

            (i)    Venoco has certain obligations to Chevron pursuant to the Chevron Purchase Agreement. From and after the Closing, Buyer shall assume and agree to perform all of Venoco's obligations under the Chevron Purchase Agreement, but only to the extent that such Venoco obligations relate solely to the Assets.

            (ii)   Upon Buyer's request, at or after the Closing, Venoco shall assign to Buyer all of Venoco's rights and benefits under the Chevron Purchase Agreement to the extent that such rights and benefits specifically relate to the Assets (including any title warranties), and Venoco shall cooperate with Buyer in Buyer's efforts to induce Chevron to consent to such assignment.

ARTICLE V
TAX MATTERS

        Section 5.1 Allocation of Certain Taxes. All Taxes assessed by any taxing jurisdiction for the year (or other applicable taxing period) in which the Closing occurs based on the value of the Assets, such as and including ad valorem, use, real property, personal property and inventory taxes, shall be apportioned between Venoco and Buyer based upon the period of their respective ownership of the Assets during such taxing period. Venoco shall bear the cost of such Taxes as they relate to ownership of the Assets prior to the Closing Date and Buyer shall bear the cost of such Taxes from the Closing Date and thereafter.

        Section 5.2 Sales or Transfer Taxes. Venoco and Buyer believe that this purchase and sale of the Assets is exempt from or is otherwise not subject to any and all sales, use, transfer or similar Taxes. If any such sales, use, transfer or similar Taxes are due or should hereafter become due (including penalty and interest thereon) by reason of this transaction, Buyer shall timely pay all such Taxes, and not later than ten (10) Business Days following written request by Buyer (accompanied by documentation establishing the amount of such Taxes), Venoco shall reimburse Buyer for one-half (1/2) of such Taxes.

        Section 5.3 Filing and Recording Fees. Buyer shall pay any documentary, filing, and recording fees incurred in connection with any necessary filing and recording of any of the Conveyance Documents. If any such filing and/or recordation shall be required, as soon as practicable after Closing, Buyer shall provide Venoco with recorded copies of all documents conveying the Assets to Buyer.

ARTICLE VI
CONDITIONS TO CLOSING

        Section 6.1 Venoco's Closing Conditions. The obligation of Venoco to proceed with the Closing is subject to the satisfaction of or waiver by Venoco, on or prior to the Closing Date, of all of the following conditions:

          (a)   Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

          (b)   Performance; Compliance. Buyer shall have performed and complied with the terms and conditions and its obligations hereunder in all material respects at or prior to the Closing, including payment of the costs and expenses described in Section 4.1(m) and the amounts required under Section 7.1(b)(iii).

          (c)   Certificates. A certificate of Buyer, dated as of the Closing Date, signed by the President or other executive officer of Buyer, certifying that the conditions set forth in Section 6.1(a) and (b) have been fulfilled, and such other certificates, consents, instruments and other documents reasonably required by Venoco to be delivered in order to effect the transactions contemplated hereby.

          (d)   No Prohibition. There shall be no:

            (i)    Injunction, restraining order or order of any nature issued by any Governmental Authority of competent jurisdiction over the Parties which directs that the transactions contemplated by this Agreement shall not be consummated as herein provided;

            (ii)   Suit, action or other proceeding before any Governmental Authority of competent jurisdiction over the Parties pending or threatened (pursuant to a written notification), wherein the complainant seeks the restraint or prohibition of the consummation of the transactions contemplated by this Agreement or seeks substantial damages in respect thereof; or

            (iii)  Action taken, or law enacted, promulgated or deemed applicable to the transactions contemplated hereby, by any Governmental Authority of competent jurisdiction over the Parties which would render the purchase and sale of the Assets illegal;

    Provided that the Parties will use their Commercially Reasonable Efforts to obtain the lifting of any such injunction, restraining or other order, restraint, prohibition, action, suit, law or penalty.

          (e)   Approvals and Consents. All Governmental Approvals and all Private Consents have been obtained such that Buyer shall be lawfully entitled to take over actual possession and ownership of Platform Grace.

          (f)    Bonds and Insurance. All material Governmental Authority-required bonds (or other Governmental Authority-required performance security) in respect of Buyer's acquisition and operation of Platform Grace shall have been arranged and appropriate evidence thereof shall have been delivered to the applicable Person, and confirmation thereof delivered to Venoco.

          (g)   No Termination. Neither Party shall have exercised any termination right such Party is entitled to exercise pursuant to Section 10.1.

        Section 6.2 Buyer's Closing Conditions. The obligation of Buyer to proceed with the Closing is subject, at the option of Buyer, to the satisfaction of or waiver by Buyer, in Buyer's sole discretion, on or prior to the Closing Date, of all of the following conditions:

          (a)   Representations and Warranties. All representations and warranties of Venoco contained in this Agreement (as modified and amended by the cumulative list of all amendments and modifications to the schedules to this Agreement delivered pursuant to Section 5.1(k) of the Platform Agreement) shall be true and correct in all material respects on and as of the Closing Date.

          (b)   Performance; Compliance. Venoco shall have performed and complied with the terms and conditions and its obligations hereunder in all material respects at or prior to the Closing.

          (c)   Certificates. A certificate of Venoco, dated as of the Closing Date, signed by the President or other executive officer of Venoco, certifying that the conditions set forth in Section 6.2(a) and (b) have been fulfilled, and such other certificates, consents, instruments and other documents reasonably required by Buyer to be delivered in order to effect the transactions contemplated hereby.

          (d)   No Prohibition. There shall be no:

            (i)    Injunction, restraining order or order of any nature issued by any Governmental Authority of competent jurisdiction over the Parties which directs that the transactions contemplated by this Agreement shall not be consummated as herein provided;

            (ii)   Suit, action or other proceeding before any Governmental Authority of competent jurisdiction over the Parties pending or threatened (pursuant to a written notification), wherein the complainant seeks the restraint or prohibition of the consummation of the transactions contemplated by this Agreement or seeks substantial damages in respect thereof; or

            (iii)  Action taken, or law enacted, promulgated or deemed applicable to the transactions contemplated hereby, by any Governmental Authority of competent jurisdiction over the Parties which would render the purchase and sale of the Assets illegal;

    Provided that the Parties will use their Commercially Reasonable Efforts to obtain the lifting of any such injunction, restraining or other order, restraint, prohibition, action, suit, law or penalty.

          (e)   Consents; Approvals. Pursuant to Section 4.1(b), Venoco shall have given notice to, made any filing with or obtained any authorization, consent or approval of, any Governmental Authority or any other Person necessary to perform its obligations under this Agreement. Pursuant to Section 4.1(d), Venoco shall have given notice to, made any filing with or obtained any Private Consents necessary to perform its obligations under this Agreement.

          (f)    Cessation of Activities. Venoco shall have, pursuant to Section 4.1(a)(i), ceased and terminated, or shall have caused to have ceased and terminated, any and all activities on Platform Grace (other than Permitted Operations).

          (g)   Completion of P&A Obligations. The P&A Obligations shall have been completed pursuant to Section 4.1(a)(ii).

          (h)   Liens on Platform Grace. Platform Grace will be free of any Venoco Liens and shall be free and clear of any other title claims or defects arising by, through or under Venoco.

          (i)    No Termination. Neither Party shall have exercised any termination right such Party is entitled to exercise pursuant to Section 10.1.

ARTICLE VII
CLOSING

        Section 7.1 Closing; Conditions; Obligations.

          (a)   Time and Location. The consummation of the sale and purchase of the Assets (the "Closing") shall take place at the offices of Venoco's counsel on the date to be designated in writing by Buyer, which shall be not later than ten (10) Days after the P&A Completion Date (the "Closing Date").

          (b)   Actions at Closing. Subject to the terms and conditions of this Agreement, including the satisfaction or waiver of the respective conditions set forth in Article VI, at the Closing:

            (i)    Venoco shall execute and deliver to Buyer the Conveyance Documents (substantially in the form attached as Exhibit C); and

            (ii)   Buyer shall purchase and receive from Venoco the Assets free and clear of all Venoco Liens and any other title claims or defects arising by, through or under Venoco, and Buyer shall assume and become responsible for all of the Assumed Obligations; and

            (iii)  Buyer shall pay to Venoco the cash purchase price set forth in Section 2.3(a) and the initial Construction Period Payment (as provided in Section 8.1(d)); and

            (iv)  Buyer, Venoco and any Project Mortgagee designated by Buyer shall execute, acknowledge and deliver to Venoco the Venoco Security Documents; and

            (v)   The Parties shall execute and deliver such other and further instruments, agreements and documents that are reasonably requested by either of them and are otherwise consistent with the terms and conditions of this Agreement.

          (c)   Failure of Conditions. In the event that the Closing shall not have occurred on or before the date that is thirty (30) Days after the P&A Completion Date (the "Termination Date"), this Agreement may be terminated pursuant to Section 10.1(a)(iii). In the event that on or before the Termination Date, Venoco has delivered the certificate described in Section 6.2(c), Venoco is prepared to deliver the releases, reconveyances or terminations of all Venoco Liens, and after the Termination Date either Party terminates this Agreement pursuant to Section 10.1(a)(iii), then Venoco, at its sole option, may retain the P&A Cost Payment Security, the Performance Security and all rights to Platform Grace and all of the other Assets.

ARTICLE VIII
POST-CLOSING OBLIGATIONS

        Section 8.1 After the Closing Date through the LNG Operations Commencement Date. From the Closing Date through the LNG Operations Commencement Date, except as otherwise consented to or approved in writing by each of the Parties, the Parties covenant and agree to the following:

          (a)   Insurance Coverage. Buyer shall procure and maintain (1) liability and other insurance coverage of a type and subject to such limits and other conditions as agreed would be obtained and maintained by a reasonable and prudent pipeline pigging services provider utilizing facilities and equipment similar to the Pigging and Pipeline Facilities to provide services similar to the Pigging and Pipeline Operations, and the policies or endorsements setting forth the terms of such insurance coverage shall name Venoco as an additional insured, and (2) all bonds, surety arrangements and other performance assurances as may be required by Governmental Authorities in connection with the conduct of Pigging and Pipeline Operations.

          (b)   Casualty Loss. In the event any Pigging and Pipeline Facilities and any expanded, replacement, reconfigured or altered pigging facilities, pipelines and other equipment and facilities are damaged by fire, storm, earthquake, accident, Act of God or other casualty of any kind, Buyer shall repair the damage at its cost, risk and expense and shall use Commercially Reasonable Efforts to restore the use of the Pigging and Pipeline Facilities and any expanded, replacement, reconfigured or altered pigging facilities, pipelines and other equipment and facilities as soon as practicable. Venoco shall remain responsible for the repair, replacement and/or updating of all Pigging and Pipeline Facilities and related equipment (including pigs) that have become unusable due to normal wear and tear or due to obsolescence.

          (c)   Operation of Platform Grace. Buyer shall operate Platform Grace (or cause Platform Grace to be operated) and shall conduct all Pigging and Pipeline Operations in a manner consistent with good industry practices, and shall keep all Pigging and Pipeline Facilities and any expanded, replacement, reconfigured or altered pigging facilities, pipelines and other equipment and facilities free from any Lien arising by, through or under Buyer.

          (d)   Certain Payments.

            (i)    Commencing on the Closing Date and on each yearly anniversary of the Closing Date until the LNG Operations Commencement Date, Buyer will pay Venoco in advance an annual payment (each an "Construction Period Payment" and collectively the "Construction Period Payments") of Six Million Dollars ($6,000,000) for each of the first two years following the Effective Date, and then increasing by Two Million Dollars ($2,000,000) per year thereafter up to a maximum of Ten Million Dollars ($10,000,000) per annum, for such one-year periods until the LNG Operations Commencement Date; provided, however, that the first such Construction Period Payment shall not be made until the Closing, and the last such annual payment shall be prorated and applied against the first installment of the Venoco Throughput Payment (as defined below). At the LNG Operations Commencement Date, no additional fees under this Section 8.1(d) shall accrue or be payable, and in lieu thereof, Buyer shall pay the amounts described in Section 8.2(d).

            (ii)   If the LNG Project Term ends before the LNG Operations Commencement Date, then, in addition to any other amounts that may be due or become due from Buyer, Venoco may draw and retain the entire remaining balance of the Performance Security.

          (e)   Access. Buyer shall, at no charge to Venoco, provide Venoco and its representatives and contractors with reasonable access to Platform Grace at Venoco's sole risk and expense in accordance with the following (provided that such access does not unreasonably interfere with Buyer's activities on Platform Grace) in order to inspect any Pigging and Pipeline Operations being undertaken on Platform Grace:

            (i)    Venoco shall schedule such visits to Platform Grace with Buyer at times that minimize the disruption of Buyer's operations on Platform Grace;

            (ii)   Venoco and those Persons visiting Platform Grace at Venoco's request shall (A) comply with Buyer's operating procedures and practices applicable to personnel on Platform Grace, including all health and safety rules and regulations then in effect (copies of which procedures, practices and regulations shall be promptly provided by Buyer following any request by Venoco to make such a visit), and (B) obtain the insurance coverage described on Schedule 8.1(e) and obtain and provide Buyer with a certificate of insurance (naming Buyer as additional insured and loss payee, as its interests may appear) in respect of such insurance coverage as a condition to making any such visit; and

            (iii)  To the fullest extent permitted by Applicable Law, Venoco shall indemnify and hold harmless Buyer and the Buyer Representatives, from and against any and all Losses and/or Liabilities proximately caused by the activities, acts or omissions of Venoco and/or the Venoco Representatives in connection with any site visit and/or physical investigation of Platform Grace and which relate to (A) any injury to or death of any Persons (including, without limitation, the Buyer Representatives, the Venoco Representatives and third Persons), (B) damage to property (including, without limitation, damage to the property of Buyer, the Buyer Representatives, Venoco, the Venoco Representatives or of third Persons), or (C) damage to natural resources or environmental damages to, or associated with, such properties. For the avoidance of doubt, the foregoing indemnity and hold harmless obligation shall not apply to the extent that any such indemnified event or occurrence is proximately caused by, or is the result of the gross negligence or willful misconduct of, Buyer and/or the Buyer Representatives.

        Section 8.2 After the LNG Operations Commencement Date through the End of the LNG Project Term. From the LNG Operations Commencement Date through the end of the LNG Project Term, except as otherwise consented to or approved in writing by each of the Parties, the Parties covenant and agree to the following:

          (a)   Insurance Coverage. Buyer shall procure and maintain (1) liability insurance coverage of a type and subject to such limits and other conditions as agreed would be obtained and maintained by a reasonable and prudent pipeline pigging services provider utilizing facilities and equipment similar to the Pigging and Pipeline Facilities to provide services similar to the Pigging and Pipeline Operations, and the policies or endorsements setting forth the terms of such insurance coverage shall name Venoco as an additional insured, and (2) all bonds, surety arrangements and other performance assurances as may be required by Governmental Authorities in connection with the conduct of Pigging and Pipeline Operations.

          (b)   Casualty Loss. In the event any Pigging and Pipeline Facilities and any expanded, replacement, reconfigured or altered pigging facilities, pipelines and other equipment and facilities are damaged by fire, storm, earthquake, accident, Act of God or other casualty of any kind, Buyer shall repair the damage at its cost, risk and expense and shall use Commercially Reasonable Efforts to restore the use of the Pigging and Pipeline Facilities and any expanded, replacement, reconfigured or altered pigging facilities, pipelines and other equipment and facilities as soon as practicable. Venoco shall remain responsible for the repair, replacement and/or updating of all Pigging and Pipeline Facilities and related equipment (including pigs) that have become unusable due to normal wear and tear or due to obsolescence.

          (c)   Operation of Platform Grace. Buyer shall operate Platform Grace (or cause Platform Grace to be operated) and shall conduct all Pigging and Pipeline Operations in a manner consistent with good industry practices, and shall keep all Pigging and Pipeline Facilities and any expanded, replacement, reconfigured or altered pigging facilities, pipelines and other equipment and facilities free from any Lien arising by, through or under Buyer.

          (d)   Venoco Throughput Payment. From and after the LNG Operations Commencement Date:

            (i)    Buyer shall pay to Venoco (A) each month until the expiration of the LNG Project Term a fee in the amount of nine hundred eighty three thousand three hundred thirty-three and 33/100 dollars ($983,333.33), prorated for any partial month and payable in arrears by not later than the tenth (10th) Business Day after the end of each month, and in addition thereto (B) each calendar year until the expiration of the LNG Project Term a fee in the amount of four cents ($0.04) per MMBTU for LNG processed, produced or stored, (if Buyer's preliminary design is later modified such that production or storage of LNG is possible), or transported in connection with the LNG Project in excess of an annual average throughput of eight hundred thousand (800,000) MMBTU per Day in nominal terms, payable in arrears by not later than the tenth (10th) Business Day after the end of each calendar year (the fees described in sub-paragraphs (A) and (B) above are collectively referred to as the "Venoco Throughput Payment"); and

            (ii)   Venoco shall not have the right to receive any payments from Buyer other than the Venoco Throughput Payment, and any other fees, reimbursements, indemnity payments and other amounts expressly payable under this Agreement, the Venoco Security Documents and the Conveyance Documents.

          (e)   Access. Buyer shall, at no charge to Venoco, provide Venoco and its representatives and contractors with reasonable access to Platform Grace at Venoco's sole risk and expense in accordance with the following (provided that such access does not unreasonably interfere with Buyer's activities on Platform Grace) in order to inspect any Pigging and Pipeline Facilities or Pigging and Pipeline Operations being undertaken on Platform Grace:

            (i)    Venoco shall schedule such visits to Platform Grace with Buyer at times that minimize the disruption of Buyer's operations on Platform Grace;

            (ii)   Venoco and those Persons visiting Platform Grace at Venoco's request shall (A) comply with Buyer's operating procedures and practices applicable to personnel on Platform Grace, including all health and safety rules and regulations then in effect (copies of which procedures, practices and regulations shall be promptly provided by Buyer following any request by Venoco to make such a visit), and (B) obtain the insurance coverage described on Schedule 8.1(e) and obtain and provide Buyer with a certificate of insurance (naming Buyer as additional insured and loss payee, as its interests may appear) in respect of such insurance coverage as a condition to making any such visit; and

            (iii)  To the fullest extent permitted by Applicable Law, Venoco shall indemnify and hold harmless the Buyer Representatives from and against any and all Losses and Liabilities proximately caused by the activities, acts or omissions of Venoco and/or the Venoco Representatives in connection with a site visit and/or physical investigation of Platform Grace, including (A) any injury to or death of any Persons (including, without limitation, the Buyer Representatives, the Venoco Representatives and third Persons), (B) damage to property (including, without limitation, damage to the property of Venoco, the Venoco Representatives, Buyer, the Buyer Representatives or of third Persons), or (C) damage to natural resources or environmental damages to, or associated with, such properties. For the avoidance of doubt, the foregoing indemnity and hold harmless obligation shall not apply to the extent that any such indemnified event or occurrence is proximately caused by, or is the result of, the gross negligence or willful misconduct of Buyer and/or the Buyer Representatives.

        Section 8.3 After the End of the LNG Project Term. Upon the expiration of the LNG Project Term, except as otherwise consented to or approved in writing by each of the Parties, the Parties covenant and agree to the following:

          (a)   Operations; Abandonment. Subject to Venoco's right to require Buyer to continue to conduct Pigging and Pipeline Operations until the permanent cessation of Hydrocarbon production from Platform Gail and the Santa Clara Unit pursuant to Section 4.2(a), Buyer shall be responsible to, at its sole cost, risk and expense, and shall permanently abandon Platform Grace in compliance with the Deepwater Port Act License and all other Applicable Laws and contractual obligations. Buyer shall keep all Pigging and Pipeline Facilities and any expanded, replacement, reconfigured or altered pigging facilities, pipelines and other equipment and facilities free from any Lien arising by, through or under Buyer.

          (b)   Access. Buyer shall, at no charge to Venoco, provide Venoco and its representatives and contractors with reasonable access to Platform Grace at Venoco's sole risk and expense in accordance with the following (provided that such access does not unreasonably interfere with Buyer's activities on Platform Grace) in order to inspect any Pigging and Pipeline Operations being undertaken on Platform Grace:

            (i)    Venoco shall schedule such visits to Platform Grace with Buyer at times that minimize the disruption of Buyer's operations on Platform Grace;

            (ii)   Venoco and those Persons visiting Platform Grace at Venoco's request shall (A) comply with Buyer's operating procedures and practices applicable to personnel on Platform Grace, including all health and safety rules and regulations (copies of which shall be promptly provided by Buyer following any request by Venoco to make such a visit), and (B) obtain the insurance coverage described on Schedule 8.1(e) and obtain and provide Buyer with a certificate of insurance (naming Buyer as additional insured and loss payee, as its interests may appear) in respect of such insurance coverage as a condition to making any such visit; and

            (iii)  To the fullest extent permitted by Applicable Law, Venoco shall indemnify and hold harmless the Buyer Representatives, from and against any and all Losses and Liabilities proximately caused by the activities, acts or omissions of Venoco and/or the Venoco Representatives in connection with a site visit and/or physical investigation of Platform Grace, including (A) any injury to or death of any Persons (including, without limitation, the Buyer Representatives, the Venoco Representatives and third Persons), (B) damage to property (including, without limitation, damage to the property of Venoco, the Venoco Representatives, Buyer, the Buyer Representatives or of third Persons), or (C) damage to natural resources or environmental damages to, or associated with, such properties. For the avoidance of doubt, the foregoing indemnity and hold harmless obligation shall not apply to the extent that any such indemnified event or occurrence is proximately caused by, or is the result of, the gross negligence or willful misconduct of Buyer and/or the Buyer Representatives.

          (c)   No Transfer. Except as may be permitted pursuant to Section 11.2(b), Buyer shall not sell, assign or otherwise convey or transfer any interest of any kind in Platform Grace and the other Assets to any other Person without the prior written consent of Venoco (which consent shall be at Venoco's sole and absolute discretion).

          (d)   Buyer Option to Transfer Platform Grace. Unless Buyer has relocated the Pigging and Pipeline Facilities in accordance with Section 4.2(a)(ii), and in lieu of Buyer's performing Pigging and Pipeline Operations for Venoco pursuant to Section 4.2(a)(i), Buyer may, at its sole option and subject to receipt by Venoco and Buyer of all necessary Governmental Approvals, transfer, assign and convey to Venoco Platform Grace and the other Assets, as in existence at the end of the LNG Project Term (collectively, the "Reassigned Assets"). The Reassigned Assets shall be conveyed free and clear of all Liens arising by, through or under Buyer, and any other title claims or defects arising by, through or under Buyer, but without any other representation, recourse or warranty of any kind. The transfer of the Reassigned Assets pursuant to this Section 8.3(d) shall not terminate, impair or diminish any obligations of Buyer pursuant to this Agreement, including but not limited to, Buyer's obligations with respect to the abandonment of Platform Grace and the other Assumed Obligations.

          (e)   Permanent Cessation of LNG Operations. At the termination of the LNG Project Term, or, if earlier, upon delivery by Buyer to Venoco of any notice, in any and all circumstances, that informs Venoco of Buyer's cessation or abandonment of (i) the LNG Project, (ii) further use of the LNG Project facilities to provide LNG reception, regasification and natural gas send-out services to its customers, or (iii) further deliveries of natural gas from the LNG Project, then such notice shall be irrevocable and Buyer shall immediately and permanently cease and abandon all use of Platform Grace for activities relating to the offloading and regasification of LNG and the delivery of regasified LNG to one or more onshore delivery points; provided, however, that prior to the termination of the LNG Project Term, from time to time Buyer may temporarily suspend operation of Buyer's LNG Project, but such suspension shall in no event adversely affect Venoco's rights under this Agreement, nor Buyer's obligations to Venoco under this Agreement, including Buyer's obligations to Venoco pursuant to Section 8.2.

ARTICLE IX
INDEMNIFICATION; LIMITATIONS ON LIABILITIES

        Section 9.1 Indemnification by Buyer.

          (a)   Indemnity. Except as provided in Section 4.1(l) (which section shall exclusively govern those indemnity rights and obligations within its scope), Buyer shall indemnify Venoco, and shall save and hold Venoco and the Venoco Representatives harmless, from and against any and all Losses and/or Liabilities actually incurred by any such Person (i) for any breach of Buyer's representations or warranties made in this Agreement, (ii) for any breach of the covenants or obligations of Buyer under this Agreement, and (iii) for any claim made by Chevron against Venoco under the Chevron Purchase Agreement principally relating to the Assets (other than claims relating to Plugging and Abandonment activities, which shall remain the sole responsibility of Venoco). For the avoidance of doubt, the foregoing indemnity obligation of Buyer shall not apply to the extent that such Losses and/or Liabilities constitute or result from a breach of a representation, warranty or covenant of Venoco hereunder.

          (b)   Set-off. If any indemnity amount owed to Venoco pursuant to Section 9.1(a) is not paid as and when due, Venoco shall have the right to set off against any payment due to Buyer pursuant to this Agreement all or any portion of such unpaid indemnity amount.

          (c)   No Right or Obligation to Defend.

            (i)    Notwithstanding the foregoing indemnity but subject to Section 9.1(c)(ii), Buyer shall have no right or obligation to defend Venoco with respect to any Action, and waives any defense to payment of any such indemnity claim based on such lack of opportunity to defend such Action.

            (ii)   Notwithstanding the foregoing, Buyer shall have the right in its sole discretion to settle an Action against a Venoco Released Party if, and only if, (a) such settlement involves only the payment of money and execution of appropriate releases of the Venoco Released Party and its Affiliates; (b) there is no finding or admission of liability or any violation of Applicable Law or violation of the rights of any Person by Venoco or its Affiliates and the settlement could not reasonably be expected to affect adversely the reputation or goodwill of Venoco or any of its Affiliates; (c) the settlement, at the request of the Venoco Released Party, is confidential and will not result in new Actions being filed or claims being made; (d) the Venoco Released Party or its Affiliates will have no liability with respect to such compromise or settlement; and (e) such settlement will not have any impact on the operations or on-going business of Venoco or any of its Affiliates. Otherwise, no such Action shall be settled or agreed to without the prior written consent of the Venoco Released Party, which consent shall not be unreasonably withheld.

        Section 9.2 Indemnification by Venoco.

          (a)   Indemnity. Except as provided in Sections 8.1(e)(iii), 8.2(e)(iii) and 8.3(b)(iii) (which sections shall exclusively govern those indemnity rights and obligations within its scope), Venoco shall indemnify and shall save and hold Buyer and the Buyer Representatives harmless from and against any and all Losses and/or Liabilities actually incurred by any such Person (i) for any breach of Venoco's representations or warranties made in this Agreement and (ii) for any breach of the covenants or obligations of Venoco under this Agreement. For the avoidance of doubt, the foregoing indemnity obligation of Venoco shall not apply to the extent that such Losses and/or Liabilities constitute or result from a breach of a representation, warranty or covenant of Buyer hereunder.

          (b)   Set-off. If any indemnity amount owed to Buyer pursuant to Section 9.2(a) is not paid as and when due, Buyer shall have the right to set off against any payment due to Venoco pursuant to this Agreement all or any portion of such unpaid indemnity amount.

          (c)   No Right or Obligation to Defend.

            (i)    Notwithstanding the foregoing indemnity but subject to Section 9.2(c)(ii), Venoco shall have no right or obligation to defend Buyer with respect to an Action, and waives any defense to payment of any such indemnity claim based on such lack of opportunity to defend such Action.

            (ii)   Notwithstanding the foregoing, Venoco shall have the right in its sole discretion to settle an Action against a Buyer Released Party if, and only if, (a) such settlement involves only the payment of money and execution of appropriate releases of the Buyer Released Party and its Affiliates; (b) there is no finding or admission of liability or any violation of Applicable Law or violation of the rights of any Person by Buyer or its Affiliates and the settlement could not reasonably be expected to affect adversely the reputation or goodwill of the Buyer or any of its Affiliates; (c) the settlement, at the request of the Buyer Released Party, is confidential and will not result in new Actions being filed or claims being made; (d) the Buyer Released Party or its Affiliates will have no liability with respect to such compromise or settlement; and (e) such settlement will not have any impact on the operations or on-going business of Buyer or any of its Affiliates. Otherwise, no such Action shall be settled or agreed to without the prior written consent of the Buyer Released Party, which consent shall not be unreasonably withheld.

        Section 9.3 Limitations on Indemnity and Other Liabilities. Notwithstanding any other provision hereof to the contrary:

          (a)   The Parties agree that, to the extent required by the Applicable Law to be operative, the disclaimers of certain warranties and other limitations contained in this Section 9.3 are "conspicuous" disclaimers for the purposes of any Applicable Law.

          (b)   The amount of any Losses and/or Liabilities indemnifiable hereunder shall be reduced (i) to the extent any Person indemnified hereunder receives any insurance proceeds with respect to such Losses and/or Liabilities, (ii) to take into account any net Tax benefit arising from the recognition of the Losses and/or Liabilities, and (iii) to take into account any payment actually received by such indemnified Person from any third party with respect to such Losses and/or Liabilities.

          (c)   Neither Party shall be liable to the other Party for any exemplary, indirect, incidental, special, consequential, punitive or reliance damages suffered or sustained, all such damages being hereby waived and released; provided, that the foregoing shall not impair Venoco's rights under Section 2.7(f) to draw and retain the Performance Security on the terms set forth therein.

          (d)   No Claim shall be brought, and no amount shall be recovered from either Party for the breach of any representations, warranties or covenants of the other Party, to the extent that the Party asserting the breach had actual knowledge of such breach at or prior to the Effective Date.

          (e)   Each Party's respective covenants and agreements to use Commercially Reasonable Efforts to assist the other Party in certain matters shall never obligate such Party to take any actions other than those contemplated in the definition of the term "Commercially Reasonable Efforts."

          (f)    WAIVER OF CONSUMER RIGHTS. As partial consideration for the Parties entering into this Agreement, each Party hereby expressly waives its rights under the Texas Deceptive Trade Practices Consumer Protection Act, Section 17.41 et seq. of the Texas Business & Commerce Code, a law that gives consumers special rights and protections, other than Article 17.555 which is not waived, and all other consumer protection laws of the State of Texas that may be waived by the Parties to the extent permitted by Applicable Law. Each Party represents to the other that such Party has had an adequate opportunity to submit the same to legal counsel for review and comment, and understands the rights being waived herein.

          (g)   Except as this Agreement may expressly provide, the Assets are being sold by Venoco to Buyer without representation, recourse, covenant, or warranty of any kind, and Venoco, except to the extent expressly set forth herein, hereby expressly disclaims all representations and warranties of any kind, whether express, implied, or statutory, including any implied or express warranty as to the accuracy of any of the information furnished with respect to the existence or the value of the Assets based thereon or the condition or state of repair of any of the Assets.

          (h)   No Claim shall be brought by either Party against the other Party in respect of a breach of this Agreement unless such breach has materially and adversely affected such Party, and the amount of damages allowed under this Agreement and claimed by such Party to have been caused by such breach exceeds $250,000.00.

          (i)    Venoco shall never be liable to Buyer or any other Person for or on account of any claims, actions, judgments, liabilities, representations, warranties, covenants, indemnities or other matter under, arising out of, attributable to or in any way related to this Agreement or the other transactions contemplated hereby for an amount or amounts which in the aggregate exceeds the total consideration received by Venoco hereunder, after deduction of (i) all offsets, settlements or other adjustments, and (ii) any amounts received by Buyer pursuant to Section 9.3(j) and Section 9.4, and (iii) the aggregate net proceeds received or accrued by Buyer in respect of its interest in the Assets after the Closing.

          (j)    If either Party intends to bring a Claim, such Party shall notify the other Party of such Claim in writing, and the other Party shall, at its sole discretion, either (i) cure or Commence To Cure such breach within thirty (30) Days after such notice, or (ii) dispute such breach, in which case the status of the Claim may be determined pursuant to Section 9.4; provided, that the foregoing clause (ii) shall not impair Venoco's rights under Section 10.1(a)(i) to terminate this Agreement and under Section 2.7(f) to draw and retain the Performance Security on the terms set forth therein.

          (k)   In the case of a Claim brought by Buyer against Venoco, if the arbitrator finds that Venoco has committed a breach of its obligations under this Agreement, and Venoco fails or refuses to cure such breach or Commence To Cure such breach within thirty (30) Days after such arbitrator's decision, then Buyer may initiate litigation (subject to the applicable provisions of Sections 11.4, 11.5 and 11.6) to enforce the arbitrator's award, obtain a judgment and recover from Venoco the amount of the damages caused by such breach, such amount not to exceed the sum of (1) actual, audited third-party expenditures incurred and paid by Buyer directly related to the development and construction of Buyer's LNG Project on Platform Grace during the period from the Effective Date through the date that the arbitration concludes, plus (2) interest thereon at the Default Rate.

          (l)    Notwithstanding Venoco's covenant in Sections 2.7 and 2.8 to hold certain funds for the benefit of Buyer in certain circumstances, nothing in this Agreement is intended to create, or shall be construed or interpreted as creating, a fiduciary duty or any other duty that is not expressly set forth in this Agreement.

          (m)  Notwithstanding any other provision of this Agreement to the contrary, Buyer's obligation to furnish and maintain the Performance Security and the P&A Cost Payment Security shall not be subject to the notice period described in Section 2.4(a), the grace period described in Section 2.4(b), the cure period described in Section 9.3(j) or the dispute resolution provisions of the Section 9.4; and Venoco shall be permitted to draw and retain the amounts drawn as provided in Sections 2.7 and 2.8.

        Section 9.4 Resolution of Disputes. Subject to the limitations of Section 9.3, any claim by a Party that the other Party has breached its obligations under this Agreement, or any other claim, counterclaim, cross-claim, right, action or remedy, whether under this Agreement, Applicable Law or in equity, under or relating to this Agreement (each, a "Claim") shall be resolved as follows:

          (a)   The Parties shall attempt in good faith to resolve through negotiation any Claim. Any Party may initiate negotiations by providing written notice to the other Party setting forth the subject of the Claim and the relief requested. Each of the recipients of such notice shall respond in writing within ten (10) Business Days with a statement of its position on, and recommended solution, to the Claim. If the Claim is not resolved by this exchange of correspondence, then representatives of each Party with full settlement authority shall meet at a mutually agreeable time and place within thirty (30) Days after the date of the initial written notice in order to exchange relevant information and perspectives, and to attempt to resolve the Claim. If the Claim is not resolved by these negotiations and the Party asserting the Claim desires to pursue the Claim, the matter shall be submitted to the Judicial Arbitration and Mediation Service, or its successor ("JAMS"), for arbitration pursuant to Section 9.4(b) in accordance with its policies and procedures.

          (b)   If any Claim has not been resolved through negotiations pursuant to clause (a) above, then it shall be submitted to JAMS for arbitration by written notice to the other Party and the administrator for JAMS pursuant to this Section 9.4(b). The arbitration proceedings shall be conducted in Santa Barbara, California, in accordance with the Comprehensive Arbitration Rules and Procedures of JAMS as in effect on the date such Claim is submitted to arbitration. The Parties shall meet within a period of five (5) Days following receipt of a notice of arbitration to attempt to agree upon a single neutral arbitrator having at least ten (10) years experience in the legal and/or commercial aspects of the petroleum industry. If the Parties cannot so agree on a single neutral arbitrator, a single neutral arbitrator having such experience shall be appointed by JAMS to conduct the arbitration. Such arbitrator shall be subject to the American Arbitration Association's Code of Ethics for Arbitrators in Commercial Disputes. Each Party shall pay its own expenses in connection with the arbitration and the compensation and expenses of the arbitrator shall be borne equally among the Parties, but attorneys' fees and expenses of the prevailing Party in the arbitration shall be awarded to the prevailing Party. Privileges protecting attorney-client communications and attorney work product from compelled disclosure or use in evidence, as recognized by the courts of the State of California, shall not be waived in any arbitration proceeding conducted under this Section 9.4(b) or any other action or proceeding.

          (c)   The sole matter to be decided under this Section 9.4 is the determination of the Claim.

          (d)   In the event that the arbitrator determines that the Party asserting the Claim has successfully established such Claim, and the other Party fails or refuses to cure or Commence To Cure such breach within thirty (30) Days after the arbitrator's decision, then such Party may initiate litigation, subject to Sections 11.4, 11.5 and 11.6, to enforce the arbitrator's award, obtain a judgment and recover from the other Party the amount of the damages caused by such breach and, in addition, to pursue any applicable remedy, including specific performance and other equitable relief and termination of the Agreement, in each case as otherwise permitted by this Agreement.

        Section 9.5 Survival and Time Limitation.

          (a)   The terms and provisions of this Agreement shall survive the Closing. Notwithstanding the foregoing, after the Closing, any claim by any Person entitled to seek indemnification hereunder for breaches of representations and warranties must be given to the indemnifying Party (or not at all) on or prior to twelve (12) months after the Closing Date, or for failure to perform covenants or obligations that, by their terms are to be performed at or prior to the Closing must be given to the indemnifying Party (or not at all) on or prior to twelve (12) months after the Closing Date, except for any claim for breach of the representations and warranties in Section 3.1(a), (b) and (c) (as to the first sentence) and Section 3.2(a) and (b), which shall survive indefinitely.

          (b)   All covenants and other agreements of Venoco and Buyer contained in this Agreement, that by their terms are to be performed after the Closing shall survive until the expiration of all applicable statutes of limitations with respect to the matters covered thereby.

ARTICLE X
TERMINATION AND REMEDIES

        Section 10.1 Termination.

          (a)   Termination of Agreement Before the Closing. This Agreement shall commence as of the Effective Date and shall continue in full force and effect unless and until terminated at or before the Closing:

            (i)    by Venoco following a Material Buyer Default; provided however, that Venoco shall have complied with Section 9.3(j)(i); or

            (ii)   by Buyer following any material breach, or material default in the performance, by Venoco of its obligations under this Agreement (provided however, that Buyer shall have complied with Section 9.3(j), Section 9.3(k) and Section 9.4 and shall have prevailed in its assertion that Venoco has breached this Agreement); or

            (iii)  by one Party upon written notice to the other if the conditions of the terminating Party for Closing have not occurred by the Termination Date, or if the conditions of the terminating Party for Closing cannot reasonably be met by the Termination Date, unless the failure of condition is the result of the material breach of this Agreement by the Party seeking to terminate; or

            (iv)  by the written agreement of the Parties to so terminate this Agreement.

          (b)   Termination of Agreement After the Closing. Unless terminated at or before the Closing, this Agreement shall continue in full force and effect from and after the Closing until terminated:

            (i)    by the expiration of the LNG Project Term (except that covenants in Sections 4.1(l), 4.2(a), 8.1(e)(iii), 8.2(e)(iii), 8.3(b)(iii), 8.3(e), and Article 9 shall remain in effect after termination); or

            (ii)   by the written agreement of the Parties to so terminate this Agreement.

          (c)   Effect of Termination. The termination of this Agreement shall not affect any obligations and liabilities that accrued prior to the date of such termination. Nor shall any such termination following the Closing require Buyer to re-convey the Assets (or any part thereof) to Venoco. In addition the Parties' respective indemnity obligations set forth in Sections 4.1(l), 8.1(e)(iii), 8.2(e)(iii), 8.3(b)(iii), 9.1 and 9.2, (including the limitations on indemnity obligations set forth in Section 9.3), and the Parties' mutual releases set forth in the Mutual Release, shall survive the termination of this Agreement, regardless of the cause of such termination.

        Section 10.2 Remedies for Breach Before the Closing.

          (a)   Venoco's Remedies. Notwithstanding anything in this Agreement to the contrary, in the event that Buyer fails to fulfill any undertaking or commitment provided for herein on the part of Buyer that is required to be fulfilled on or prior to the Closing, Venoco, at its sole option, may (i) enforce specific performance of this Agreement, (ii) terminate this Agreement in accordance with Section 10.1(a)(i) and retain the Performance Security as its sole remedy in accordance with Section 2.7, or (ii) pursue any rights or remedies available at law or in equity.

          (b)   Buyer's Remedies. Notwithstanding anything in this Agreement to the contrary, in the event that Venoco fails to fulfill any undertaking or commitment provided for herein on the part of Venoco that is required to be fulfilled on or prior to the Closing, Buyer, at its sole option, may (i) enforce specific performance of this Agreement or (ii) pursue any rights or remedies available at law or in equity.

          (c)   Election of Remedies. If any Party elects to pursue singularly any right or remedy available to it under this Section 10.2, then such Party may at any time thereafter cease pursuing that right or remedy and elect to pursue any other right or remedy available to it under this Section 10.2. Except with respect to Venoco's right to terminate this Agreement in accordance with Section 10.1(a)(i) and retain the Performance Security as its sole remedy in accordance with Section 2.7(f), all rights and remedies hereunder shall be cumulative. No delay or forbearance by a Party in the exercise or enforcement of any right or remedy hereunder shall be deemed a waiver by such Party of its right hereunder to exercise or enforce such right or remedy.

          (d)   Acknowledgement. Each of the Parties hereby acknowledges and agrees that Platform Grace and the other Assets constitute unique assets and that an adequate remedy at law would not exist in the event of (i) Venoco's failure to perform its obligations set out in this Agreement or to execute and deliver the Conveyance Documents on the Closing Date, or (ii) Buyer's failure to perform its obligations set out in this Agreement or to pay the portion of the Purchase Price due at Closing, or to consummate the purchase of the Assets, in each of cases (i) and (ii) above by not later than the Closing Date, each in strict conformity with the provisions of this Agreement. The Parties further agree to waive any requirement that a bond or other security must be posted with the court as a condition to or in connection with any action or proceeding seeking the enforcement of specific performance of this Agreement.

        Section 10.3 Remedies for Breach From and After the Closing.

          (a)   Venoco's Remedies. Notwithstanding anything in this Agreement to the contrary, in the event that Buyer fails to fulfill any undertaking or commitment provided for herein on the part of Buyer that is required to be fulfilled from and after the Closing, Venoco, at its sole option, may (i) enforce specific performance of this Agreement, (ii) terminate this Agreement in accordance with Section 10.1(b) and retain the Performance Security as its sole remedy in accordance with Section 2.7(f), or (ii) pursue any rights or remedies available at law or in equity.

          (b)   Buyer's Remedies. Notwithstanding anything in this Agreement to the contrary, in the event that Venoco fails to fulfill any undertaking or commitment provided for herein on the part of Venoco that is required to be fulfilled from and after the Closing, Buyer, at its sole option, may (i) enforce specific performance of this Agreement or (ii) pursue any rights or remedies available at law or in equity.

          (c)   Election of Remedies. If any Party elects to pursue singularly any right or remedy available to it under this Section 10.3, then such Party may at any time thereafter cease pursuing that right or remedy and elect to pursue any other right or remedy available to it under this Section 10.3. Except with respect to Venoco's right to terminate this Agreement in accordance with Section 10.1(b) and retain the Performance Security as its sole remedy in accordance with Section 2.7(f), all rights and remedies hereunder shall be cumulative. No delay or forbearance by a Party in the exercise or enforcement of any right or remedy hereunder shall be deemed a waiver by such Party of its right hereunder to exercise or enforce such right or remedy.

ARTICLE XI
MISCELLANEOUS

        Section 11.1 Amendment. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing executed by Venoco and Buyer.

        Section 11.2 Assignment.

          (a)   No Assignments Prior to Closing. Except as expressly permitted by this Agreement, prior to the Closing, no Party may assign any of its rights under this Agreement without the prior written consent of the other Party.

          (b)   Collateral Assignment by Buyer Permitted. Notwithstanding Section 11.2(a), Buyer may, without the prior written consent of Venoco, assign all (but not any portion) of its rights and obligations under this Agreement and the related Conveyance Documents as collateral security to any lender providing debt financing in connection with the development, construction, ownership, operation and/or maintenance of the LNG Project; provided that no such collateral assignment shall release or otherwise amend or modify Buyer's obligations to Venoco under the assigned agreement(s), and Buyer shall promptly deliver notice of any such collateral assignment to Venoco.

          (c)   Certain Assignments By Venoco Permitted. Notwithstanding Section 11.2(a), Venoco may sell all or any portion of, or an undivided interest in, Platform Grace, or enter into financing transactions of any kind with respect to Platform Grace; provided, that

            (i)    Venoco shall first obtain the written consent of Buyer (which Buyer shall be at liberty to withhold in its sole discretion) in the event that the buyer in a sale transaction is a Person (each, an "LNG Competitor") that, as of the effective date of the Platform Agreement, directly or indirectly owns or controls a twenty percent (20%) or greater equity or voting interest in an LNG production project that is capable (or whose sponsors have publicly stated an intention that such project will be capable) of producing and exporting LNG for sale into the U.S. Pacific Coast market by not later than December 31, 2009, and

            (ii)   each counterparty to any such transaction permitted by this Section 11.2(c) acknowledges that it takes its rights and interests in Platform Grace and the Assets subject to the terms and conditions of this Agreement; and

provided further that the limitations of the foregoing proviso in Section 11.1(c)(i) and (ii) shall not restrict or limit the right of Venoco to (x) sell to any Person, including an LNG Competitor, all or any portion of, or an undivided interest in, substantially all of Venoco's interest in the assets comprising the Santa Clara Unit, or (y) sell to any Person, including an LNG Competitor, all or substantially all of the assets of Venoco. To Buyer's best knowledge, a complete list of LNG Competitors is set forth in Schedule 11.2(c).

          (d)   After the Closing. The Conveyance Documents contain provisions setting forth the terms and conditions governing the transfer of interests in the Assets after the Closing.

          (e)   Successors and Assigns. All the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the Parties hereto and their successors and permitted assigns.

        Section 11.3 Entire Agreement. This Agreement, together with the Conveyance Documents and the Mutual Release, constitutes the entire contract between the Parties relative to the subject matter hereof. Any and all previous written or oral agreements among the Parties with respect to the subject matter hereof (including the Platform Agreement) are superseded by this Agreement. Except for Sections 4.1(l), 8.1(e)(iii), 8.2(e)(iii), 8.3(b)(iii), 9.1 and 9.2 (including the limitation on indemnity obligations set forth in Section 9.3), and Section 11.2, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section 11.4 Governing Law; Forum Selection; Consent to Jurisdiction. This Agreement and the rights and obligations of the Parties hereunder and the transactions contemplated hereby shall be governed by, enforced and interpreted in accordance with the Applicable Laws of the State of

California without regard to principles of conflicts of laws. Subject to the dispute resolution procedures provided in Section 9.4, each of the Parties hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any court of the State of California and any federal court having jurisdiction over Ventura County, California, and federal waters offshore Ventura County, California, with respect to any proceeding relating to this Agreement. Further, each of the Parties hereby irrevocably and unconditionally waives any objection or defense that it may have based on improper venue or forum non conveniens to the conduct of any such proceeding in any such courts. The Parties agree that any or all of them may file a copy of this Section 11.4 with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties irrevocably to waive any objections to venue or to convenience of forum. Each of the Parties (on behalf of itself and its Affiliates) agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

        Section 11.5 California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any Party in connection with any of the transactions contemplated by this Agreement or any document related hereto, the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee or referees to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision; provided however, that at the option of Party bringing such action or proceeding, any such issues pertaining to a "provisional remedy" as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court.

        Section 11.6 Waiver of Jury Trial. In addition to and in connection with the provisions of Section 11.5, the Parties voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any of the Parties. The Parties hereby agree that they will not seek to consolidate any such litigation with any other litigation in which a jury trial has not or cannot be waived. The provisions of this Section 11.6 have been fully negotiated by the Parties and shall be subject to no exceptions. Each Party acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for its entering into this Agreement.

        Section 11.7 Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties will take, or cause to be taken, all commercially reasonable actions and do, or cause to be done, all things necessary or desirable under Applicable Law to consummate the transactions contemplated by this Agreement. Each of the Parties agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

        Section 11.8 Notices. Notices and other communications provided for under this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy as follows:

To Buyer at:	Clearwater Port LLC One Riverway, Suite 2053 Houston, Texas 77056
Attention: President Telephone: (713) 599-4910 Telecopy: (713) 599-4922

with a copy to:	Daniel R. Rogers King & Spalding LLP 1100 Louisiana, Suite 4000 Houston, Texas 77002
Telephone: (713) 751-3204 Telecopy: (713) 751-3290
To Venoco at:	Venoco, Inc. 370-17th Street Ste. 2950 Denver, CO 80202
Attention: President Telephone: (303) 626-8300 Telecopy: 303-626-8315
with a copy to:	Venoco, Inc. 6267 Carpinteria Ave., Suite 100 Carpinteria, CA 93013
Attention: General Counsel Telephone: (805) 745-2100 Telecopy: 805-745-1816

All notices and other communications given to any Party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile, or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such Party as provided in this Section 11.8 or in accordance with the latest unrevoked direction from such Party given in accordance with this Section 11.8.

        Section 11.9 Counterparts. This Agreement may be executed (including by facsimile signature) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 11.10 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        Section 11.11 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

        Section 11.12 Delay and Waiver. No failure or delay of either Party in exercising (without expressly waiving the same in writing) any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or consent to any departure by either Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on either Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances.

        Section 11.13 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the performance of any obligations contemplated hereby shall be paid by the Party incurring such fee or expense, whether or not the Closing shall have occurred.

        Section 11.14 Waiver of Compliance With Bulk Transfer Laws. Buyer hereby waives compliance by Venoco with the provisions of any bulk transfer or similar laws which may be applicable to the transactions contemplated hereby.

        Section 11.15 Interpretation. In this Agreement, unless a clear contrary intention appears:

          (a)   the singular number includes the plural number and vice versa;

          (b)   reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (c)   reference to any gender includes each other gender;

          (d)   reference to any agreement, document, instrument, exhibit, schedule or appendix means such agreement, document, instrument, exhibit, schedule or appendix as amended or modified and in effect from time to time in accordance with the terms thereof;

          (e)   reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Applicable Law means such provision as amended, modified or reenacted and in effect from time to time or, if replaced, such replacement provision as amended, modified or reenacted and in effect from time to time;

          (f)    reference in this Agreement to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit hereto;

          (g)   "hereunder", "hereof", "hereto" and words of similar import when used in a document shall be deemed references to such document as a whole and not to any particular Article, Section or other provision thereof;

          (h)   "including" means including without limiting the generality of any description preceding such term;

          (i)    with respect to any rights and obligations of the Parties under this Agreement, all such rights and obligations shall be construed to the extent permitted by Applicable Law; and

          (j)    if a term is defined in this Agreement, variations of such term, including different parts of speech (e.g. if such term is defined as a verb but is also used as a noun), shall have corresponding meanings when so used.

        Section 11.16 Computation of Time Periods. For purposes of computation of periods of time under this Agreement, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

        Section 11.17 Accounting Terms and Determinations. Unless otherwise specified in this Agreement, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes required by a change in GAAP) with prior financial statements.

        Section 11.18 Legal Representation of the Parties. This Agreement was negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

[signatures begin on following page]

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their respective officers duly authorized as of the Effective Date.

VENOCO, INC.
By:	/s/ WILLIAM SCHNEIDER Name: William Schneider Title: President
CLEARWATER PORT LLC
By:	/s/ WILLIAM O. PERKINS III Name: William O. Perkins III Title:

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Appendix A

        Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in this Agreement:

        "Action" means any claim, Loss or Liability by a third Person against one or both of the Parties giving rise to any indemnity claim by one Party against the other Party.

        "Additional Pigging and Pipeline Facilities" means all pig launcher/receivers with associated piping, ancillary equipment and other devices located on Platform Grace that were or will be installed or constructed after the effective date of the Platform Agreement and are or will be used by Venoco as a pipeline interconnect and pig launching/receiving station to conduct Pigging and Pipeline Operations.

        "Additional Pigging and Pipeline Operations" means (a) the use of Platform Grace, or such other site in accordance with Section 4.2 of this Agreement, as a station or base for the location of Pigging and Pipeline Facilities and (b) the conduct of pipeline "pigging" and inspection operations relating to Venoco's oil and gas pipelines located wholly or partially in the Santa Clara Unit. Additional Pigging and Pipeline Operations are those operations that are greater in scope and practice than those occurring as of the effective date of the Platform Agreement.

        "Affiliate" means, as to the Person specified, any Person controlling, controlled by or under common control with such specified Person. The concept of control, controlling or controlled as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. No Person shall be deemed an Affiliate of any Person by reason of the exercise or existence of rights, interests or remedies under this Agreement.

        "Applicable Law" means all applicable statutes, laws (including without limitation any "bulk sales" law), rules, regulations, orders, ordinances, judgments, decrees, directives, instructions, and interpretations, requirements of any Governmental Authority, including, but not limited to, the terms of any license or permit issued by any Governmental Authority, and also including common law, equity and other legal principles.

        "Approved L/C Bank" means a commercial banking institution that (1) is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (2) is rated at least A-1 by Standard & Poor's Rating Group or P-1 by Moody's Investors Services, Inc.

        "Assets" means, excluding the Excluded Assets, all of Venoco's right, title and interest (whether now existing or hereinafter created) in or to (1) Platform Grace; (2) all Remaining Platform Equipment; (3) the Assigned Contracts; (4) the New Contracts; (5) the Chevron Purchase Agreement Rights; (6) the Available Emissions Reduction Credits; and (7) all books, records, reports, surveys, design specifications, product warranties, claims or other rights of any kind related to the property referred to in clauses (1) through (6) above, in each case to the extent such item is in existence on the Effective Date, and further subject to the provisions of this Agreement.

        "Assigned Contracts" means Venoco's rights and interests in each of the Material Contracts in existence as of the Effective Date as listed on Part 2 of Schedule 3.1(f) hereto which (i) pertain specifically and solely to Platform Grace, (ii) by their terms allow a transfer and assignment of Venoco's rights and interest therein and (iii) have been identified by Buyer in writing as a material contract that it desires to have assigned to it in accordance with the Purchase Agreement.

        "Assumed Obligations" means (i) all Losses, Liabilities and obligations of any kind or character, but excluding those related to Plugging and Abandonment, asserted by any Person arising or accruing under or with respect to the ownership or operation of the Assets on or after the Closing Date; (ii) all ad valorem Taxes, if any, with respect to the Assets attributable to the time after the Closing Date; (iii) all other Liabilities associated with the Assets, other than the Excluded Assets, arising or accruing after the Closing Date; and (iv) all of Venoco's obligations set forth in the Chevron Purchase Agreement, but only to the extent that such Venoco obligations relate solely to the Assets.

        "Available Emissions Reduction Credits" means federal and state emissions reduction credits relating to Platform Grace which would be available to Venoco or which Venoco would become entitled to bank or register, as determined by the Ventura County Air Pollution Control District (or other successor Governmental Authority), if it were to have ceased all operations on Platform Grace on December 31, 2004, and excluding, specifically, those emissions reduction credits purchased by Venoco in calendar year 2005 or later for the purpose of usage for the RTP Program or other operations.

        "Best Knowledge of Venoco" or "Venoco's Best Knowledge" means, with respect to a representation or warranty of Venoco, the actual knowledge, as of the effective date under the Platform Agreement, of William Schneider, Roger Hamson, Gregory Schrage, Joe Hollis and Tony Martinez, each of whom has reviewed the representations and warranties of Venoco set forth in this Agreement and indicated that he knows of no exception thereto not otherwise listed on a schedule to this Agreement; provided that, with the exception of the Chevron Purchase Agreement and the Disclosure Letter provided by Chevron in connection therewith (the content of which Venoco has actual knowledge and copies of which have been provided to Buyer prior to the effective date under the Platform Agreement), Venoco has made no separate investigation of the matter for the purpose of making such representation or warranty, and that no such investigation is expected or required by to be conducted by Venoco.

        "British Thermal Unit" or "BTU" means the amount of heat required to raise the temperature of one avoirdupois pound of pure water from 59.0° F to 60.0° F at a constant pressure of 14.73 psia.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in California or the relevant place of payment are authorized or required by law to close.

        "Buyer" means Clearwater Port LLC, a Delaware limited liability company.

        "Buyer Released Parties" means Buyer and each of its direct and indirect Affiliates, and each of its and its Affiliate's parent corporations, subsidiaries, subdivisions, successors, predecessors, shareholders, members, partners and assigns, and their present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns.

        "Buyer Representatives" is defined in Section 4.1(l) of this Agreement.

        "Chevron" means Chevron U.S.A. Inc. and Chevron Pipe Line Company, and their respective successors and assigns.

        "Chevron Purchase Agreement" means that certain Purchase and Sale Agreement, dated as of November 4, 1998, as amended on January 13, 1999, by and among Venoco, Chevron U.S.A. Inc. and Chevron Pipe Line Company.

        "Chevron Purchase Agreement Obligations" means Venoco's obligations to Chevron as set forth in the Chevron Purchase Agreement, but only to the extent that such Venoco obligations relate solely to the Assets.

        "Chevron Purchase Agreement Rights" means all of Venoco's rights and benefits under the Chevron Purchase Agreement to the extent that such rights and benefits principally relate to the Assets (including any title warranties that relate principally to the Assets).

        "Claims" is defined in Section 9.4 of this Agreement.

        "Closing" is defined in Section 7.1(a) of this Agreement.

        "Closing Date" is defined in Section 7.1(a) of this Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended.

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        "Commence To Cure" means, with respect to any attempt by a Party to cure a breach of its obligations under this Agreement, if such breach is incapable of cure within thirty (30) Days, the breaching Party has promptly notified the non-breaching Party in writing of such circumstance, the reason therefor and the proposed cure, in which case the cure period shall be extended by an additional thirty (30) Days as long as the breaching Party is diligently pursuing such cure.

        "Commercially Reasonable Efforts" means efforts which (i) would be within the contemplation of a reasonable Person in the position of a Party at the time of executing this Agreement, (ii) which are designed to enable a Party to satisfy a condition to, or otherwise assist in the consummation of, the transactions contemplated by this Agreement, or to perform its obligations under this Agreement, and (iii) do not require the performing Party to expend any funds or assume liabilities other than expenditures and liabilities which are customary and reasonable in nature and amount for transactions like those contemplated by this Agreement; provided, however, that Venoco shall have no obligation to pay or assume liability for paying any substantial amount of money, except to the extent that Section 4.1(m) or another provision of this Agreement provides that Buyer is obligated to pay or reimburse to Venoco such amounts, and Venoco shall not be required to assume or acknowledge any substantial liability or responsibility of any kind or amount in circumstances where Venoco is not so obligated or is contesting such claimed obligation.

        "Construction Period Payments" is defined in Section 8.1(d) of this Agreement.

        "Conveyance Documents" means those agreements, documents or instruments of transfer and conveyance that are to be executed and delivered at Closing in order to consummate the sale and purchase of the Assets, and which are in the form attached as Exhibit C.

        "Crystal" means Crystal Energy, LLC, a Delaware limited liability company.

        "Day" means a period of twenty four (24) consecutive hours (as adjusted for Daylight Saving Time and Standard Time in the U.S.) starting at 24:00 midnight and "Daily" shall be construed accordingly.

        "Deepwater Port Act License" means the license issued to Buyer in connection with the LNG Project pursuant to the Deepwater Port Act of 1974, 33 United States Code 1501, et seq. as amended, or any successor statute or statutes.

        "Default Rate" means the lesser of (1) the rate of interest charged by Citibank, N.A. from time to time, as announced by such bank as its prime or base rate of interest plus three percent (3%); or (2) the highest interest rate that may be charged under Applicable Law in respect of the underlying indebtedness. Such interest shall be calculated on an annualized basis, based on a three hundred and sixty (360) day year.

        "DPP" means collectively, the DPP Gail and the DPP Grace.

        "DPP Gail" means the "Development and Production Plan for Platform Gail, as completed in January of 1986 as a supplement to the original Santa Clara Unit DPP completed by Chevron in 1979 on behalf of Platform Gail (OCS P-0205)".

        "DPP Grace" means the "Development and Production Plan for Platform Grace, Parcel OCS-P 0215, 0216, 0217", as submitted to the MMS for approval pursuant to applicable provisions of the Outer Continental Shelf Lands Act, 43 U.S.C. § 1331 et seq., and as approved by the MMS on July 14, 1977, as amended.

        "E&P Rights" means the right to use, possess, occupy and operate Platform Grace for exploration and production related activities including exploration for, and the production of, Hydrocarbons, and the drilling, completion, equipping, operating, plugging and abandoning of wells, including re-entering existing wellbores, sidetracking, and/or recompleting existing wells and wellbores, and drilling new wells, including the RTP Program.

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        "Effective Date" is defined in the preamble to this Agreement.

        "Eligible Expenses" means the amount of actual expenditures made by Buyer after the Effective Date that are for solely the procurement of materials, equipment and engineering or technical services that are directly related to the development and construction of the Buyer's LNG Project on Platform Grace, excluding, however, the amount of P&A Costs reimbursed to Venoco and all other payments made to Venoco.

        "Equipment Removal Operations" is defined in Section 4.1(a)(iii) of this Agreement.

        "Excluded Assets" shall mean the following:

          (a)   all pipelines used or owned by Venoco or Ellwood Pipeline Company inside or outside the area covered by the Santa Clara Unit or the MMS Lease, on, adjacent to, attached to, or appurtenant to, Platform Grace for the use of transmission of gases or fluids from Platform Gail or adjacent properties, and all leases, easements, rights of way or other property rights held in connection with such pipeline assets;

          (b)   leak detection equipment, process monitoring equipment, pig receiving and launching equipment and devices, Pigging and Pipeline Facilities and other pipelines, equipment and facilities used or useful in the Pigging and Pipeline Operations together with rights of access thereto as provided in this Agreement;

          (c)   Venoco's E&P Rights, Hydrocarbons, mineral rights and interests in, to and under the MMS Lease and all of Venoco's other oil and gas leases, and all contractual and other rights and interests in the Unit Agreement, Unit Operating Agreement and other contracts comprising or affecting the Santa Clara Unit;

          (d)   except as otherwise set forth herein, all claims and causes of action of Venoco against Persons arising from acts, omissions, events, or damage to or destruction of property, occurring prior to the Closing with respect to any of the Assets;

          (e)   all rights, titles, claims, and interests of Venoco (i) under any policy or agreement of insurance or indemnity, (ii) under any bond posted and paid for by Venoco unless Venoco was reimbursed for the cost thereof pursuant to this Agreement, in which case, such right, title, claim, or interest shall be part of the Assets, or (iii) to any insurance or condemnation proceeds or awards relating to casualty or condemnation of property prior to the Closing Date;

          (f)    claims of Venoco for refund of or loss carry forwards or credits (other than Available Emissions Reduction Credits) with respect to Taxes attributable to the Assets with respect to any period prior to the Closing Date or thereafter, after excluding the Assets;

          (g)   all amounts due or payable to Venoco as adjustments to insurance premiums related to the Assets with respect to any period prior to the Closing Date;

          (h)   the claims listed on Schedule 1;

          (i)    the exclusive right to exercise E&P Rights (including the right to conduct Pigging and Pipeline Operations from Platform Grace), subject however, to Buyer's right to cause Venoco to cease production from Platform Grace by the Production Cessation Date, to cease the exercise of all other E&P Rights by not later than the Closing Date and to take over the conduct of Pigging and Pipeline Operations from and after the Closing Date and throughout the LNG Project Term;

          (j)    all proceeds, benefits, income, or revenues accruing with respect to the Assets prior to and on the Closing Date;

          (k)   all emissions reductions credits in respect of Platform Grace and the other Assets, other than the Available Emissions Reduction Credits; and

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          (l)    all books, records, reports, surveys, design specifications, permits, licenses, product warranties, claims or other rights of any kind related to the property referred to in clauses (a) through (k) above.

        "Exercise Notice Conditions" is defined in the Platform Agreement.

        "Existing Pigging and Pipeline Facilities" means all pig launcher/receivers with associated piping, ancillary equipment and other devices located on the superstructure of Platform Grace and used by Venoco as a pipeline interconnect and pig launching/receiving station to conduct Existing Pigging and Pipeline Operations.

        "Existing Pigging and Pipeline Operations" means Pigging and Pipeline Operations consistent with the scope and practice of Pigging and Pipeline Operations conducted from Platform Grace as of the effective date of the Platform Agreement.

        "Existing Platform Lease" means the Grace Platform Lease Agreement dated March 13, 2003, between Venoco and Buyer (as successor by assignment from Crystal), which was terminated by the Platform Agreement.

        "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

        "Governmental Approvals" means permits, licenses, consents, authorizations and approvals of Governmental Authorities, including LNG Approvals.

        "Governmental Authority" means any federal, state, local, municipal, or other governments; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.

        "Hydrocarbons" shall mean and include oil, gas well gas, casinghead gas, condensate, natural gas liquids and other liquid or gaseous hydrocarbons and all components of any of them and shall also refer to any other minerals of every kind and character which is or may be produced by Venoco or other parties in the Santa Clara Unit from the lands and leases now comprising the Santa Clara Unit, and such other lands and leases as Venoco may from time to time own or claim.

        "Liabilities" means any and all debts, liabilities, obligations and commitments, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, due or to become due, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

        "Lien" means all pledges, mortgages, charges, security interests, options, rights of first refusal or first offer, preemptive rights or any other encumbrances or liens of any kind.

        "LNG" means liquefied natural gas, which is natural gas in a liquid state.

        "LNG Approvals" means all material Governmental Approvals required for Buyer's LNG Project on Platform Grace, including approval of MARAD, and if applicable, the MMS.

        "LNG Competitor" is defined in Section 11.2(c)(i) of this Agreement.

        "LNG Operations Commencement Date" means the initial point in time after the construction and testing of the facilities and equipment comprising the LNG Project have been completed and commercial quantities of regasified LNG are being delivered onshore via one or more pipelines.

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        "LNG Project" means the proposed conversion and use of Platform Grace for activities relating to the offloading and regasification of LNG and the delivery of regasified LNG to one or more onshore delivery points.

        "LNG Project Term" means the period commencing with the Closing and ending as of the earliest to occur of the following:

          (a)   if the LNG Operations Commencement Date has occurred, the later of the following: (x) the last date that Buyer is contractually obligated to use the LNG Project facilities to provide LNG reception, regasification and natural gas send-out services to its customers, as set forth in a notice from Buyer to Venoco; or (y) the date on which Buyer permanently ceases actual deliveries of natural gas from the LNG Project, as set forth in a notice from Buyer to Venoco, or

          (b)   if the LNG Operations Commencement Date has not yet occurred, the date that Buyer notifies Venoco that it has determined, in its sole discretion, to abandon the LNG Project, or

          (c)   the termination of this Agreement.

        "Losses" means any and all claims, liabilities, losses, injuries, costs, expenses, judgments, awards, settlement payments, damages, causes of action, fines, penalties, litigation, lawsuits, administrative proceedings, administrative investigations and costs and expenses, including reasonable attorneys', accountants' or other professionals' fees, court costs and other costs of suit.

        "MARAD" means the Maritime Administration of the United States Department of Transportation (or successor Governmental Authority).

        "Material Contracts" means agreements to which Venoco is a party or by which it is bound and which directly affect or pertain to Platform Grace.

        "Material Buyer Default" is defined in Section 2.7(f) of this Agreement.

        "MMBTU" means one million British Thermal Units.

        "MMS" means the Minerals Management Service of the United States Department of the Interior (or successor Governmental Authority).

        "MMS Lease" means Federal Oil and Gas Lease No. OCS-P-0217, offshore California, as amended or modified from time to time.

        "Mutual Release" means that certain Mutual Release of Claims by and among Clearwater, Crystal and Venoco dated as of the date of the Platform Agreement.

        "New Contract" is defined in Section 4.1(k) of this Agreement.

        "P&A Completion Date" is defined in Section 4.1(a)(i) of this Agreement.

        "P&A Cost Payment Security" means the letter of credit established in accordance with Section 2.8 of this Agreement.

        "P&A Costs" is defined in Section 2.8(a) of this Agreement.

        "P&A Obligations" means Venoco's obligations in respect of the Plugging and Abandonment of the wells required under 30 CFR Part 250 et seq., Venoco's DPP and any other applicable MMS regulations or requirements, including any required approval or consent of the MMS, in each case only with respect to production or injection wells drilled from Platform Grace and any associated subsea pipeline infrastructure that is not intended to be maintained in order to conduct Pigging and Pipeline Operations.

        "P&A Plan" is defined in Section 4.1(a)(ii) of this Agreement.

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        "Party" or "Parties" means either or both of Venoco and Buyer.

        "Performance Security" is defined in Section 2.7(a) of this Agreement.

        "Permitted Liens" means (a) mechanic's, materialmen's, workmen's, seamen's, repairmen's and similar Liens incurred in the ordinary course of business, (b) Taxes or other charges or levies of an Governmental Authority which are not due and payable or which are being contested in good faith by appropriate proceedings, (c) Liens arising under and by virtue of the terms and conditions of the MMS Lease and any Assigned Contract, (e) Liens held by Venoco's secured lenders from time to time, (f) Liens described on Schedule 3.1(c), and (g) Liens granted to Venoco at the Closing under the Venoco Security Documents.

        "Permitted Operations" means Pigging and Pipeline Operations and pipeline-related activity supporting Platform Gail and other operations in the Santa Clara Unit (such as the maintenance and operation of pipeline leak detection systems and monitors, replacement and repair of pipelines and related facilities).

        "Person" means any Governmental Authority or any individual, firm, partnership, limited partnership, corporation, limited liability company, joint venture, trust, unincorporated organization or other entity or organization.

        "Pigging and Pipeline Facilities" means all Existing Pigging and Pipeline Facilities and all Additional Pigging and Pipeline Facilities used by Venoco as a pipeline interconnect and pig launching/receiving station to conduct Pigging and Pipeline Operations.

        "Pigging and Pipeline Operations" means (a) the use of Platform Grace, or such other site in accordance with Section 4.2(a) of this Agreement, as a station or base for the location of Pigging and Pipeline Facilities and (b) the conduct of pipeline "pigging" and inspection operations relating to Venoco's oil and gas pipelines located wholly or partially in the Santa Clara Unit.

        "Platform Agreement" is defined in the first recital.

        "Platform Equipment" means all equipment, machinery, tools, parts, spares, fixtures, furnishings, rigging, moorings, computers and other property aboard, around or attached to Platform Grace from time to time, excluding, however, the Pigging and Pipeline Facilities and any new or expanded piping, fixtures, equipment and devices used in Pigging and Pipeline Operations.

        "Platform Gail" means that certain three deck, 36 drilling slot, eight-leg drilling/production facility installed by conventional methods in approximately 739 feet of water located on OCS-P 0205, offshore Ventura County, California.

        "Platform Grace" means that certain twelve pile thirty-six slot offshore structure originally constructed in July 1979 and all Platform Equipment, all of which is located at 34° 10' 47" N, 119° 28' 05" W in approximately 318 feet of water in the Santa Clara Unit (within the area covered by the MMS Lease), approximately 12.6 miles offshore Ventura County, California.

        "Plugging and Abandonment" means all plugging, replugging, abandonment, equipment removal, disposal or restoration associated with the wells on or connected to Platform Grace, including, but not limited to, all plugging and abandonment, removal, surface or seabed restoration, disposal of the wells and personal property located on Platform Grace (whether drilled or placed on Platform Grace or the MMS Lease prior to or after the Closing Date), and any disposal of related waste materials, all in accordance with Applicable Laws and the terms and conditions of the MMS Lease and Unit Agreement, and the orders of Governmental Authorities.

        "Private Consents" means all consents, approvals and agreements that are required from Persons other than Governmental Authorities in order for Venoco to lawfully convey the Assets to Buyer for use in connection with its LNG Project.

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        "Production Cessation Date" means the date that Venoco ceases to commercially produce Hydrocarbons from wells drilled from Platform Grace other than normally occurring incidental seepage, which shall be the earliest possible date after the Effective Date considering the P&A Plan, but which in no event shall be later than 120 Days after the Effective Date.

        "Project Mortgage" means collectively (a) any deed(s) of trust and other collateral security instruments (including, without limitation, financing statements, security agreements and other documentation required pursuant to applicable California law, and any absolute or conditional assignments of rents and subleases) serving as security for one or more development loans, construction loans and/or permanent loans which directly encumber the Assets, together with any modification, substitution, amendment, extension, increase, refinancing, replacement or recasting thereof and (b) any instruments required in connection with an assignment-leaseback transaction involving the Assets; provided, however, in no event shall any such Project Mortgage encumber the Excluded Assets or other rights or interests reserved by Venoco in the Conveyance Documents, and (ii) in no event shall the term "Project Mortgage" include any deed(s) of trust or other collateral security instruments or other instruments described in clauses (a) or (b) of this definition if the same are held by an Affiliate of Buyer.

        "Project Mortgagee" means any holder of a Project Mortgage.

        "PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time.

        "Reassigned Assets" is defined in Section 8.3(d).

        "Remaining Platform Equipment" means the Platform Equipment in existence as of the Effective Date, together with any additional Platform Equipment that is added or replaced prior to the Closing Date, less and except any Platform Equipment removed or destroyed prior to the Closing Date.

        "Retained Liabilities" means (i) all Losses, Liabilities and obligations of any kind or character, including the P&A Obligations, asserted against Venoco by any Person arising or accruing under or with respect to the ownership or operation of the Assets prior to the Closing Date; (ii) all ad valorem Taxes with respect to the Assets prior to the Closing Date; and (iii) all other liabilities associated with the Assets, to the extent arising or accruing prior to the Closing Date.

        "RTP Program" means Venoco's plans to "return to production" Platform Grace by, among other things, the drilling, completion, equipping and operating of wells, including re-entering existing wellbores, sidetracking, and/or recompleting existing wells and wellbores, and drilling new wells and producing Hydrocarbons.

        "Santa Clara Unit" means the unit formed pursuant to the Unit Agreement, as amended, which was originally comprised of the MMS Lease and Federal Oil and Gas Leases No. OCS-P-0215, OCS-P-0216, OCS-P-0210, OCS-P-0209, OCS-P-0208, OCS-P-0204 and OCS-P-0205.

        "Tax" or "Taxes" means any and all taxes, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any Governmental Authority or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, severance taxes, license charges, taxes on stock, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation and other obligations of the same or of a similar nature to any of the foregoing.

        "Termination Date" is defined in Section 7.1(c) of this Agreement.

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        "Unit Agreement" means that certain Unit Agreement for the Development and Operation of the Santa Clara Unit Area, Channel Islands Area, Outer Continental Shelf, Offshore California, dated March 15, 1973, as amended from time to time.

        "Unit Operating Agreement" means that certain Unit Operating Agreement, Santa Clara Unit, Channel Islands Area, Outer Continental Shelf, Offshore, California, dated as of March 15, 1973, as amended from time to time.

        "USCG" means the United States Coast Guard.

        "Venoco" is defined in the preamble to this Agreement.

        "Venoco Liens" means Liens of the type identified in clauses (a), (b), (d) and (e) of the definition of the term "Permitted Liens" if and to the extent that such Liens arose by, through or under Venoco. Liens granted to Venoco at or before the Closing under the Venoco Security Documents shall not be considered to be "Venoco Liens."

        "Venoco Released Parties" means Venoco and each of its direct and indirect Affiliates, and each of its and its Affiliate's parent corporations, subsidiaries, subdivisions, successors, predecessors, shareholders, members, partners and assigns, and their present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns.

        "Venoco Representatives" is defined in Section 4.1(l) of this Agreement.

        "Venoco Security Documents" means (i) a deed of trust or mortgage and security agreement from Buyer in favor of Venoco granting first-in-priority (subject to the terms of Section 4.1(g)) liens and security interests encumbering the Assets from and after the Closing securing the payment and performance of Buyer's obligations under Articles VIII and IX of this Agreement, substantially in the form of Exhibit D, and (ii) such other documents among the Parties and a Project Mortgagee as may, pursuant to Section 4.1(g), be agreed to at or before the Closing.

        "Venoco Throughput Payment" is defined in Section 8.2(d)(i) of this Agreement.

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PLATFORM AGREEMENT by and between VENOCO, INC. and CLEARWATER PORT LLC